Exhibit 10.2

TRANSPORTATION AGREEMENT
between
THE UNITED STATES POSTAL SERVICE
and
FEDERAL EXPRESS CORPORATION

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

TRANSPORTATION AGREEMENT
Between
THE UNITED STATES POSTAL SERVICE
And
FEDERAL EXPRESS CORPORATION
EXHIBIT A — OPERATING SPECIFICATIONS
Attachment I Day-turn Operating Plan
Attachment II Night-turn Operating Plan
Attachment III Airworthiness
Attachment IV Unacceptable Packages
Attachment V Feeder Operating Plan
Attachment VI Scanning Specifications
Attachment VII Dangerous Goods, Registered Mail and Live Animal Transportation Specifications
EXHIBIT B — RATES
EXHIBIT C — PAYMENT PROCEDURES
EXHIBIT D — MEDIATORS LIST
EXHIBIT E — FORM OF ESCROW AGREEMENT
EXHIBIT F — SECURITY PROTOCOL
EXHIBIT G — SERVICE LEVEL CALCULATION PROCEDURES
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Transportation Agreement
THIS TRANSPORTATION AGREEMENT (this “Agreement”) is entered into as of July 31, 2006 between:
THE UNITED STATES POSTAL SERVICE, an independent establishment of the executive branch of the United States of America established pursuant to 39 United States Code §101 et seq., having an office at 475 L’Enfant Plaza S.W., Washington, D.C. 20260-1135 (“USPS”), and
Federal Express Corporation, a company organized and existing under the laws of Delaware, having an office at 3610 Hacks Cross Roads, Memphis, Tennessee 38125 (together with its Affiliate, "FedEx” and together with USPS, the “Parties” and each individually, a “Party”).
Preamble
WHEREAS, USPS is engaged in the transportation and delivery of, among other things, deferred, day-certain and time-sensitive shipments to various destinations throughout the United States and around the world,
WHEREAS, FedEx is engaged in the integrated air and ground transportation of, as well as providing import and export customs services for, time-sensitive and time-definite shipments to various destinations throughout the United States and around the world,
WHEREAS, USPS and FedEx entered into a Transportation Agreement dated as of January 10, 2001 (“Original Agreement”) for the transportation and delivery of Products (as such term is defined in this Agreement),
WHEREAS, USPS desires to provide for the transportation of Products in accordance with the Operating Specifications and this Agreement (as such term is defined in this Agreement),
WHEREAS, USPS desires FedEx to perform and FedEx is willing to provide the FedEx Services (as such term is defined in this Agreement) to USPS.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement and its Schedules, the following terms shall have the following meanings:
“Actual Aircraft Arrival” means the actual time that an aircraft blocks in at a destination ramp.
“Acceptable Dangerous Goods and Acceptable Hazardous Material” means those articles or substances which satisfy the air transportation requirements for the transportation of Hazardous Goods set forth in Chapter 601.10.0, of the Domestic Mail Manual and which are not required by applicable federal regulation to be accessible to crew members during flight.
Advertisement” means a free or paid mass or targeted communication under the control of a party intended for the general public or a specific potential or existing customer, the ultimate purpose of which is to promote the sale of such party’s products or services, including, but not limited to, television, radio and internet commercials, out-of-home ads (e.g., billboards, sports stadium displays, transit signs), direct mail ads, print ads and free standing inserts in newspapers, magazines, and electronic media.
“Area Distribution Center” (ADC) or “Regional Distribution Center” (RDC) means any USPS or third Party location that receives packages inbound to a market from FedEx or acts as a destination that receives Packages inbound to a market from FedEx.
“Air Mail Center “ (AMC ) or “Air Transfer Center” (ATC) means any USPS or third Party location that acts as an origin or destination location for tendering USPS packages to or from FedEx outbound or inbound from a market or acts as an origin or destination location for tendering USPS packages to or from FedEx outbound or inbound.
“Airworthy” means the conformity of an ULD with the conditions set forth in Attachment III to the Operation Specifications.
“Affiliate” means an entity that Controls or is directly or indirectly Controlled by a Party or is under joint Control with a Party that Controls. An Affiliate is also an entity that is under the common Control of another entity that also Controls a Party.
“All Purpose Container” (APC) is a type of USPS mail transport equipment into which Packages are sorted.
“Annual Total Air Forecast” means the forecast provided to FedEx by USPS pursuant to Section 4.2.0 of the Operating Specifications.
“Baseline Commitment” means the Baseline Commitment by origin that FedEx is committed to transport and that USPS is obligated to provide as set forth in the Operating Plans.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Billable Volume” means the amount billable for FedEx Services calculated in accordance with the provisions of Section 11.2 of this Agreement.
“By-pass Target Rate” means the percentage, determined on a system-wide aggregate basis, of ULDs that will be By-pass ULDs (which will not be less than 20% unless otherwise agreed by FedEx in writing). The By-pass Target rate will be determined on a Schedule Period basis in accordance with the procedures set forth in Section 3 of the Operating Specifications.
“By-pass ULDs” means a single ULD loaded at the origin location for a particular destination. The volume in the ULD will not be individually processed in the FedEx sort operation. USPS sometimes refers to By-pass ULDs as “intacts”.
“Change of Control Event” shall mean
(a)	any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission promulgated thereunder as in effect on the date thereof) who is not a stockholder of FedEx Corporation as of the date hereof becoming the beneficial owner pursuant to Rule 13d-3 or 13d-5 under the Exchange Act of Voting Stock of FedEx Corporation having more than 30% of the voting power of all of the then outstanding Voting Stock of FedEx Corporation;

(b)	individuals who are not Continuing Directors constituting a majority of the Board of Directors of FedEx Corporation, or individuals who are not appointed or designated by FedEx Corporation constituting a majority of the Board of Directors of FedEx;

(c)	FedEx Corporation consolidating with or merging into any other Person, or any other Person consolidating with or merging into FedEx Corporation, unless the stockholders of FedEx immediately prior to such transaction hold at least 50% of the outstanding Voting Stock of the surviving corporation;

(d)	FedEx consolidating with or merging into any other Person that is not a direct or indirect subsidiary of FedEx Corporation, or any other such Person merging with or into FedEx, unless Federal Express is the surviving corporation;

(e)	FedEx, in one transaction or a series of related transactions, conveying, transferring or leasing, directly or indirectly, all or substantially all of its assets to any other Person that is not a direct or indirect subsidiary of FedEx Corporation; and

(f)	FedEx Corporation and one or more of its direct or indirect wholly-owned subsidiaries ceasing to own and control 80% of the issued and outstanding Voting Stock of FedEx.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Committed Volume Schedule” means the schedule developed by FedEx as described in Section 3.4.0 of the Operating Specifications.
“Consolidation Scan” (CONS) is a scan that associates multiple package tracking numbers to a consolidated unit and can associate multiple consolidated units to a single unit. This is the scan that is performed when individual pieces are consolidated into a ULD.
“Continuing Director” means an individual who is a member of the Board of Directors of FedEx Corporation on the date of this Agreement or who shall have become a member of the Board of Directors of FedEx Corporation subsequent to such date and who shall have been nominated or elected by a majority of the other Continuing Directors then members of the Board of Directors of FedEx Corporation.
“Containerized Transport Vehicle” (CTV) means any truck that is used to transport ULDs.
“Contracting Officer” means the authorized representative of the USPS with a warrant to bind the USPS.
“Control” or “to Control” means with respect to an entity ownership of more than 50% of the capital stock or equity interest and voting control of any entity and the power to designate a majority of the board of directors of such entity.
“Daily Invoiced Amount” means the FedEx invoice amount for the specified shipping day presented to the USPS.
“Daily Reconciled Amount” means the invoice amount as agreed upon by the USPS and FedEx as a result of the reconciliation process.
“Dangerous Goods” or “Hazardous Material” means, except for Acceptable Dangerous Goods or Acceptable Hazardous Material, articles or substances which are capable of posing a significant risk to health, safety or to property when transported by air and which are classified according to Section 3 (Classification) of the International Air Transport Association (IATA) Dangerous Good Regulations, regardless of variations, exceptions, exemptions, or limited quantity allowances.
“Day-turn Operating Plan” means the Day-turn operating plan attached to the Operating Specifications as Attachment I and relates to the Day-turn Operations.
“Day-turn Operations” means the FedEx operation that operates Tuesday through Sunday and processes FedEx Economy Service volume.
“Delivery Scan” means a scan performed by FedEx that indicates that FedEx has tendered volume to USPS.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Dispatch and Routing Tag” (D&R Tag) means a bar coded USPS label that is attached to Handling Units. The D&R Tag provides an identification number that is unique for thirty days from generation in human and machine-readable format as well as the destination FedEx ramp identifier of the Handling Unit in human readable format.
“Domestic Mail Manual” means the USPS Domestic Mail Manual in effect as of the date of this Agreement.
“Employees with Access to the Mail” means FedEx employees who transport, sort, load and unload mail to and from the aircraft including supervisors of such employees.
“Escrow Agreement” means the form Escrow Agreement attached to this Agreement as Exhibit E into which funds may be deposited pursuant to the provisions of Section 3.1 and 7.3 of this Agreement.
“Exception Mail” has the meaning given in Sections 5.2.11 and 8.2.7 of the Operating Specifications.
“FedEx Holidays” means the holidays that FedEx does not operate as listed in Section 3.9.1 of the Operating Specifications.
“FedEx Services” means the services described in the Operating Specifications to be provided by FedEx to USPS.
“Feeder"means an aircraft normally used for local transport (for carriage of cargo and/or containers) to and from locations not scheduled to be serviced by primary aircraft from the Hub, directly connecting these locations to the Hub.
“Feeder Locations” means those cities to which USPS volume is transported by FedEx via feeder aircraft and which are listed in Attachment V to Exhibit A.
“Feeder Operating Plan” has the meaning given in Attachment V to Exhibit A.
“Governmental Body” means any:
(i)	federal, state or local jurisdiction of any nature;

(ii)	federal, state or local government;

(iii)	federal, state or local governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); and

(iv)	federal, state or local body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Handling Unit” means a ULD, Mailbag, Tub, Mail Tray, Pallet, Outside or Registered Mail that is individually processed by FedEx. The term “Handling Unit” does not include the contents of a By-pass ULD. For purposes of payment, ULDs and Pallets will not receive a handling charge.
“Hazardous Materials” has the meaning set forth in the definition for Dangerous Goods.
“HEX 84 Scan” means the hub exception scan which is performed by FedEx on those Handling Units which are routed by the USPS to an incorrect Hub and which is referenced in Section 8.5.
“Hub” means a central sort facility that supports multiple markets via air and ground networks on a regional or national level by means of connecting flights and ground transportation.
“HUB Scan” means a scan performed by FedEx at a HUB.
“Interim Period” means the rolling eighteen month period for which the parties agree to the Interim Period Commitment Volumes as set forth in Section 11.1(b) of this Agreement.
“Interim Period Committed Volumes” means the volumes that USPS is committed to providing FedEx and that FedEx is committed to transporting for each Schedule Block the Interim Period as more fully described in Section 11.1(b) of this Agreement.
“Inbound Market Volume” means all inbound Handling Units to a destination AMC or ADC.
“Legal Requirement” means any federal, state, local or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, policy, procedure, directive, binding guideline or interpretation, or treaty.
“Live Animals” means animals accepted by the USPS in accordance with Chapter 601.9.3 of the Domestic Mail Manual and which satisfy the requirements for transportation set forth in Attachment VII to Exhibit A.
“Local” means the location closest to where an event or circumstance exists.
“Local Plan” means the individual plans that will be entered into at the Local level between FedEx and USPS in accordance with the Operating Specifications.
“Mail Bags” means USPS bags which are used by USPS in the transportation of mail. The closure of the Mail Bag must be such that no straps or strings are hanging loose. The Mail Bag must have a permanently affixed location on the side of the bag which allows the routing label to be affixed in such a manner that it can be scanned by the FedEx automated sorting equipment.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Market Lane” has the meaning set forth in Section 3.2.0 of the Operating Specifications.
“Market Service Commitment Time” means the time specified by which FedEx commits to tender volume to USPS as more fully described in Section 8.5 hereof.
“Market Specific Service Level” has the meaning set forth in Section 8.5.
“Mediator’s List” means the list of potential mediators as jointly agreed by the parties and attached as Exhibit D hereto.
“Minimum Guaranteed Volumes” means the minimum volumes that USPS is obligated to provide to FedEx as more fully set forth in Section 11.1 hereof.
“National Disruption” means the declaration of a national disruption by FedEx in accordance with its standard procedures for its national customer base [ * ].
“Night-turn Operating Plan” means the Operating Plan attached to the Operating Specifications as Attachment II that relates to the Night-turn Operations.
“Night-Turn Operations” means the FedEx operation that operates Monday night through Friday night and Sunday and processes primarily FedEx Overnight packages.
"Non-Widely Observed Holiday” means Columbus Day, Veteran’s Day, President’s Day and Martin Luther King Day.
“Offshore Locations” means [ * ].
“Operating Plan” means either the Day-turn Operating Plan or the Night-turn Operating Plan, individually or collectively.
“Operating Specifications” means the description of the services to be provided by FedEx under this Agreement and the responsibilities and obligations of each of the parties in connection therewith as set forth in Exhibit A to this Agreement.
“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.
“Original Agreement” means the Transportation Agreement dated January 10, 2001 between the USPS and FedEx.
“Outbound Market Volume” means all outbound Handling Units originating from the geographic area served by an AMC.
“Outsides” means individual mail piece, with dimensions no greater than 108 inches in combined length and girth and with no single dimension greater than 84 inches which is not otherwise containerized and must be processed as a Handling Unit.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Package” means any box or envelope that is accepted by USPS for delivery to the consignee.
“Partial ULD” means a ULD that is used to convey loose Handling Units from the AMC to the FedEx ramp.
“Perishables” means those items which are susceptible to decay, spoilage or destruction.
“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.
“Possession Scan” means a scan performed by FedEx that indicates FedEx has accepted volume from USPS.
“Preliminary Network Flow” has the meaning set forth in Section 3.6.0 of the Operating Specifications.
“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
“Process Code” means the code set forth in each Operating Plan that describes the method of and time periods for the pickup and delivery from and to each AMC and ADC.
“Products” means items tendered for transportation to FedEx by USPS under and according to the terms of this Agreement.
“Ready for Carriage” means adequately packaged, labeled and secured Shipments in the condition required by the Operating Specification.
“Regional Disruption” means a major event that adversely affects transportation networks on a regional basis as evidenced by the declaration of a state of emergency by a state or Federal Governmental Body.
“Registered Mail” means a mail piece which is mailed in accordance with the requirements of Chapter 501.2.0 of the Domestic Mail Manual.
“Scanning Specifications” means the specifications that are attached to the Operating Specifications and which relate to the requirements for the D&R Tag and the scanning devices to be used by FedEx personnel in the performance of the FedEx Services.
“Scheduled Aircraft Arrival” means the planned block-in time at the FedEx ramp in accordance with the Schedule Period Operations Schedule.
“Schedule Block” means one or more Schedule Periods grouped together by FedEx for purposes of determining flight schedules during such period.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Schedule Block Implementation Date” means the first day of scheduled flights during any Schedule Block Period.
“Schedule Period” means one of the twelve periods ranging from twenty-eight (28) to thirty-five (35) days as shall from time to time be specified by FedEx.
“Schedule Period Committed Volumes” means the volumes that USPS is committed to providing FedEx and that FedEx is committed to transporting during any Schedule Period as more fully described in Section 3.4.0 of the Operating Specifications.
“Schedule Period Implementation Date” means the first day of scheduled flights during any ‘Schedule Period.
“Schedule Period Operations Schedule” means the flight schedule that is applicable during each Schedule Block as developed pursuant to the provisions of Section 3.6.0.
“Schedule Period Request Forecast” means the forecast provided to FedEx by USPS pursuant to the provisions of Section 3.3.0 of the Operating Specifications.
“Security Protocol” means that document which sets forth the U.S. Postal Inspection Service’s requirements for U.S. Mail Investigations and mail security while FedEx is transporting the Mail as set forth in Exhibit F to this Agreement.
“Service Commencement Date” means September 25, 2006.
“Service Level” means the measurement of FedEx’s performance calculated in the manner described in Section 8.5 of this Agreement.
“Service Level Commitment” means the percentage of service level that FedEx commits to achieve as provided in Section 8.5 of this Agreement.
“Shipment” means all Packages moving on an individually processed D&R Tag.
“Shipping Day” means a day on which FedEx performs the FedEx Services.
“Shipping Period” means Saturday through Friday.
“Shipping Period Invoiced Amount” means the FedEx invoiced amount for the Shipping Period presented to the Postal Service.
“Shipping Period Reconciled Amount” means the invoiced amount for the Shipping Period as agreed upon by the Postal Service and FedEx as a result of the reconciliation process.
“Sort Location” means a FedEx ramp or Hub at which sorting of Handling Units and other cargo takes place.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Surface Air Management System” means the USPS system which is located in the FedEx Memphis Hub and used to process Exception Mail as provided in Sections 5.2.13 and 8.2.8 of the Operating Specifications.
[ * ]
“Trans Log File” means the USPS data file that contains, for each D&R Tag, the actual weight, origin, and destination market for each Handling Unit.
"Trucking Location” means those cities to which mail volume is transported via truck as described in Attachment 1 to Exhibit B.
“Unacceptable Packages” means packages that are unacceptable for transportation in the FedEx network as described in Attachment IV to the Operating Specifications.
“Unit Load Device” (ULD) means the general name used to refer to FedEx air containers.
“Universal Routing and Sort Aid” (URSA) means the alphanumeric code on FedEx packages to designate its routing.
“Voting Stock” means all outstanding shares of capital stock of a Person entitled to vote generally in the election of directors.
“Weekend Volume” means the combined volume tendered by USPS on Saturday and Sunday for the Day-turn Operations.
ARTICLE 2
FEDEX SERVICES
2.1	Effective as of the Service Commencement Date, USPS wishes FedEx to provide the FedEx Services and FedEx hereby agrees to perform the FedEx Services. The Parties expressly agree that, subject to the condition that FedEx shall remain liable hereunder, FedEx may provide the FedEx Services through an Affiliate or any sub-contractor. FedEx may not sub-contract the FedEx Services except in the ordinary course of business and in a manner that does not discriminate against USPS without the prior written consent of USPS. Notwithstanding the foregoing, FedEx may not sub-contract more than [ * ].

2.2	The parties agree that prior to the Service Commencement Date, the rights, remedies and obligations of the parties with respect to transportation of Products by FedEx for the USPS shall be governed by the Original Agreement including all amendments and addenda relating thereto. Effective on the Service Commencement Date, the Original Agreement is hereby terminated and superseded by this Agreement without costs owed to either party other than for services already performed but not yet paid.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The parties agree that except with respect to claims arising pursuant to Article 5 of the Original Agreement, each party hereby, [ * ]
ARTICLE 3
DISPUTE RESOLUTION
3.1	The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement in the following manner:
(a)	Either Party may give the other Party written notice of any dispute not resolved in the normal course of business. Said notice as it relates to FedEx shall be the submission of a claim as described in Article 19, Clause B-9. Said notice as it relates to USPS shall be the provision to FedEx of a Contracting Officer’s written Final Decision as described in Article 19, Clause B-9. That notice must set forth the basis for the initiating Party’s claim and the documentation that the initiating Party believes supports its claim. The authorized representatives of both parties (the “Representatives”), will meet at a mutually acceptable time and place within ten days after the date of the delivery of that notice and as often after that time as they reasonably deem necessary for the purpose of exchanging relevant information and attempting to resolve the dispute.

(b)	If, following the referral of the matter to their respective Representatives, either Party declares the matter to be at an impasse, the parties will jointly select a mediator from the Mediators List. If the parties cannot agree upon the selection of a mediator within seven days, each Party will select a mediator and the two mediators will then select a third mediator. The parties will develop the Mediators List, within 60 days of the execution of this Agreement (or such later time as the parties mutually agree). If the parties fail to agree upon the Mediators List within such time frame, then upon declaration of an impasse as referred to above, each Party will designate a mediator and the two mediators will then select a third mediator. In each case where the parties select a mediator that then selects a third mediator, the three mediators will serve as a panel at the Mediation Hearing referred to in (c) below. Any required action of the mediators will be as determined by a majority of the mediators.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)	The place of mediation (the “Mediation Hearing”) will be held in Washington DC and shall be held within five days of the appointment of the mediator or mediators, as the case may be. At the mediation hearing each Party will make a presentation supporting its position on the matter in dispute. No later than five days following the Mediation Hearing the mediator or the mediators, as the case may be, shall render an opinion as to whether it is improbable or probable that the initiating Party will prevail on the disputed matter if the matter were to be litigated in a court of competent jurisdiction without a jury. The mediator or mediators, as the case may be, must base their decision on the evidence introduced at the hearing, including all logical and reasonable inferences from that evidence. In rendering their decision, the mediators will determine the parties’ rights and obligations according to the substantive and procedural laws of the law governing this Agreement and the terms of this Agreement.

(d)	If the mediator or mediators have opined that it is probable that the initiating Party will prevail on the disputed matter, and the non-initiating Party remains unwilling to pay the amount of the claim, the non-initiating party will make the payments referred to in Section 7.3 of this Agreement into an interest bearing escrow account pursuant to the terms of the Escrow Agreement attached hereto as Exhibit E. The dispute will then be resolved in accordance with the provisions of Clause B-9 of Article 19 below. Upon resolution of the dispute, the amount held in escrow will be released to the initiating Party if and to the extent that a payment is to be made to the initiating Party otherwise the amounts on deposit in the escrow account will be paid to the non-initiating Party
3.2	Either Party, in its discretion, may be represented by an attorney at the Mediation Hearing.

3.3	The parties may extend any deadline specified in this Article 3 by mutual agreement.

3.4	The parties will treat all negotiations conducted in accordance with the requirements of this Article 3, including, without limitation, the exchange of any position memoranda, as confidential and as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and the rules of evidence of any court having jurisdiction over the dispute.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.5	The provisions of this Article 3 shall not be applicable to the payment of any amounts invoiced or reconciled in accordance with the provisions of Exhibit C hereunder. All disputes arising from such payments will be handled in accordance with Section 7.4 of this Agreement.

3.6	Each Party shall be responsible for the payments of its own costs incurred in connection with the provisions of this Article 3. Each Party will bear one-half of the costs of the Mediators utilized in connection with this Article 3.
ARTICLE 4
INDEPENDENT CONTRACTOR
The Parties intend that an independent contractor relationship will be created by this Agreement. Each Party is interested only in the results of the other Party’s work and shall not exercise any control over the conduct or supervision of the work or the means of its performance. Each Party shall have full responsibility for the collection and payment of its own international, federal, state and local employment-related taxes and contributions, including penalties and interest, insurance, social security, income tax, workers’ compensation or any other similar statute Each Party shall indemnify and hold the other harmless for any liability (including taxes, interest, and penalties) resulting from its improper or incorrect tax reporting, withholding, remitting, and similar activities or obligations, or from the failure to file, collect, report or pay any of the above mentioned employment taxes.
ARTICLE 5
TAXES
5.1	Except as provided in 5.2 below, any and all taxes, excises, fees, duties and assessments whatsoever (including interest and penalties) (“Tax” or “Taxes”) arising out of the sale or performance of the FedEx Services, in any manner levied, assessed or imposed by any Governmental Body or subdivision or agency thereof having jurisdiction shall be the sole responsibility and liability of USPS. FedEx reserves the right to add the amount of any such Tax to its charges for the Services.

5.2	Except as provided in Section 5.3 below, USPS’ obligations under 5.1 shall not extend to taxes based upon, measured by or with respect to, the net or gross income, items of tax preference or minimum tax or excess profits, receipts, capital, franchise, net worth or conduct of business or any other similarly-based taxes of FedEx.

5.3	USPS represents that it has obtained from the Internal Revenue Service (IRS) a ruling which permits USPS to pay directly to IRS the federal excise tax applicable
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to the air transportation of mail within the United States, and which relieves air transportation carriers of mail of any obligation to collect and remit to IRS such excise tax on the air transportation of mail. USPS further represents that IRS has recognized that the terminal handling of mail is an accessorial service that is not subject to the federal excise tax, provided the charges therefor are separately stated on billing documents. In light of these representations the parties agree as follows:
(a) USPS shall be exclusively responsible for payment to the IRS of federal excise taxes on air transportation services under this contract.
(b) Bills submitted by FedEx to USPS for air transportation services under this contract shall not include any amounts for federal excise taxes, whether separately stated or incorporated as an element of charges for air transportation services. All charges for taxable transportation and non-taxable terminal handling services shall be clearly identified as such and shall be separately stated on all bills submitted by FedEx to USPS under this contract. This separate statement shall be made in a manner consistent with Generally Accepted Accounting Principles and with FedEx’s then current methodology for calculating its federal excise tax liability.
(c) USPS shall hold harmless, save and defend FedEx from any demand or claim of, or on behalf of, the IRS or the United States based on the application of federal excise taxes (including interest and penalties thereon) to the transportation services performed by FedEx under this contract, or any portion thereof. The accuracy of the calculation by FedEx of an amount payable pursuant to this Section 5.3(c) shall be verified, upon the request of USPS, by a firm of independent public accountants reasonably acceptable to FedEx and to USPS. In order to enable such accountants to verify such calculations, FedEx shall provide to such accountants (for their own confidential use and not to be disclosed to USPS or any other person and subject to the execution of a satisfactory confidentiality agreement) all information reasonably necessary for such verification, including any computer analyses used by FedEx to calculate such amount or amounts. This verification shall be made in a manner consistent with Generally Accepted Accounting Principles and with FedEx’s then current methodology for calculating its federal excise tax liability. The cost of such verification shall be borne by USPS unless it is determined that the actual amount payable deviates in favor of USPS by more than 5% from the amount originally determined by FedEx, in which case such costs will be borne by FedEx.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 6
FEDEX COMPENSATION
6.1	As consideration for the performance of the FedEx Services, FedEx shall receive compensation from USPS in accordance with Exhibit B.

6.2	FedEx shall be entitled to compensation from USPS for any additional services as may be agreed in writing. Notwithstanding the foregoing, FedEx shall not be obligated to perform any additional services or to accept any changes to the obligations and responsibilities of FedEx or USPS without FedEx written consent.
ARTICLE 7
PAYMENTS
7.1	Payments shall be made in accordance with the Payment Procedures set forth in Exhibit C to this Agreement. All payments shall be in United States Dollars in current funds, without offset or reduction. If such charges are not paid when due, the defaulting Party shall be charged interest in the manner and amount prescribed by the Prompt Payment Act.

7.2	In no event whatsoever shall either Party exercise a lien on any Shipment for reason of a claim against the other Party.

7.3	USPS agrees promptly to pay all amounts invoiced for FedEx Services in accordance with the payment procedures set forth in Exhibit C and the rates in Exhibit B, without setoff or adjustment.

7.4	For amounts that either Party claims entitlement (“Claims”) as described in Article 3 , the non-initiating Party will pay into Escrow, in the manner described in Article 3 an amount [ * ].

Payment by either Party under the dispute process is not to be construed, in any manner, as an admission by that Party of liability to the other or, in any proceeding, as evidence of entitlement on the part of such Party. Each Party expressly reserves its right to assert a claim for the recovery of any payment, or part of a payment, through the disputes procedures of this contract, to which it believes the other was not entitled. By making a payment pursuant to the dispute process of this Agreement, no Party is waiving any claims, defenses or other matters relating to or against the other Party..
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 8
GENERAL OBLIGATIONS OF FEDEX
8.1	FedEx shall at all times during the term of this Agreement comply in all material respects with the terms and conditions of this Agreement and all Exhibits and Schedules attached hereto, which shall be considered as an integral part of this Agreement.

8.2	FedEx shall provide USPS timely, reasonable assistance and cooperation to enable USPS representatives to understand significant individual or trending claims for lost, damaged or delayed Shipments.

8.3	FedEx shall provide to USPS ongoing access to a designated service representative who shall (i) provide prompt response to unsatisfactory trends, perform root cause analysis with regard to each such trend and help, advise and assist with the development of commercially reasonable corrective actions acceptable to FedEx so as to mitigate any future damage or injury resulting therefrom and to minimize the risk of the reoccurrence of the same or similar situations prospectively, and (ii) provide claims processing and support.

8.4	(a) FedEx and USPS will work together to determine USPS’s data requirements relating to non-proprietary volume scans, network performance and billing statistics. FedEx will provide the following data to USPS:
[ * ]
(b) FedEx will provide all USPS scan data one business day following the Shipping Day.
(c) The Local Plans referenced in the Operating Specifications will provide for the availability of data to USPS relating to:
[ * ]
(d) In addition to the foregoing data and reports, FedEx will exercise its good faith efforts to provide a report that sets forth actual transported container weights.
8.5	FedEx agrees that it will perform the FedEx Services consistent with the Service Level Commitments calculated in accordance with the following procedures and the procedures set forth in Exhibit G:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(a) The Day-turn Operating Plan and the Night-turn Operating Plan shall each set forth a Market Service Commitment Time for each ADC or AMC. Each Market Service Commitment Time assumes that the ADC or AMC will be served by a wide-body aircraft type. If, at any time, the scheduled last aircraft servicing an ADC or AMC changes, the Market Service Commitment Time will be adjusted as follows: The Market Service Commitment Time will be [ * ] than specified if the aircraft is changed from a wide-body aircraft to a narrow-body aircraft and will be [ * ] than specified if the aircraft is changed form a narrow-body aircraft to a wide-body aircraft. This adjustment will be made each time the scheduled last aircraft servicing an ADC or AMC changes. If, as a result of either a local or national Air Traffic Control (ATC) system degradation, the Day-turn or Night-turn Market Service Commitment Time for a specific location can not be maintained, both parties will meet to discuss adjustments for each affected ADC or AMC. If, because of such ATC degradation, FedEx requests a Market Service Commitment Time later than the one then in effect and if USPS refuses to grant the request, FedEx may, [ * ].
(b) For each Handling Unit tendered to USPS prior to the Market Service Commitment Time, as conclusively evidenced by the time-stamp on the Delivery Scan, service will have been met. The Service Levels will be calculated independently for the Day-turn and Night-turn network for each Schedule Period by dividing the total cubic feet (for the Day-turn network) or total weight (for the Night-turn network) of product for which service has been met during the Schedule Period by the total cubic feet (in the case of Day-turn network) or the total weight (in the case of the Night-turn network) of the product accepted from the USPS by FedEx during the Schedule Period. There shall be excluded from the calculation of the Service Level any days on which a [ * ]. In addition, if the percentage of By-Pass ULDs shall be more than [ * ] less than the By-Pass Target Rate, there shall be excluded from the calculation of the Service Level Commitment, the cubic footage equivalent of the deficiency below the By-Pass Target Rate. For Handling Units that are not Bypass ULDs, the weight will be the weight shown in the Trans-Log file.
(c) The following Service Level Commitments shall apply for each network:
[ * ] product delivered prior to the Market Service Commitment Time except December and January.
[ * ] of product delivered prior to the Market Service Commitment Time for the period December 9 through and including December 18, [ * ] of product delivered prior to the Market Service Commitment Time for the period December 19 through and including December 24 and [ * ] for the rest of December and [ * ] for January.
The parties agree that for the period December 19 through and including December 24, FedEx will have the right to adjust the Market Service Commitment Time for the Night-turn Operations by [ * ] provided that the
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

revised Market Service Commitment Time shall not be more than [ * ] later than the original Market Service Commitment Time. FedEx agrees to provide the USPS by December 1 of each year with the [ * ] for the following December 19 through December 24.
(d) Should no Delivery Scan be found in the FedEx scan record for a Handling Unit (excluding non By-Pass ULDs) for which a Possession Scan has been made (a “NDSP”), [ * ]. Not less than quarterly, the parties will jointly perform a test to determine the number of Handling Units that have received a Possession Scan without a corresponding Delivery Scan. The parties have agreed to establish a goal of [ * ] for the Day Network and [ * ] for the Night Network. FedEx and USPS will work jointly to determine which locations, if any, should have a goal in excess of those percentages. If a location exceeds the established goal for the Schedule Period, FedEx will work with the local FedEx operators to provide an action plan to improve performance. The parties acknowledge and agree that the [ * ] is not to be used in the computation of the Service Level or the Market Specific Service Levels. The parties will discuss methods to minimize this problem during the SWORD Committee meetings referred to in Section 12.5.0 of the Operating Specifications.
(e) Should the actual Service Level be less than the Service Level Commitment, FedEx will [ * ]
(f) Except for the December Schedule Period and except for any Schedule Period in which the Service Level for the network is less than [ * ], FedEx agrees to a market specific destination performance measurement system (“Market Specific Service Level”) for the Day-turn Operations as follows: For any destination market which falls below the Market Specific Service Level for that Schedule Period except as set forth above due to a FedEx controllable event (such as maintenance, crew, sort delays, etc.), FedEx will [ * ].
(g) There shall be excluded from the calculation of the Service Level any Handling Units [ * ].
(h) [ * ]
8.6	Employees with Access to the Mail that are hired after the Service Commencement Date must undergo the pre-employment screening activities set forth below. These employees may commence employment on an interim basis as USPS completes its review. Upon completion of the USPS review, these employees will receive a non-sensitive clearance. If USPS does not grant this non-sensitive clearance, the employee may not act in the capacity of an Employee with Access to the Mail. In addition to completing the standard FedEx pre-employment screening, the following must occur:
i). Complete drug screening for those substances identified by the Substance Abuse and Mental Health Service Administration (SAMHSA) as the five most abused substances which are: cocaine, marijuana, amphetamine/methamphetamine, opiates and phencyclidine (PCP).
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ii). Complete and forward to the Contracting Officer or his designee two Finger Print cards and a criminal background check for each employee.
iii). Forward to the Contracting Officer or his designee a completed, signed and dated PS From 2181-C (Contractor Authorization and Release) on each employee.
iv). Forward to the Contracting Officer or his designee on each employee a completed, signed and dated PS Form 2025 or such other form as may be mutually agreed by the Parties.
v). Forward to the Contracting Officer or his designee a completed Certification and Transmittal Cover Sheet (CAT) and the items referenced therein to be forwarded. Items identified for retention therein should be retained in Memphis notwithstanding any contrary statement in such form.
Said forwarded information shall be submitted to Contracting Officer and will be reviewed by the Postal Service Inspection Service, and FedEx employee security clearances will be granted in accordance with the Postal Service’s standard policies.
8.7	Effective with the March, 2007 Schedule Period, FedEx will provide an MD-10 or MD-11 from Ontario or Los Angeles, California to Honolulu, Hawaii at the rates provided on Exhibit B.

8.8	FedEx agrees to accept for transport during the Night-turn Operations only, Perishables and Acceptable Dangerous Goods and Acceptable Hazardous Materials, in accordance with the requirements of Exhibit A and applicable Federal regulations.

8.9	FedEx agrees to accept for transport certain “live” animals as defined in the USPS Domestic Mail Manual. The USPS and FedEx agree to develop procedures for the tender, loading requirements and other administrative and operational requirements for the safe transport of live animals through their systems. The parties agree that if at any time during the first twelve months of the term of this Agreement, an Unacceptable Survival Rate of the Lives tendered for transport during a Schedule Period occurs, a moratorium (not to exceed 30 days) shall immediately go into effect at the option of either party. During the moratorium period, the parties will meet to identify and implement corrective measures to bring the survival rate to acceptable levels. For purposes of this Agreement, an [ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.10	FedEx agrees to accept for transport, on the Day-turn Network only, Registered Mail.

8.11	FedEx agrees to open a ramp in Mobile, Alabama in consideration for [ * ].
8.12	(a) FedEx and USPS agree to form a team (the “Fuel Team”) comprised of finance, operations and fuel procurement professionals from each organization that will study the current methodology for the pricing of fuel under this Agreement. The Fuel Team shall research and investigate alternatives to the current methodology to determine if opportunities exist to (i) more closely reflect the actual cost and timing of fuel purchased by FedEx in order to perform its obligations hereunder and (ii) reduce the overall cost of fuel through the direct purchase by the USPS of fuel in one or more locations, while providing an adequate supply and availability of fuel to enable FedEx to perform its obligations hereunder and to its other customers.
In order to assist the Fuel Team in its efforts, FedEx will provide [ * ] for the [ * ] months prior to the execution of this Agreement and for the [ * ] months thereafter that details by month [ * ] such periods. The previous [ * ] months’ operational data will be given to the Fuel Team members no later than [ * ] after the execution of this Agreement. Not later than one week following the Fuel Team’s receipt of this information, the Fuel Team will meet in person or via telephone to discuss that data. The parties agree to meet in person or via telephone each month thereafter the initial meeting to discuss the current operational data received.
The Fuel Team shall determine by not later than [ * ] whether a new pricing index exists that satisfies the requirements of paragraph (b) below. In addition, as part of its analysis of the pricing index, the Fuel Team will [ * ]. The non-fuel pricing shall be increased by such amount and shall escalate in accordance with the procedures set forth in Exhibit B, Sections A.1, A.3, B.1, B.4, and C.4.
If by [ * ], the Fuel Team has identified a new pricing index that satisfies the requirements of paragraph (b) below, this Agreement will be modified to reflect the new index. The new pricing index will be effective on the date specified in the modification to the Agreement, but in no event will the change be effective retroactively. If the parties cannot agree as to whether a new pricing index satisfies the requirements of paragraph (b) the matter shall be finally resolved in accordance with the provisions of Article 3 of this Agreement provided that the mediator will be an independent party with expertise in the fuel industry.
The Fuel Team will also research [ * ] and shall be guided by the considerations set forth in paragraph (c) below.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b) In determining whether the index for the purchase of fuel should be changed, the parties shall review other indices and algorithms to be applied thereto (which algorithms must be easily understandable and easily capable of implementation) to determine if a different index more closely correlates to the price of fuel as compared to the current PPI index referenced in Exhibit B. Any alternative index must [ * ].
(c) In determining whether [ * ] to be used by FedEx in the performance of its obligations [ * ], the Fuel Team will consider [ * ]. If, in light of the foregoing considerations, it is determined that USPS [ * ].
(d) The parties agree that on the [ * ] of the adoption of a new index and each [ * ] thereafter, the parties may review the application of the index to determine whether the new index has achieved the anticipated correlation to the cost of fuel. If the parties mutually determine that the index has not achieved the anticipated correlation the parties will re-form the Fuel Team in order to again study and make a recommendation for any adjustments to the index. The parties agree that any adjustments to the index will be prospective from the adoption of a new index and that retroactive adjustments will not be made.
ARTICLE 9
GOVERNMENT REGULATION
9.1	FedEx shall remain a company in good standing under the laws of the State of Delaware.
9.2	FedEx shall comply in all material respects with all laws, orders or regulations that may be applicable to the performance of the FedEx Services and shall obtain and keep current all licenses, permits and authorizations from all governmental agencies and authorities necessary for the performance of the FedEx Services.
9.3	FedEx shall not be required to perform any material FedEx Services that have been determined by a court of competent jurisdiction or by a Governmental Body with subject matter jurisdiction to be in violation of any applicable law or regulation.
9.4	USPS shall have the right to audit FedEx’s books and records for the limited purpose of investigating alleged criminal activity or civil fraud. This provision
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall not be deemed to limit the audit or investigative rights or obligation of any Governmental Body including without limitation the Office of the Inspector General and the Postal Inspection Service that have been granted or imposed by applicable statute or regulation. In addition to the foregoing, FedEx will provide such supporting documentation as it shall in its discretion deem necessary to allow USPS properly to review any Claims, disputed payments, and compliance with the Service Standards.
ARTICLE 10
DISCLOSURE/TRADEMARKS
[ * ]
10.2	Notwithstanding the provisions of Section 10.1 above, neither party shall be required to obtain prior written approval before providing information regarding this Agreement:
a.	To Members of Congress (their staffs or designees), provided that while the Chairperson of the House Subcommittee with oversight responsibility of USPS may receive copies of this Agreement, other members of Congress, their staffs or designees may receive copies that are redacted in the same manner that will apply to a Freedom of Information Act request.

b.	In response to legal process or otherwise required by law.

c.	In response to a request from the Department of Justice Antitrust Division attorneys or economists in pursuit of a non-public investigation.

d.	In response to requests submitted to USPS under the Freedom of Information Act. In this regard, the USPS shall follow the procedures promulgated at 39 CFR Section 265.8.
10.3	USPS shall not use in Advertisements, the trademarks, tradenames, service marks or logotypes of FedEx without the prior written consent of FedEx to do so, which consent may be withheld in FedEx’s sole discretion. USPS shall have 120 days from the commencement date of this Agreement to obtain FedEx’s approval of any Advertisements currently in use that include FedEx Marks.
10.4	FedEx shall not use in Advertisements, the trademarks, tradenames, service marks or logotypes of USPS without the prior written consent of USPS to do so, which consent may be withheld in USPS’ sole discretion. FedEx shall have 120 days from the commencement date of this Agreement to obtain USPS’ approval of any Advertisements currently in use that include USPS Marks.
10.5	Both Parties acknowledge the need to market their respective products and services aggressively.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 11
OBLIGATIONS OF USPS
11.1	(a) During the term of this Agreement, the average daily Minimum Guaranteed Volume for the Day-turn Operations will be [ * ] cubic feet. This amount is calculated by dividing the total volume measured on a cubic foot basis for the Day-turn Operation by the total number of operating days for the Schedule Period (six days per operating week for Day-turn minus the number of FedEx Holidays occurring during that Schedule Period). If during any Schedule Period [ * ]. If during the Schedule Period a holiday is observed on a weekend, the average weekend period will be adjusted to exclude the holiday from the calculation. For the Night-turn Operations, the average daily Minimum Guaranteed Volume is [ * ] with not more than [ * ] individual Handling Units for each Schedule Period. This amount is calculated by dividing the total weight for the Night-turn Operation to be moved during the Schedule Period by the total number of operating days for the Schedule Period five days per operating week for Night-turn minus the number of FedEx Holidays occurring during that Schedule Period).
(b) On or before the Service Commencement Date and for the Day-turn Operations only, the USPS will submit to FedEx its Interim Period Committed Volume Request for each Schedule Block from September 1, 2006 through March 31, 2008. Commencing March 1, 2007 and on the first business day of each September and March thereafter, the USPS will submit its Interim Period Committed Volume Request for the Schedule Blocks occurring thirteen through eighteen months thereafter. Each Interim Period Committed Volume Request may be submitted by providing a minimum volume request (which in no event shall be less than the Minimum Guaranteed Volume) and a maximum volume request for each applicable Schedule Block in which the range of cubic feet between the two amounts may not exceed [ * ]. If the USPS fails to provide the Interim Period Committed Volume Request on any March 1 or September 1, but in no event later than March 15 or September 15, as the case may be, the Interim Period Committed Volume Request for the Schedule Periods during the Interim Period that should have been contained in the request, shall be [ * ]. FedEx shall accept or reject the Interim Period Committed Volume Request within thirty (30) days of its receipt. If FedEx rejects the Interim Period Committed Volume Request, the parties shall mutually agree on a revised Interim Period Committed Volume Request within thirty (30) days. If the parties cannot agree within such thirty day period, the Minimum Guaranteed Volumes will apply until the Parties come to an agreement. Upon acceptance by FedEx, the Interim Period Committed Volume Request shall become the Interim Period Committed Volume for the applicable Schedule Blocks; provided that, if USPS submitted the Interim Period Committed Volume Request as a range, the Interim Period Committed
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Volume will be the minimum volume level of the range as finally agreed. The Schedule Period Committed Volumes will be calculated in accordance with Section 3.4.0 of the Operating Specifications but in no event shall the Schedule Period Committed Volumes be less than the Interim Period Committed Volumes.
11.2	[ * ]
11.3	FedEx shall not be required to transport more than [ * ] of the Schedule Period Committed Volume for the Day-Turn Operations and [ * ] of the Night-turn Operations Minimum Guaranteed Volume.
11.4	USPS shall comply in all material respects with all laws and regulations that may be applicable to this Agreement and to all transactions and activities to be performed hereunder. USPS shall not be required to perform any of its obligations hereunder that have been determined by a court of competent jurisdiction or by a Governmental Body with subject matter jurisdiction to be in violation of any applicable law or regulation.
11.5	USPS shall tender all Shipments to FedEx Ready for Carriage.
11.6	USPS shall, unless otherwise mutually agreed by the parties, submit to FedEx not later than 60 calendar days prior to the implementation of any changes to the format of the Trans-Log File, including changes to the layout, valid data values, or data definitions.
11.7	USPS shall submit to FedEx any changes to the Domestic Mail Manual which could affect any FedEx Services relating to the transportation of Registered Mail, Perishables, Acceptable Dangerous Goods and Acceptable Hazardous Materials and Live Animals. The parties acknowledge that FedEx’s agreement to transport such items is based upon the Domestic Mail Manual as in effect on the date of this Agreement and the parties will discuss any affect that the changes may have on the FedEx Services. If the parties cannot resolve any adverse affect caused by changes to the Domestic Mail Manual, the parties will apply the Domestic Mail Manual as in effect on the date of this Agreement.
ARTICLE 12.
LIABILITIES OF THE PARTIES
12.1	USPS shall be liable to FedEx for all Losses (as hereinafter defined) to the extent such Losses arise out of or result from or are in connection with:
(a)	any breach by USPS of any of the terms of this Agreement;
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)	any breach of any representation or warranty made by USPS in this Agreement, the Schedules hereto or any other certificate or document delivered by USPS pursuant to this Agreement;

(c)	any failure by USPS to perform or comply with any of its covenants or obligations under this Agreement;

(d)	any third party USPS customer claims arising from or in connection with the loss, damage or delay of any Shipment; or

(e)	injuries to persons or property on or at USPS’s property which arise from the negligent or wrongful act or omission by a USPS employee while within the scope of his employment, under circumstances where USPS would be liable under federal law.
12.2	FedEx shall be liable to USPS for all Losses, to the extent such Losses arise out of, result from, or are in connection with:
(a)	any breach by FedEx of any of the terms of this Agreement;

(b)	any breach of any representation or warranty made by FedEx in this Agreement, or any other certificate or document delivered by FedEx pursuant to this Agreement (other than Article 5);

(c)	any failure by FedEx to perform or comply with any of its covenants or obligations under this Agreement; or

(d)	any injuries to persons or property on or at FedEx’s property which arise from the negligent or wrongful act or omission by a FedEx employee while acting within the scope of his employment.
12.3	For purposes of this Agreement, “Losses” shall mean the aggregate of any and all payments for claims, liabilities, suits, actions, proceedings, demands, charges, damages, impositions, assessments, levies, duties, losses, costs, or expenses (including expert witness fees, court costs and other costs of investigation and defense) of every kind and nature, whether or not involving a third-Party claim, incurred by the Party suffering the Losses and which are awardable under Federal Law.
12.4	The parties agree that in the event of any dispute arising hereunder or pursuant to a third Party action against a Party, the parties shall cooperate in good faith in providing requested information and access to persons with knowledge of the dispute, which includes, but is not limited to, the production of requested documents, securing evidence, obtaining the attendance and cooperation of witnesses, and providing prompt responses to all discovery requests.
12.5	Except as otherwise provided in this agreement, neither Party shall be liable to the other for the payment of any indirect, special or consequential damages arising as a result of the performance, non-performance or malperformance hereunder.
12.6	The liability of the parties set forth in this Article 12 shall not be the exclusive area of liability of the Parties under this Agreement.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 13
RISK OF LOSS; CLAIMS PROCEDURE; LIMITATION OF LIABILITY
FedEx shall not be responsible for any Losses arising as a result of any loss, damage or delay to any shipment except to the extent of any insurance proceeds received as a result of a catastrophic loss of an aircraft or other vehicle transporting the shipment and attributable to USPS Packages.
ARTICLE 14
REPRESENTATIONS AND WARRANTIES
14.1	USPS makes the followings representations and warranties:
(a)	The execution and delivery by USPS of this Agreement and the performance by USPS of its obligations hereunder have been duly authorized by all necessary action of USPS, and this Agreement has been executed and delivered by duly authorized officers of USPS.

(b)	No authorization, approval, consent, permit, license, order, designation, or declaration of or filing by or with any Governmental Body under the federal laws of the United States is necessary in connection with the execution and delivery of this Agreement by USPS and the consummation of each of the transactions contemplated hereby. As promptly as possible after the date of this Agreement, USPS will make all notices and/or filings required by Legal Requirements to be made by USPS in order to consummate the transactions contemplated by this Agreement, and, as promptly as possible after the date of this Agreement, USPS will cooperate with FedEx with respect to any and all notices and/or filings that FedEx is required by Legal Requirements to make.

(c)	To the best of the USPS’ knowledge, there is no Proceeding pending, that challenges, or that prevents, delays, makes illegal, or otherwise interferes with, this Agreement and the transactions contemplated hereunder.

(d)	To the best of the USPS’ knowledge, there is no Order to which USPS is subject that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interferes with, this Agreement and the transactions contemplated hereunder.

(e)	USPS is not a Party to any exclusive contract, agreement, arrangement, plan or understanding with any Person to provide to USPS any of the products and services to be provided by FedEx to USPS under this Agreement.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

14.2	FedEx makes the following representation and warranties:
(a)	The execution and delivery by FedEx of this Agreement and the performance by FedEx of its obligations hereunder have been duly authorized by all necessary corporate or other action of FedEx, and this Agreement has been executed and delivered by duly authorized officers of FedEx.

(b)	No authorization, approval, consent, permit, license, order, designation, or declaration of or filing by or with any Governmental Body under the federal laws of the United States is necessary in connection with the execution and delivery of this Agreement by FedEx and the consummation of each of the transactions contemplated hereby. As promptly as possible after the date of this Agreement, FedEx will make all notices and/or filings required by Legal Requirements to be made by FedEx in order to consummate the transactions contemplated by this Agreement, and, as promptly as possible after the date of this Agreement, FedEx will cooperate with USPS with respect to any and all notices and/or filings that USPS is required by Legal Requirements to make.

(c)	Neither the execution of this Agreement nor the performance of its obligations hereunder violate the terms of any contract, indenture or other agreement under which FedEx or its properties is bound.

(d)	To the best of the FedEx’s knowledge, there is no Order to which FedEx is subject that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interferes with, this Agreement and the transactions contemplated hereunder.
ARTICLE 15
TERM AND TERMINATION
15.1	Initial Term
This Agreement shall govern the rights and obligations of the parties as to the FedEx Services commencing as of the Service Commencement Date and shall expire on last tender by FedEx of shipments on the last day of the September Schedule Period in 2013. Not later than twenty-four (24) months prior to the expiration date, the Parties shall commence discussions with a view to renewing this Agreement. At all times during the referenced negotiation period, FedEx shall have the resources or the capacity to acquire the resources necessary to provide the services to USPS which are the subject of the negotiations between the parties.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

15.3	The following optional termination events shall apply:
(a) Either Party may terminate this Agreement without cause upon [ * ] months prior written notice to the other Party subject to the payment by the terminating party to the non-terminating party a termination fee of [ * ], payable upon the effective date of termination.
(b) If a Change of Control Event occurs with respect to FedEx, USPS may terminate this Agreement upon [ * ] months written notice to FedEx without the payment of a penalty of any amount.
ARTICLE 16
EVENTS OF DEFAULT
16.1.	The occurrence of any one or more of the following events (the “Events of Default”) will constitute a default and breach of this Agreement:
(i)	Failure by either Party to pay any fee, reimbursable or other payment due pursuant to this Agreement, including, but not by way of limitation, the obligation of either Party to make payments in accordance with the provisions of Section 7.3 of the Agreement and the continuance of that failure for more than forty five (45) days following the date of a notice (the “Default Notice”) from the Senior Vice President and General Counsel (or an equivalent level position) of the non-defaulting Party to the Senior Vice-President and General Counsel (or an equivalent level position) of the defaulting Party with, in the case of USPS, a copy to the Manager, Transportation Portfolio; provided, however, that if, as of the thirty fifth day following the date of the Default Notice, payment has not been received by the non-defaulting Party, the non-defaulting Party shall have sent a second notice (the “Second Default Notice”) to the same parties to whom the Default Notice was sent. The Default Notice and the Second Notice shall be sent by either USPS Express Mail or FedEx Priority Overnight or any successor overnight product of either as confirmed by a proof of delivery receipt;

(ii)	Failure of either Party to observe or perform any of the material covenants, conditions or provisions of this Agreement, other than the late payment of fees, reimbursable or other payments, where the failure continues for a period of sixty (60) days after the defaulting Party’s receipt of written notice of such failure; or
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(iii)	Failure of either Party to observe or perform its obligations in accordance with the provisions of Section 10.1 (c), 10.3 or 10.4 of this Agreement.
16.2	Upon the occurrence of an Event of Default specified in Sections 16.1 (i) or (iii) above, the non-defaulting Party may exercise and shall be entitled to any remedies available to it in law or equity, including the right to terminate this Agreement upon written notice to the defaulting party in whole without demand or judicial resolution. Upon the occurrence of an Event of Default specified in Section 16.1 (ii), the non-defaulting Party may exercise and shall be entitled to any remedies available to it in law or in equity, including the right to terminate this Agreement upon 365 days written notice subject to the agreement of the parties to certain wind down provisions including a periodic reduction in the Minimum Guaranteed Volumes applicable during the wind down period. If the parties cannot agree to the wind down provisions, the parties will resolve the matter in accordance with the provisions of Article 3 of this Agreement.
ARTICLE 17
CONFIDENTIALITY
17.1	During the term of this Agreement and until the earlier of five (5) years after such termination or until such time as the information is no longer confidential as described in Article 17.2, each Party shall treat as confidential and appropriately safeguard and shall not use for the benefit of any person or corporation other than the other Party:
(i)	written information identified in writing as confidential or oral information promptly confirmed in writing as being confidential;

(ii)	written information or oral information disclosed by the parties during the negotiation of this Agreement and written information or oral information promptly confirmed in writing as confidential pertaining to a Party’s pricing, business or assets which is received at any time from a Party or its Affiliates that is identified in writing;

(iii)	any information or knowledge concerning the methods of operation, promotion, sale, or distribution used by a Party or its Affiliates which may be communicated to the other Party or its Affiliates or which a Party may otherwise acquire by virtue of its performance of this Agreement; or

(iv)	any information that the recipient of which actually knows or should reasonably have known is confidential or proprietary to the other Party.
17.2	Information shall not be considered confidential if it is:

(i)	Generally known to the trade or public;

(ii)	Rightfully possessed by a Party prior to the date of this Agreement;

(iii)	Received by a Party from a third Party which rightfully possesses it;

(iv)	Independently developed by the other Party. (v) Releasable pursuant to Postal regulations addressing how information is maintained by USPS. Those regulations are contained at 39 CFR 265.8 .
ARTICLE 18
FORCE MAJEURE
Each Party shall be excused from performance under this Agreement, including delivery times and volume commitments, and neither Party shall be liable to the other or any other person or entity for loss, damage, delay, mis-delivery or non-delivery of shipments transported pursuant to this Agreement, resulting in whole or in part from any of the following: perils of the air, public enemies, criminal acts of any person or entity, public authorities acting with actual or apparent authority (including U. S. Postal Inspectors), civil commotion, hazards incident to a state of war, local or national weather conditions, national or local disruptions in transportation networks or operations (of any mode) of FedEx or any other entity, strikes or anticipated strikes of FedEx, USPS or any other Person, natural disasters, disruption or failure of communication and information systems, or any conditions that present a danger to each Party’s personnel. In every case the failure to perform must be beyond the control and without the fault or negligence of the Party claiming that its performance is excused hereunder. As provided in Section 8.5 (g) of this Agreement, except for National or Regional Disruptions and for the calculation of the Market Specific Service Level, nothing in this Article 18 shall relieve FedEx of its obligations under Section 8.5 of the Agreement.
If, as a result of the occurrence of one of the foregoing events, FedEx is excused from performance, and the Postal Service is excused from meeting its minimum volume commitment for the identified period, the parties will meet to agree upon the pro-rata adjustments to be made.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ARTICLE 19
STANDARD USPS CLAUSES
Contract Type
This Agreement is an indefinite quantity contract for the purchase of commercial services pursuant to 39 Code of Federal Regulations, Part 601 et seq.
Incorporation by Reference
This Agreement, including its exhibits and schedules, constitute the parties’ entire agreement on the subject matter set forth herein. There are no contract clauses, regulations, provisions of the Purchasing Manual or other provisions of law incorporated herein, except as explicitly stated in this Agreement. The Christian Doctrine shall not apply to this Agreement, and the parties specifically reject the incorporation by reference or operation of law of any terms that are not specifically referenced or described herein.
Commercial Subcontracts
Except as required by law, notwithstanding any other provision of this Agreement, FedEx is not required to include any clause, other than those listed below (and as may be required by a modification to this paragraph) in a subcontract. In particular, these clauses must appear in those subcontracts approved by the USPS pursuant to Article 2.1:
(1)	Clause 9-7, Equal Opportunity (January 1997)

(2)	Clause 9-14, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (January 1997)

(3)	Clause 9-13, Affirmative Action for Handicapped Workers (January 1997)

(4)	Clause 9-10, Service Contract Act
Clause B-8 Assignment of Claims
a. If this contract provides for payments aggregating $10,000 or more, claims for monies due or to become due from the USPS under it may be assigned to a bank, trust company, or other financing institution, including any federal lending agency, and may thereafter be further assigned and reassigned to any such institution. Any such assignment or reassignment must cover all amounts payable and must not be made to more than one Party, except that assignment or reassignment may be made to one Party as agent or trustee for two or more parties participating in financing this contract. No assignment or reassignment pursuant to the provisions of this clause will be recognized as valid and binding upon the USPS unless a written notice of the assignment or reassignment, together with a true copy of the instrument of assignment, is filed with:
(1)	The contracting officer;

(2)	The surety or sureties upon any bond; and

(3)	The office, if any, designated to make payment, and the contracting officer has acknowledged the assignment in writing.
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b.	Assignment of this contract or any interest in this contract other than in accordance with the provisions of this Agreement will be grounds for termination of the contract for default at the option of the USPS
Clause B-9 Claims and Disputes
a.	This contract is subject to the Contract Disputes Act of 1978. (41 U.S.C. 601-613) (“the Act”).

b.	Except as otherwise provided in the Act and this Agreement (including specifically the provisions of Article 3, Sections 7.3 and Article 16 all disputes arising under or relating to this Agreement must be resolved under this clause.

c.	“Claim”, as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the interpretation of contract terms, or other relief arising under or relating to this Agreement. However, a written demand or written assertion by FedEx seeking the payment of money exceeding $100,000 is not a Claim under the Act until certified as required by subparagraph d.2 below. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a Claim under the Act. The submission may be converted to a claim under the Act by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount is not acted upon in a reasonable time.

d.	(1) A Claim by FedEx must be made in writing and submitted to the contracting officer for a written decision. A Claim by the USPS against FedEx is subject to a written decision by the contracting officer.
(2) (a) For FedEx Claims exceeding $100,000, FedEx must submit with the claim the following certification:
“I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief, that the amount requested accurately reflects the contract adjustment for which FedEx believes the USPS is liable, and that I am duly authorized to certify the claim on behalf of FedEx.”
(b) For USPS Claims exceeding $100,000, USPS must submit with the claim the following certification:
“I certify that the claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief, that the amount requested accurately reflects the contract adjustment for which USPS believes FedEx is liable, and that I am duly authorized to certify the claim on behalf of USPS.”
(3)	The certification may be executed by any person duly authorized to bind FedEx with respect to the claim.
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e.	For FedEx claims of $100,000 or less, the contracting officer must, if requested in writing by FedEx, render a decision within 15 days of the request. For FedEx-certified Claims over $100,000, the contracting officer must, within 30 days, or such longer period as shall be mutually agreed by the parties, decide the claim. If the parties cannot agree upon a period of time for deciding claims in excess of the time periods provided above, the contracting officer shall be deemed to have denied FedEx’s position if no contrary determination has been made within the applicable time period.

f.	The contracting officer’s decision is final unless FedEx appeals or files a suit as provided in the Act.

g.	When a Claim is submitted by or against FedEx, the parties by mutual consent may agree to use an alternative dispute resolution (ADR) process to assist in resolving the claim. A certification as described in d(2) of this clause must be provided for any claim, regardless of dollar amount, before ADR is used.

h.	The unsuccessful Party will pay interest in the amount found due and unpaid from the occurrence of the event giving rise to such Claim at the highest rate permissible by applicable law.
Clause 3-2 Participation of Small, Minority, and Woman-owned Businesses
a.	The policy of the USPS is to encourage the participation of small, minority, and woman-owned business in its purchases of supplies and services to the maximum extent practicable consistent with efficient contract performance. FedEx agrees to follow the same policy in performing this contract.

b.	Subject to the agreement of FedEx and the USPS, FedEx will report subcontracting activity on one of the following bases:
(1) Showing direct subcontracting awards made;
(2) Showing subcontracting activity that is allocable to this contract using generally accepted accounting practices; or
(3) A combination of the methods listed above.
c.	FedEx will submit a report to the contracting officer within 15 calendar days after the end of each calendar-year quarter, describing all subcontract awards to small, minority, or woman-owned businesses. The contracting officer may require more frequent reports.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Clause 6-1 Bankruptcy
In the event FedEx enters into proceedings relating to bankruptcy, whether voluntary or involuntary, FedEx will furnish, by certified mail, written notification of the bankruptcy to the contracting officer responsible for administering the contract. The notification must be furnished within five days of the initiation of the bankruptcy proceedings. The notification must include the date on which the bankruptcy petition was filed, the court in which the petition was filed, and a list of USPS contracts and contracting officers for all USPS contracts for which final payment has not yet been made. This obligation remains in effect until final payment under this contract.
Clause 9-1 Convict Labor
In connection with the work under this contract, FedEx agrees not to employ any person undergoing sentence of imprisonment, except as provided by Public Law 89-176, September 10, 1965 (18 U.S.C. 4082(c)(2) and Executive Order 11755, December 29, 1973.
Clause 9-2 Contract Work Hours and Safety Standards Act — Overtime Compensation
a.	Overtime Requirements. No supplier or subcontractor contracting for any part of the contract work may require or permit any laborer or mechanic to work more than 40 hours in any workweek on work subject to the provisions of the Contract Work Hours and Safety Standards Act, unless the laborer or mechanic receives compensation at a rate not less than one-and-one-half times the laborer’s or mechanic’s basic rate of pay for all such hours worked in excess of 40 hours.

b.	Violation, Liability for Unpaid Wages, and Liquidated Damages. In the event of any violation of paragraph a above, FedEx and any subcontractor responsible for the violation are liable to any affected employee for unpaid wages. FedEx and subcontractor are also liable to the USPS for liquidated damages, which will be computed for each laborer or mechanic at $10 for each day on which the employee was required or permitted to work in violation of paragraph a above.

c.	Withholding for Unpaid Wages and Liquidated Damages. The contracting officer may withhold from FedEx, from any moneys payable to FedEx or subcontractor under this or any other contract with the same supplier, or any other federally-assisted contract subject to the Contract Work Hours and Safety Standards Act held by the same supplier, sums as may administratively be determined necessary to satisfy any liabilities of FedEx or subcontractor for unpaid wages and liquidated damages pursuant to paragraph b above.

d.	Records. FedEx or subcontractor must maintain for three years from the completion of the contract for each laborer and mechanic (including watchmen and guards) working on the contract payroll records which contain the name,
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

address, social security number, and classification(s) of each such employee, hourly rates of wages paid, number of daily and weekly hours worked, deductions made, and actual wages paid. FedEx or subcontractor must make these records available for inspection, copying, or transcription by authorized representatives of the contracting officer and the Department of Labor, and must permit such representatives to interview employees during working hours on the job. (The Department of Labor information collection and record keeping requirements in this paragraph d have been approved by the Office of Management and Budget (OMB) under OMB control numbers 1215-0140 and 1215-0017.)

e.	Subcontracts. FedEx must insert paragraphs a through d of this clause in all subcontracts, and must require their inclusion in all subcontracts at any tier.
Clause 9-7 Equal Opportunity
a.	FedEx may not discriminate against employees or applicants because of race, color, religion, sex, or national origin. FedEx will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to race, color religion, sex, or national origin. This action must include, but not be limited to, employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. FedEx agrees to post in conspicuous places, available to employees and applicants, notices provided by the contracting officer setting forth the provisions of this clause.

b.	FedEx must, in all solicitations or advertisements for employees placed by it or on its behalf, state that all qualified applicants will be considered for employment without regard to race, color, religion, sex, or national origin.

c.	FedEx must send to each union or workers’ representative with which FedEx has a collective bargaining agreement or other understanding, a notice, provided by the contracting officer, advising the union or workers’ representative of FedEx’s commitments under this clause, and must post copies of the notice in conspicuous places available to employees and applicants.

d.	FedEx must comply with all provisions of Executive Order (EO) 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

e.	FedEx must furnish all information and reports required by the Executive Order, and by the rules, regulations, and orders of the Secretary, and must permit access to FedEx’s books, records, and accounts by the USPS and the Secretary for purposes of investigation to ascertain compliance with these rules, regulations, and orders.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

f.	If FedEx fails to comply with this clause or with any of the said rules, regulations, or orders, this contract may be cancelled, terminated, or suspended, in whole or in part; FedEx may be declared ineligible for further contracts in accordance with the Executive Order; and other sanctions may be imposed and remedies invoked under the Executive Order, or by rule, regulation, or order of the Secretary, or as otherwise provided by law.

g.	FedEx must insert this clause, including this paragraph g, in all subcontracts or purchase orders under this contract unless exempted by Secretary of Labor rules, regulations, or orders issued under the Executive Order. FedEx must take such action with respect to any such subcontract or purchase order as the USPS may direct as a means of enforcing the terms and conditions of this clause (including sanctions for non-compliance), provided, however, that if FedEx becomes involved in, or is threatened with, litigation as a result, FedEx may request the USPS to enter into the litigation to protect the interest of the USPS.

h.	Disputes under this clause will be governed by the procedures in 41 CFR 60-1.1.
Clause 9-9 Equal Opportunity Preaward Compliance of Subcontracts
FedEx may not enter into a first-tier subcontract for an estimated or actual amount of $1 million or more without obtaining in writing from the contracting officer a clearance that the proposed subcontractor is in compliance with equal opportunity requirements and therefore eligible for award.
Clause 9-10 Service Contract Act
a.	This contract is subject to the Service Contract Act of 1965, as amended (41 U.S.C. Section 351 et seq.), and to the following provisions and all other applicable provisions of the Act and regulations of the Secretary of Labor issued under the Act (29 CFR Part 4).

b.	(1) Each service employee employed in the performance of this contract by FedEx or any subcontractor must be (a) paid not less than the minimum monetary wages and (b) furnished fringe benefits in accordance with the wages and fringe benefits determined by the Secretary of Labor or an authorized representative, as specified in any wage determination attached to this contract.
(2) (a) If a wage determination is attached to this contract, the contracting officer must require that any class of service employees not listed in it and to be employed under the contract (that is, the work to be performed is not performed by any classification listed in the wage
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determination) be classified by FedEx so as to provide a reasonable relationship (that is, appropriate level of skill comparison) between the unlisted classifications and the classifications in the wage determination. The conformed class of employees must be paid the monetary wages and furnished the fringe benefits determined under this clause. (The information collection requirements contained in this paragraph b have been approved by the Office of Management and Budget under OMB control number 1215-0150.)
(b) The conforming procedure must be initiated by FedEx before the performance of contract work by the unlisted class of employees. A written report of the proposed conforming action, including information regarding the agreement or disagreement of the authorized representative of the employees involved or, if there is no authorized representative, the employees themselves, must be submitted by FedEx to the contracting officer no later than 30 days after the unlisted class of employees performs any contract work. The contracting officer must review the proposed action and promptly submit a report of it, together with the agency’s recommendation and all pertinent information, including the position of FedEx and the employees, to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, for review. Within 30 days of receipt, the Wage and Hour Division will approve, modify, or disapprove the action, render a final determination in the event of disagreement, or notify the contracting officer that additional time is necessary.
(c) The final determination of the conformance action by the Wage and Hour Division will be transmitted to the contracting officer, who must promptly notify FedEx of the action taken. FedEx must give each affected employee a written copy of this determination, or it must be posted as a part of the wage determination.
(d) (i) The process of establishing wage and fringe benefit rates bearing a reasonable relationship to those listed in a wage determination cannot be reduced to any single formula. The approach used may vary from determination to determination, depending on the circumstances. Standard wage and salary administration practices ranking various job classifications by pay grade pursuant to point schemes or other job factors may, for example, be relied upon. Guidance may also be obtained from the way various jobs are rated under federal pay systems (Federal Wage Board Pay System and the General Schedule) or from other wage determinations issued in the same locality. Basic to the establishment of conformable wage rates is the concept that a pay relationship should be maintained between job classifications on the basis of the skill required and the duties performed.
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(ii) If a contract is modified or extended or an option is exercised, or if a contract succeeds a contract under which the classification in question was previously conformed pursuant to this clause, a new conformed wage rate and fringe benefits may be assigned to the conformed classification by indexing (that is, adjusting) the previous conformed rate and fringe benefits by an amount equal to the average (mean) percentage increase change in the wages and fringe benefits specified for all classifications to be used on the contract that are listed in the current wage determination, and those specified for the corresponding classifications in the previously applicable wage determination. If these conforming actions are accomplished before the performance of contract work by the unlisted class of employees, FedEx must advise the contracting officer of the action taken, but the other procedures in b.2(c) above need not be followed.
(iii) No employee engaged in performing work on this contract may be paid less than the currently applicable minimum wage specified under section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended.
(e) The wage rate and fringe benefits finally determined pursuant to b.2(a) and (b) above must be paid to all employees performing in the classification from the first day on which contract work is performed by them in the classification. Failure to pay unlisted employees the compensation agreed upon by the interested parties and/or finally determined by the Wage and Hour Division retroactive to the date the class of employees began contract work is a violation of the Service Contract Act and this contract.
(f) Upon discovery of failure to comply with b.2(a) through (e) above, the Wage and Hour Division will make a final determination of conformed classification, wage rate, and/or fringe benefits that will be retroactive to the date the class of employees commenced contract work.
(3) If, as authorized pursuant to section 4(d) of the Service Contract Act, the term of this contract is more than one year, the minimum monetary wages and fringe benefits required to be paid or furnished to service employees will be subject to adjustment after one year and not less often than once every two years, pursuant to wage determinations to be issued by the Wage and Hour Division, Employment Standards Administration of the Department of Labor.
c.	FedEx or subcontractor may discharge the obligation to furnish fringe benefits specified in the attachment or determined conformably to it by furnishing any equivalent combinations of bona fide fringe benefits, or by making equivalent or differential payments in cash in accordance with the applicable rules set forth in Subpart D of 29 CFR Part 4, and not otherwise.
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d.	(1) (a) In the absence of a minimum-wage attachment for this contract, neither FedEx nor any subcontractor under this contract may pay any person performing work under the contract (regardless of whether they are service employees) less than the minimum wage specified by section 6(a)(1) of the Fair Labor Standards Act of 1938. Nothing in this provision relieves FedEx or any subcontractor of any other obligation under law or contract for the payment of a higher wage to any employee.
(b) This Agreement provides for the periodic adjustment of wages and fringe benefits pursuant to future determination, issued in the manner prescribed in Section 351 of the Services Contract Act, no less than one every two years during the term of this Agreement, covering the various classes of service employees.
(2) (a) If this contract succeeds a contract subject to the Service Contract Act, under which substantially the same services were furnished in the same locality, and service employees were paid wages and fringe benefits provided for in a collective bargaining agreement, in the absence of a minimum wage attachment for this contract setting forth collectively bargained wage rates and fringe benefits, neither FedEx nor any subcontractor under this contract may pay any service employee performing any of the contract work (regardless of whether or not the employee was employed under the predecessor contract), less than the wages and fringe benefits provided for in the agreement, to which the employee would have been entitled if employed under the predecessor contract, including accrued wages and fringe benefits and any prospective increases in wages and fringe benefits provided for under the agreement.
(b) No supplier or subcontractor under this contract may be relieved of the foregoing obligation unless the limitations of section 4.1(b) of 29 CFR Part 4 apply or unless the Secretary of Labor or an authorized representative finds, after a hearing as provided in section 4.10 of 29 CFR Part 4, that the wages and/or fringe benefits provided for in the agreement vary substantially from those prevailing for services of a similar character in the locality, or determines, as provided in section 4.11 of 29 CFR Part 4, that the agreement applicable to service employees under the predecessor contract was not entered into as a result of arm’s-length negotiations.
(c) If it is found in accordance with the review procedures in 29 CFR 4.10 and/or 4.11 and Parts 6 and 8 that wages and/or fringe benefits in a predecessor supplier’s collective bargaining agreement vary substantially from those prevailing for services of a similar character in the locality, and/or that the agreement applicable to service employees under the predecessor contract was not entered into as a result of arm’s-length
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negotiations, the Department will issue a new or revised wage determination setting forth the applicable wage rates and fringe benefits. This determination will be made part of the contract or subcontract, in accordance with the decision of the Administrator, the Administrative Law Judge, or the Board of Service Contract Appeals, as the case may be, irrespective of whether its issuance occurs before or after award (53 Comp. Gen. 401 (1973)). In the case of a wage determination issued solely as a result of a finding of substantial variance, it will be effective as of the date of the final administrative decision.
e.	FedEx and any subcontractor under this contract must notify each service employee starting work on the contract of the minimum monetary wage and any fringe benefits required to be paid pursuant to the contract, or must post the wage determination attached to this contract. The poster provided by the Department of Labor (Publication WH 1313) must be posted in a prominent and accessible place at the work site. Failure to comply with this requirement is a violation of section 2(a)(4) of the Act and of this contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

f.	FedEx or subcontractor may not permit services called for by this contract to be performed in buildings or surroundings or under working conditions provided by or under the control or supervision of FedEx or subcontractor that are unsanitary or hazardous or dangerous to the health or safety of service employees engaged to furnish these services, and FedEx or subcontractor must comply with the safety and health standards applied under 29 CFR Part 1925.

g.	(1) FedEx and each subcontractor performing work subject to the Act must maintain for three years from the completion of the work records containing the information specified in (a) through (f) following for each employee subject to the Service Contract Act and must make them available for inspection and transcription by authorized representatives of the Wage and Hour Division, Employment Standards Administration of the U.S. Department of Labor (approved by the Office of Management and Budget under OMB control numbers 1215-0017 and 1215-0150):
(a) Name, address, and social security number of each employee.
(b) The correct work classification, rate or rates of monetary wages paid and fringe benefits provided, rate or rates of fringe benefit payments in lieu thereof, and total daily and weekly compensation of each employee.
(c) The number of daily and weekly hours so worked by each employee.
(d) Any deductions, rebates, or refunds from the total daily or weekly compensation of each employee.
(e) A list of monetary wages and fringe benefits for those classes of service employees not included in the wage determination attached to this
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contract but for whom wage rates or fringe benefits have been determined by the interested parties or by the Administrator or authorized representative pursuant to paragraph b above. A copy of the report required by b.2(b) above is such a list.
(f) Any list of the predecessor supplier’s employees furnished to FedEx pursuant to section 4.6(1)(2) of 29 CFR Part 4.
(2) FedEx must also make available a copy of this contract for inspection or transcription by authorized representatives of the Wage and Hour Division.
(3) Failure to make and maintain or to make available the records specified in this paragraph g for inspection and transcription is a violation of the regulations and this contract, and in the case of failure to produce these records, the contracting officer, upon direction of the Department of Labor and notification of FedEx, must take action to suspend any further payment or advance of funds until the violation ceases.
(4) FedEx must permit authorized representatives of the Wage and Hour Division to conduct interviews with employees at the work site during normal working hours.
h.	FedEx must unconditionally pay to each employee subject to the Service Contract Act all wages due free and clear and without subsequent deduction (except as otherwise provided by law or regulations, 29 CFR Part 4), rebate, or kickback on any account. Payments must be made no later than one pay period following the end of the regular pay period in which the wages were earned or accrued. A pay period under the Act may not be of any duration longer than semimonthly.

i.	The contracting officer must withhold or cause to be withheld from the USPS supplier under this or any other contract with FedEx such sums as an appropriate official of the Department of Labor requests or the contracting officer decides may be necessary to pay underpaid employees employed by FedEx or subcontractor. In the event of failure to pay employees subject to the Act wages or fringe benefits due under the Act, the USPS may, after authorization or by direction of the Department of Labor and written notification to FedEx, suspend any further payment or advance of funds until the violations cease. Additionally, any failure to comply with the requirements of this clause may be grounds for termination of the right to proceed with the contract work. In this event, the USPS may enter into other contracts or arrangements for completion of the work, charging FedEx in default with any additional cost.

j.	FedEx agrees to insert this clause in all subcontracts subject to the Act. The term “supplier,” as used in this clause in any subcontract, is deemed to refer to the subcontractor, except in the term “supplier.”
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k.	Service employee means any person engaged in the performance of this contract other than any person employed in a bona fide executive, administrative, or professional capacity, as those terms are defined in Part 541 of Title 29, Code of Federal Regulations as of July 30, 1976, and any subsequent revision of those regulations. The term includes all such persons regardless of any contractual relationship that may be alleged to exist between a supplier or subcontractor and them.

l.	(1) If wages to be paid or fringe benefits to be furnished service employees employed by FedEx or a subcontractor under the contract are provided for in a collective bargaining agreement that is or will be effective during any period in which the contract is being performed, FedEx must report this fact to the contracting officer, together with full information as to the application and accrual of these wages and fringe benefits, including any prospective increases, to service employees engaged in work on the contract, and furnish a copy of the agreement. The report must be made upon starting performance of the contract, in the case of collective bargaining agreements effective at the time. In the case of agreements or provisions or amendments thereof effective at a later time during the period of contract performance, they must be reported promptly after their negotiation. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)
(2) Not less than ten days before completion of any contract being performed at a Postal facility where service employees may be retained in the performance of a succeeding contract and subject to a wage determination containing vacation or other benefit provisions based upon length of service with a supplier (predecessor) or successor (section 4.173 of Regulations, 29 CFR Part 4), the incumbent supplier must furnish to the contracting officer a certified list of the names of all service employees on FedEx’s or subcontractor’s payroll during the last month of contract performance. The list must also contain anniversary dates of employment on the contract, either with the current or predecessor suppliers of each such service employee. The contracting officer must turn over this list to the successor supplier at the commencement of the succeeding contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)
m.	Rulings and interpretations of the Service Contract Act of 1965, as amended, are contained in Regulations, 29 CFR Part 4.

n.	(1) By entering into this contract, FedEx and its officials certify that neither they nor any person or firm with a substantial interest in FedEx’s firm are ineligible to be awarded government contracts by virtue of the sanctions imposed pursuant to section 5 of the Act.
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(2) No part of this contract may be subcontracted to any person or firm ineligible for award of a government contract pursuant to section 5 of the Act.
(3) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.
o.	Notwithstanding any of the other provisions of this clause, the following employees may be employed in accordance with the following variations, tolerances, and exemptions, which the Secretary of Labor, pursuant to section 4(b) of the Act before its amendment by Public Law 92-473, found to be necessary and proper in the public interest or to avoid serious impairment of the conduct of government business:
(1) Apprentices, student-learners, and workers whose earning capacity is impaired by age, or physical or mental deficiency or injury may be employed at wages lower than the minimum wages otherwise required by section 2(a)(1) or 2(b)(1) of the Service Contract Act without diminishing any fringe benefits or cash payments in lieu thereof required under section 2(a)(2) of the Act, in accordance with the conditions and procedures prescribed for the employment of apprentices, student-learners, handicapped persons, and handicapped clients of sheltered workshops under section 14 of the Fair Labor Standards Act of 1938, in the regulations issued by the Administrator (29 CFR Parts 520, 521, 524, and 525).
(2) The Administrator will issue certificates under the Service Contract Act for the employment of apprentices, student-learners, handicapped persons, or handicapped clients of sheltered workshops not subject to the Fair Labor Standards Act of 1938, or subject to different minimum rates of pay under the two Acts, authorizing appropriate rates of minimum wages (but without changing requirements concerning fringe benefits or supplementary cash payments in lieu thereof), applying procedures prescribed by the applicable regulations issued under the Fair Labor Standards Act of 1938 (29 CFR Parts 520, 521, 524, and 525).
(3) The Administrator will also withdraw, annul, or cancel such certificates in accordance with the regulations in Parts 525 and 528 of Title 29 of the Code of Federal Regulations.
p.	Apprentices will be permitted to work at less than the predetermined rate for the work they perform when they are employed and individually registered in a bona fide apprenticeship program registered with a State Apprenticeship Agency recognized by the U.S. Department of Labor, or if no such recognized agency exists in a state, under a program registered with the Bureau of Apprenticeship and Training, Employment and Training Administration, U.S. Department of Labor. Any employee not registered as an apprentice in an approved program
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must be paid the wage rate and fringe benefits contained in the applicable wage determination for the journeyman classification of work actually performed. The wage rates paid apprentices may not be less than the wage rate for their level of progress set forth in the registered program, expressed as the appropriate percentage of the journeyman’s rate contained in the applicable wage determination. The allowable ratio of apprentices to journeymen employed on the contract work in any craft classification may not be greater than the ratio permitted to FedEx for its entire workforce under the registered program.
q.	An employee engaged in an occupation in which he or she customarily and regularly receives more than $30 a month tips may have the amount of tips credited by the employer against the minimum wage required by section 2(a)(1) or section 2(b)(1) of the Act in accordance with section 3(m) of the Fair Labor Standards Act and Regulations, 29 CFR Part 531. However, the amount of this credit may not exceed $1.24 per hour beginning January 1, 1980, and $1.34 per hour after December 31, 1980. To utilize this proviso:
(1) The employer must inform tipped employees about this tip credit allowance before the credit is utilized;
(2) The employees must be allowed to retain all tips (individually or through a pooling arrangement and regardless of whether the employer elects to take a credit for tips received);
(3) The employer must be able to show by records that the employee receives at least the applicable Service Contract Act minimum wage through the combination of direct wages and tip credit (approved by the Office of Management and Budget under OMB control number 1214-0017); and
(4) The use of tip credit must have been permitted under any predecessor collective bargaining agreement applicable by virtue of section 4(c) of the Act.
r.	Disputes arising out of the labor standards provisions of this contract are not subject to the Claims and Disputes clause but must be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR Parts 4, 6, and 8. Disputes within the meaning of this clause include disputes between FedEx (or any of its subcontractors) and the USPS, the U.S. Department of Labor, or the employees or their representatives.

s.	The parties agree that no wage determination will be attached to this Agreement. FedEx will log onto to the Department of Labor’s website in order to access the applicable wage determinations applicable to its covered workforce performing services under this Agreement.
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Clause 9-12 Fair Labor Standards Act and Service Contract Act — Price Adjustment (Modified)
a.	FedEx warrants that the contract prices include allowance for any contingency to cover increased costs for which adjustment is provided under this clause.

b.	The minimum prevailing wage determination, including fringe benefits, issued under the Service Contract Act of 1965 by the Department of Labor, current at the beginning of each renewal period, applies to any renewal of this contract. When no such determination has been made as applied to this contract, the minimum wage established in accordance with the Service Contract Act clause applies to any renewal of this contract.

c.	When, as a result of the determination of minimum prevailing wages and fringe benefits applicable at the beginning of the renewal option period, or when an increased or decreased wage determination is otherwise applied to this contract, or when as a result of any amendment to the Fair Labor Standards Act enacted after award that affects minimum wage, and whenever such a determination becomes applicable to this contract under law, FedEx increases or decreases wages or fringe benefits of employees working on the contract to comply, it is agreed that any increases in the contract price or unit price labor rates are accounted for by way of the rate increases included within this contract.

d.	Not Applicable.

e.	The contracting officer or the contracting officer’s authorized representative must, for three years after final payment under the contract, be given access to and the right to examine any directly pertinent books, papers, and records of FedEx, but only if in accordance with other clauses of this contract.
Clause 9-13 Affirmative Action for Handicapped Workers
a.	FedEx may not discriminate against any employee or applicant because of physical or mental handicap, in regard to any position for which the employee or applicant is qualified. FedEx agrees to take affirmative action to employee, advance in employment, and otherwise treat qualified handicapped individuals without discrimination in all employment practices, such as employment, upgrading, demotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training (including apprenticeship).

b.	FedEx agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Rehabilitation Act of 1973, as amended.
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c.	In the event of FedEx’s non-compliance with this clause, action may be taken in accordance with the rules and regulations and relevant orders of the Secretary of Labor.

d.	FedEx agrees to post in conspicuous places, available to employees and applicants, notices in a form to be prescribed by the Director, Office of Federal Contract Compliance Programs, provided by or through the contracting officer. These notices state FedEx’s obligation under the law to take affirmative action to employ and advance in employment qualified handicapped employees and applicants, and the rights of applicants and employees.

e.	FedEx must notify each union or worker’s representative with which it has a collective bargaining agreement or other understanding that FedEx is bound by the terms of section 503 of the Act and is committed to taking affirmative action to employ, and advance in employment, handicapped individuals.

f.	FedEx must include this clause in every subcontract or purchase order over $2,500 under this contract unless exempted by rules, regulations, or orders of the Secretary issued pursuant to section 503 of the Act, so its provisions will be binding upon each subcontractor or vendor. FedEx must take such action with respect to any subcontract or purchase order as the Director of the Office of Federal Contract Compliance Programs may direct to enforce these provisions, including action for non-compliance.
Clause 9-14 Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era
a.	FedEx may not discriminate against any employee or applicant because that employee or applicant is a disabled veteran or veteran of the Vietnam era, in regard to any position for which the employee or applicant is qualified. FedEx agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified disabled veterans and veterans of the Vietnam era without discrimination in all employment practices, such as employment, upgrading, demotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training (including apprenticeship).

b.	FedEx agrees to list all employment openings which exist at the time of the execution of this contract and those which occur during the performance of this contract, including those not generated by this contract and including those occurring at an establishment of FedEx other than the one where the contract is being performed, but excluding those of independently operated corporate affiliates, at an appropriate local office of the state employment service where the opening occurs. State and local government agencies holding USPS contracts of $10,000 or more will also list their openings with the appropriate office of the state employment service.
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c.	Listing of employment openings with the employment service system will be made at least concurrently with the use of any recruitment source or effort and will involve the normal obligations attaching to the placing of a bona fide job order, including the acceptance of referrals of veterans and nonveterans. The listing of employment openings does not require the hiring of any particular applicant or hiring from any particular group of applicants, and nothing herein is intended to relieve FedEx from any other requirements regarding non-discrimination in employment.

d.	Whenever FedEx becomes contractually bound to the listing provisions of this clause, it must advise the employment service system in each state where it has establishments of the name and location of each hiring location in the state. FedEx may advise the state system when it is no longer bound by this clause.

e.	Paragraphs b, c, and d above do not apply to openings FedEx proposes to fill from within its own organization or under a customary and traditional employer/union hiring arrangement. But this exclusion does not apply to a particular opening once FedEx decides to consider applicants outside its own organization or employer/union arrangements for that opening.

f.	Definitions
(1)	All Employment Openings. This includes all positions except executive and top management, those positions that will be filled from within FedEx’s organization, and positions lasting three days or less. This also includes full-time employment, temporary employment of more than three days duration, and part-time employment. Under the most compelling circumstances, an employment opening may not be suitable for listing, including situations in which the needs of the USPS cannot reasonably be otherwise supplied, when listing would be contrary to national security, or when listing would not be in the best interest of the USPS.
(2)	Appropriate Office of the State Employment Service. This means the local office of the federal/state national system of public employment offices with assigned responsibility for serving the area where the employment opening is to be filled, including the District of Columbia, Guam, the Commonwealth of Puerto Rico, and the Virgin Islands.
(3)	Positions That Will be Filled From Within FedEx’s Own Organization. This means employment openings for which no consideration will be given to persons outside FedEx’s organization (including any affiliates, subsidiaries and parent companies) and includes any openings which FedEx proposes to fill from regularly established recall lists.
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(4)	Openings FedEx Proposes to Fill Under a Customary and Traditional Employer/Union Hiring Arrangement. Employment openings FedEx proposes to fill from union halls as part of the customary and traditional hiring relationship existing between it and representatives of its employees.
g.	FedEx agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Era Veterans Readjustment Assistance Act of 1972, as amended.

h.	In the event of FedEx’s non-compliance with this clause, action may be taken in accordance with the rules, regulations, and relevant orders of the Secretary.

i.	FedEx agrees to post in conspicuous places, available to employees and applicants, notices in a form to be prescribed by the Director, Office of Federal Contract Compliance Programs, provided by or through the contracting officer. These notices state FedEx’s obligation under the law to take affirmative action to employ and advance in employment qualified disabled veterans and veterans of the Vietnam era, and the rights of applicants and employees.

j.	FedEx must notify each union or workers’ representative with which it has a collective bargaining agreement or other understanding that FedEx is bound by the terms of the Act and is committed to taking affirmative action to employ, and advance in employment, qualified disabled veterans and veterans of the Vietnam era.

k.	FedEx must include this clause in every subcontract or purchase order of $10,000 or more under this contract unless exempted by rules, regulations, or orders of the Secretary issued pursuant to the Act, so its provisions will be binding upon each subcontractor or vendor. FedEx must take such action with respect to any subcontract or purchase order as the Director of the Office of Federal Contract Compliance Programs may direct to enforce these provisions, including action for non-compliance.
Clause 2-22 Value Engineering Incentive
a. General.
The right of each party to improve its own methods for its own benefit, absent a change to the obligations of the other party which requires an modification to this Agreement, and to retain such savings for itself is not affected by this clause. The supplier is encouraged to develop and submit Value Engineering Change Proposals (VECPs) voluntarily. The supplier will share in savings realized from an accepted VECP as provided in paragraph (h) below. No document submitted by Supplier shall be considered to be a VECP unless supplier specifically marks
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on the document that it is to be considered a VECP and contains a statement that the supplier intends the document to be a VECP subject to the provisions of this Clause of the Agreement.
b. Definitions
(1) Value Engineering Change Proposal (VECP). A proposal that:
(a) Requires a change to the instant contract;
(b) Results in savings to the instant contract; and
(c) Does not involve a change in:
(i) Deliverable end items only;
(ii) Test quantities due solely to results of previous testing under the instant contract; or
(iii) Contract type only.
(2) Instant Contract. The contract under which a VECP is submitted. It does not include additional contract quantities.
(3) Additional Contract Quantity. An increase in quantity after acceptance of a VECP due to contract modification, exercise of an option, or additional orders (except orders under indefinite-delivery contracts within the original maximum quantity limitations).
(4) Postal Service Costs. Costs to the Postal Service resulting from developing and implementing a VECP, such as net increases in the cost of testing, operations, maintenance, logistics support, or property furnished. Normal administrative costs of processing the VECP are excluded.
(5) Instant Contract Savings. The estimated cost of performing the instant contract without implementing a VECP minus the sum of (a) the estimated cost of performance after implementing the VECP and (b) Postal Service costs.
(6) Additional Contract Savings. The estimated cost of performance or delivering additional quantities without the implementation of a VECP minus the sum of (a) the estimated cost of performance after the VECP is implemented and (b) Postal Service cost.
(7) Supplier’s Development and Implementation Costs. Supplier’s cost in developing, testing, preparing, and submitting a VECP. Also included are the supplier’s cost to make the contractual changes resulting from the Postal Service acceptance of the VECP.
c. Content. A VECP must include the following:
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(1) A description of the difference between the existing contract requirement and that proposed, the comparative advantages and disadvantages of each, a justification when an item’s function or characteristics are being altered, the effect of the change on the end item’s performance, and any pertinent objective test data.
(2) A list and analysis of the contract requirements that must be changed if the VECP is accepted, including any suggested specification revisions.
(3) A separate, detailed cost estimate for (a) the affected portions of the existing contract requirement and (b) the VECP. The cost reduction associated with the VECP must take into account the supplier’s allowable development and implementation costs.
(4) A description and estimate of costs the Postal Service may incur in implementing the VECP, such as test and evaluation and operating and support costs.
(5) A prediction of any effects the proposed change would have on Postal Service costs.
(6) A statement of the time by which a contract modification accepting the VECP must be issued in order to achieve the maximum cost reduction, noting any effect on the contract completion time or delivery schedule.
(7) Identification of any previous submissions of the VECP to the Postal Service, including the dates submitted, purchasing offices,contract numbers, and actions taken.
d. Submission. The supplier must submit VECPs to the contracting officer.
e. Postal Service Action
(1) The contracting officer will give the supplier written notification of action taken on a VECP within 60 days after receipt. If additional time is needed, the contracting officer will notify the supplier, within the 60-day period, of the expected date of a decision. The Postal Service will process VECPs expeditiously but will not be liable for any delay in acting upon a VECP.
(2) If a VECP is not accepted, the contracting officer will so notify the supplier, explaining the reasons for rejection.
f. Withdrawal. The supplier may withdraw a VECP, in whole or in part, at any time before its acceptance.
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g. Acceptance
(1) Acceptance of a VECP, in whole or in part, will be by execution of a supplemental agreement modifying this contract and citing this clause. If agreement on price (see paragraph h below) is reserved for a later supplemental agreement, and if such agreement cannot be reached, the disagreement is subject to the Claims and Disputes clause of this contract, or another clause of the contract dealing with disputes.
(2) Until a VECP is accepted by contract modification, both parties must perform in accordance with the existing contract.
(3) The contracting officer’s decision to accept or reject all or any part of a VECP is final and not subject to the Claims and Disputes clause or otherwise subject to litigation under the Contract Disputes Act of 1978 (41 U.S.C. 601-613).
h. Sharing. If a VECP is accepted, the FedEx and the Postal Service shall negotiate their respective shares of the contract savings. The contract savings are calculated by subtracting the estimated cost of the performing the contract with the VECP, Postal Service costs, and the allowable development and implementation costs from the estimated cost of performing the contract with out the VECP. Profit is excluded when calculating contract savings.
i. Data
(1) The supplier may restrict the Postal Service’s right to use any part of a VECP or the supporting data by marking the following legend on the affected parts:
“These data, furnished under the Value Engineering Incentive clause of contract, may not be disclosed outside the Postal Service or duplicated, used, or disclosed, in whole or in part, for any purpose other than to evaluate a value engineering change proposal submitted under the clause. This restriction does not limit the Postal Service’s right to use information contained in these data if it has been obtained or is otherwise available from the supplier or from another source without limitation.”
(2) If a VECP is accepted, the supplier hereby grants the Postal Service unlimited rights in the VECP and supporting data, except that, with respect to data qualifying and submitted as limited rights technical data, the Postal Service will have the rights specified in the contract modification implementing the VECP and will appropriately mark the data.
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ARTICLE 20
APPLICABLE LAW
20.1	This Agreement is made and shall be construed and interpreted in accordance with federal law.
ARTICLE 21
ENTIRE AGREEMENT
This Agreement, together with all Schedules Exhibits and Attachments, constitute the entire agreement and understanding between the Parties in connection with the subject matter described, and supersede and cancel all previous negotiations, commitments and writings related to the subject matter.
ARTICLE 22
AMENDMENTS OR MODIFICATIONS
In order to be binding upon USPS or FedEx any amendment, extension or renewal of this Agreement must be in writing signed by the contracting officer on behalf of USPS and an officer of FedEx authorized to bind the company.
ARTICLE 23
ASSIGNMENT
Neither Party shall, directly or indirectly (whether by succession, merger, or otherwise) assign, delegate, novate, or otherwise transfer this Agreement or any of its rights or obligations hereunder, without the prior written approval of the other (provided that FedEx may assign this Agreement to any of its Affiliates without first obtaining such consent).
ARTICLE 24
WAIVER OF BREACH
No waiver of breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.
ARTICLE 25
NOTICES
Any notice, report, demand, acknowledgement or other communication which under the terms of this Agreement or otherwise must be given or made by either Party, unless
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specifically otherwise provided in this Agreement, shall be in the English language and in writing, and shall be given or made by express delivery service with proof of delivery, certified air mail (return receipt requested), telex or facsimile with acknowledgement of receipt/proof of receipt, or personal delivery, addressed to the respective parties as follows, or as the Parties may otherwise notify to each other:
To USPS:
United States Postal Service
475 L’Enfant Plaza S.W. Room 4900
Washington, D.C. 20260-6210
Attention: Manager, Transportation Portfolio

To FedEx:
Federal Express Corporation
3610 Hacks Cross Road, Building A
Memphis, Tennessee 38125
Attention: Senior Vice President Central Support Services Department
With a copy to :
Federal Express Corporation
3620 Hacks Cross Road, Building B
Memphis, Tennessee 38125
Attention: Senior Vice President and General Counsel
Such notice, report, demand, acknowledgement or other communication shall be deemed to have been given or made in the case of express delivery service with tracking and tracing capability on the date of signature of the proof of delivery, in the case of certified mail on the fifth business day in the place of receipt after the date sent, in the case of telex and facsimile on the date of the acknowledgement of receipt/proof of receipt and in the case of personal delivery upon receipt evidencing such delivery.
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ARTICLE 26
REPRESENTATIVES
26.1	The Contracting Officer is the person executing this Agreement on behalf of USPS. The Contracting Officer will appoint a Contracting Officer Representative (“COR”) responsible for day-to-day administration of this Agreement. The COR will serve as the USPS contact for all routine matters. A copy of a notice of appointment defining such COR’s authority will be furnished to FedEx.

26.2	This Agreement and all amendments hereto will not be valid and binding on FedEx unless executed by an authorized officer of FedEx and a duly authorized Postal Service Contracting Officer.
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ARTICLE 27
SEVERABILITY
27.1	If any term, provision, covenant or condition of this Agreement is held by a court or Board of competent jurisdiction or by a request, direction or indication of an agency or department of a Governmental Body having subject matter jurisdiction to be invalid or unenforceable, the remainder of the provisions shall continue in full force and effect unless the rights and obligations of the parties have been materially altered or abridged by such invalidation or unenforceability.
27.2	If a material provision of this Agreement is materially altered or abridged as the result of a final and binding order of a Governmental Body having subject matter jurisdiction, then USPS and FedEx will meet to negotiate in good faith to reach a mutually satisfactory modification to this Agreement. If the Parties are unable to reach a mutually satisfactory resolution, then either Party may declare the negotiations to be at an impasse and the parties shall resolve the dispute in accordance with the provisions of Article 3 of this Agreement.
27.3	Notwithstanding the foregoing, the Parties agree to make their best efforts to oppose any changes requested by a Governmental Body to any material provision of this Agreement.
ARTICLE 28
ORDER OF PRECEDENCE CLAUSE
Any inconsistency in the provisions of this agreement will be resolved by giving precedence in the following order:
a.	Clauses of the Agreement.

b.	Provisions contained in Exhibits, attachments or incorporated by reference (other than the Operational Specifications).

c.	The Operations Specifications.

d.	The Operating Plan.

e.	The Local Plan.
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IN WITNESS WHEREOF, the Parties have signed this Agreement in duplicate, one for each of the parties, as of July 31, 2006.

THE UNITED STATES POSTAL SERVICE

By:	/s/ LESLIE A. GRIFFITH

Printed Name: Leslie A. Griffith
Printed Title: Manager, Air Transportation

FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON

Printed Name: Paul J. Herron
Printed Title: VP, Postal Transportation
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EXHIBIT A
USPS Operating Specifications
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I — USPS Operating Plan — Day Product
II — USPS Operating Plan — Night Product
III — Airworthiness Determination
IV — Unacceptable Packages
V — Feeder Operating Plan
VI — Scanning Specifications
VII — Dangerous Goods, Registered Mail and Live Animal Procedures

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1.0.0	Introduction

1.1.0	This document details the operational specifics between Federal Express Corporation (“FedEx”) and the United States Postal Service (“USPS”) to transport ULDs and packages within the FedEx network. This document is to be attached as an exhibit to the Transportation Agreement dated as of July 31, 2006 (the “Agreement”) between FedEx and USPS. The Contracting Officer is the only USPS individuals authorized to approve contractual changes on behalf of USPS.

2.0.0	Definitions

Except as otherwise defined herein, capitalized terms shall have the meanings set forth in the Agreement.

3.0.0	FORECASTING VOLUME

3.1.0	Schedule Periods — FedEx will, by December 1 of each year, provide to USPS the Schedule Periods to be in effect for the twelve month period commencing June 1 of the following year. The notification listing the Schedule Periods will include the start and finish dates for each Schedule Period, and will specify the groupings of Schedule Periods that will constitute the individual Schedule Blocks.

3.2.0	Forecast Structure -USPS will provide the forecasts described in Sections 3.3.0 and 3.4.0 at the times specified in those sections. Each such forecast shall list each origin market and destination market lane (each a “Market Lane”) for night-turn movements and separate forecasts for day-turn movements. The forecasts will also include an estimate of the number of Handling Units (excluding ULDs) and the total Volume for each Market Lane.

3.3.0	Not later than 118 calendar days prior to each Schedule Block Implementation Date, USPS will deliver to FedEx the Schedule Period Request Forecast, as more fully described below. This forecast details the specific Volumes by Market Lane that USPS requests FedEx to transport during the Schedule Period. The aggregate volume requested by USPS will not be less than the Interim Period Committed Volumes for that Schedule Period as set forth in the Agreement. If USPS does not make the Schedule Period Request Forecast available 118 days before the Schedule Period Implementation Date, the Schedule Period Request Forecast for that period shall be deemed to be equal to previous year’s forecast for the related periods..

3.4.0	[ * ].

[ * ]:

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
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3.5.0	[ * ].

3.6.0.	[ * ].

3.7.0.	HOLIDAY PLANNING

3.7.1	FedEx US domestic operations are discontinued for the following days (“FedEx Holidays”):
•	New Years Day

•	Memorial Day

•	Fourth of July

•	Labor Day

•	Thanksgiving

•	Christmas
3.7.2	No Day-Turn or Night-turn products will be Tendered by USPS to FedEx the day of the FedEx holiday.

4.0.0	LINEHAUL REQUIREMENTS
4.1.0	Actual ULD weights cannot exceed the Maximum Allowable Weight as provided in Table A below. The Maximum Allowable Weights are inclusive of the tare weight of the ULD. ULDs weighing more than the Maximum Allowable Weight may be unloaded by FedEx to comply with the structural limitations of the aircraft. Any Handling Units that are unloaded for this purpose will be transported in mixed containers and will be handled and billed as Handling Units (other than ULDs) in the same manner as bulk packages. The average USPS density outbound from any market can not exceed the structural limits of the aircraft. If ULDs must be unloaded or removed in order to comply with the structural limitations of the aircraft and if the ULDs tendered by USPS are not in excess of the Maximum Allowable Weights, FedEx will not adversely discriminate against USPS in the unloading or removal of ULDs from the aircraft. In no event will any Handling Unit, as a result of this transload, be billed two handling charges.
TABLE A
MAXIMUM ALLOWABLE WEIGHTS

				Maximum Weight
		Cubic Foot Capacity	Approximate Tare	(lbs) Including
ULD	IATA Cod	(Used for Billing	Weight (lbs)	Tare
Full Contour	SAA	427	575	4890
Full Contour Hazardous	SAX	418	713	4890
Demi	AYY	202	301	2415
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				Maximum Weight
		Cubic Foot Capacity	Approximate Tare	(lbs) Including
ULD	IATA Cod	(Used for Billing	Weight (lbs)	Tare
Demi Hazardous	AYX	202	294	2415
LD-3	AVE	153	182	3500
LD-3	AKE	153	215	3500
M-3	AAM	565	755	6950
AMJ	AMJ	590	767	6950
QC-11 Hazardous	AWX	265	518
4.2.0	Long Range Planning.
USPS agrees to provide FedEx with its Committed Volume Requests on a rolling eighteen (18) month basis as more particularly described in Section 11.1(b) of the Agreement.
5.0.0	Market Outbound Operating Plan — Day-turn

5.0.1	Section 5 is applicable to all Outbound Market Volume for the USPS Day-turn product. Attachment I is the Day-Turn Operating Plan and will be provided by September 1, 2006. This plan details, in tabular form, the operating plan for the Day-Turn operations and designates whether the AMC must load volume in ULDs or tender the volume loose to FedEx. This plan lists the various USPS origin plants and the AMC location that is served by these plants. The Day-Turn Operating Plan lists the total cubic feet that will be processed from each location and provides a Process Code that describes the methods of and time periods for the pickup and delivery from and to each AMC. In addition to the Day-Turn Operating Plan, not later than 21 days prior to the Service Commencement Date, the local USPS and FedEx management for each market will develop a Local Plan. These Local Plans will address matters of local interest and applicability such as (i) local operating procedures at each facility, (ii) contact information for key representatives of each party, (iii) the required times for FedEx personnel to stage the outbound equipment that FedEx has agreed to provide to USPS, (iv) retention of Terminal Handling Service training records (v) other procedures unique to the local operations. The Local Plans may not change the Minimum Guaranteed Volume, Latest Tender Times, Earliest Mail Delivery Times or the Process Codes specified in the Day-Turn or Night-turn Operating Plan. Any such matters that may be addressed in the Local Plans that are inconsistent with the terms of the Agreement, these Operating Specifications or the Day-Turn Operating Plan will be null and void and without legal effect.

5.1.0	USPS Operational Requirements

5.1.1	AMCs that are designated to load ULDs may not tender volume to FedEx other than in ULDs. All ULDs will have a D&R Tag affixed thereon. Each AMC is limited to one demi container or LD3 container as agreed to by both parties in the applicable matrix, which will be designated as a Partial ULD. FedEx may refuse all additional Partial ULDs or loose Handling Units. All ULDs must be Airworthy as determined in accordance with Attachment III to these Operating Specifications. No more than one Partial ULD will be allowed at each location.
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5.1.2	USPS will tender to FedEx all ULDs, APC or bulk trucks in accordance with the process described in the Day-Turn Operating Plan.
5.1.3	USPS will not tender on Day-turn network (and FedEx will not accept) any Dangerous Goods or Hazardous Materials, either accessible or inaccessible or any Unacceptable Packages.
5.1.4	USPS will tender to FedEx any Perishables in accordance with appropriate packaging requirements specified in Attachment IV.
5.1.5	USPS will tender each Registered Mail receptacle to FedEx with an RML sticker affixed next to the D&R Tag. USPS will not tender and FedEx will not accept any coded Outside shipments for transport as Registered Mail.
5.1.6	USPS will reload all ULDs, identified at USPS locations by the receiving FedEx employee, as not Airworthy.
5.1.7	USPS will notify the local FedEx operation, in the manner described in the Local Plan, no later than 2 hours prior to the Latest Tender Time specified for such location in the Day-Turn Operating Plan of any ULDs that are not Airworthy. FedEx will replace these ULDs no later than 60 minutes prior to the Latest Tender Time specified for such location in the Operating Plan.
5.1.8	All Handling Units must have a D&R Tag affixed thereon that satisfies the Scanning Specifications attached hereto as Attachment VI has a human readable URSA code on it and which is applied in a manner and orientation that allows the bar code to be scanned following procedures used by FedEx for all other customer packages. USPS will notify FedEx before making any modifications to the Scanning Specifications of the D& R Tag. USPS will allow ample time for FedEx to make the necessary system changes before implementing the modifications. For those Handling Units which are tendered without a D&R Tag, FedEx may process such Handling Units in accordance with Section 5.2.23 below.
5.1.9	USPS will consolidate all originating volume at the local AMC as described in the Day-Turn Operating Plan.
5.1.10	USPS will tender all outbound Volume not earlier than the Earliest Tender Time and not later than the Latest Tender Time as described in the Day-Turn Operating Plan.
5.1.11	Local USPS AMC management will obtain and provide to FedEx all necessary badges and accessibility credentials for the appropriate FedEx employees. All FedEx employees shall be deemed to meet required criteria for such credentials if they possess a valid FedEx ID.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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5.1.12	USPS shall provide a sufficient number of employees to assist the FedEx employee in onloading the outbound CTVs and dollies. Proper onloading will be the responsibility of the FedEx employee.
5.1.13	USPS will seal all necessary vehicles and will process and will be responsible for all USPS outbound paperwork necessary to dispatch the FedEx vehicle
5.1.14	A minimum of [ * ] of all tendered ULDs must be By-pass ULDs on a system aggregate basis each day. USPS will put bypass tape approved by FedEx on all Bypass ULDs.
5.1.15	If USPS engages a third party ground handling entity to perform any of its obligations hereunder, USPS will have the responsibility to ensure that the third party entity performs the obligations of USPS. USPS will remain primarily responsible hereunder notwithstanding the engagement of any such third party.
5.1.16	USPS will secure the necessary slave pallets, ball deck, caster deck, Port-A-Rail devices or other facility modifications necessary to load the FedEx CTVs or dollies. FedEx will not accept ULDs if proper container handling equipment is not available at the location.
5.1.17	USPS will not utilize forklifts or pallet jacks without slave pallets in the movement or positioning of any FedEx ULDs at any time. USPS AMC management will notify local FedEx management of any incidents and reimburse FedEx for any ULD repairs at the rates and in the manner specified in the Exhibits B and C to the Agreement.
5.1.18	The parties will agree upon an origin trucking location table that identifies trucking locations that cannot build ULDs. These trucking locations will be allowed to provide bulk truck loose pieces directly to the Memphis FedEx facility. All bulk truck loose pieces delivered to the Memphis FedEx facility will be scanned at the Memphis FedEx facility. If the origin of the individual D&R Tags matches an origin in the trucking location table, the weight from the Trans Log file will be accumulated by origin location for the Shipping Day. Cubic footage will be calculated in the manner set forth in Exhibit B from the accumulated trucking origin location and cubic foot pricing will apply.
5.1.19	In order to provide FedEx sufficient space in which to unload the trucks, not more than 50% capacity of any truck will be loaded with APCs. APCs must be loaded in the nose of the truck. The remaining capacity of the truck can be loaded with Gaylords or loose Handling Units up to a maximum of 90% of the capacity of the truck.
5.1.20	USPS will make three distinct splits based on the destination of Handling Units loaded into non By-pass ULDs. FedEx and USPS will develop a list of the destinations for each split for each Schedule Period within the Schedule Period
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Operations Schedule. USPS may mix the two splits into no more than one ULD at each origin solely to prevent this split from creating additional partial ULDs.
5.1.21	USPS will tender to FedEx [ * ]of its ULD’s by 0400 and the remaining [ * ] by 0500.
5.1.22	USPS will be limited to the following maximum volumes into and out of the following Offshore Locations:

Location	Volume into	Volume out of
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
5.1.23	USPS agrees to provide and install a SAMS server in the Hub and to maintain the SAMS system. In lieu of providing a SAMS server, the operating speeds of the SAMS units should be increased so that each unit produces a D&R Tag at the rate of six (6) per minute. USPS shall also furnish all supplies necessary for operation of the SAMS server, SAMS units and printers.

5.1.24	USPS agrees to provide all necessary SAMS processing training to those employees designated by FedEx. During such training, USPS agrees to address the requirements set forth under the “User Responsibility Agreement Statement” section of USPS Form 1357 and collect the signed forms from the designated FedEx employees. Notwithstanding the provisions of Form 1357, USPS acknowledges and agrees that it has no authority to discipline FedEx employees.

5.2.0	FedEx Operational Requirements
5.2.1	FedEx will position or stage all necessary outbound equipment at least four (4) hours prior to the Latest Tender Time unless otherwise agreed in the Local Plan.

5.2.2	FedEx will stage only Airworthy ULDs at the local AMC.
5.2.3	At the time of acceptance of tender from USPS FedEx will inspect all ULDs to ensure the ULDs are Airworthy. The acceptance of the ULDs by FedEx will be deemed to be an agreement on the part of FedEx that the ULD is Airworthy at the time of its acceptance.
5.2.4	FedEx employees will perform one Possession Scan of the D&R Tag on all the Outbound Market Volume Handling Units. FedEx will not break-down tendered ULDs that have a D&R Tag affixed thereon. These ULDs will be loaded into the aircraft and will be transported to the Hub facility for processing.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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5.2.5	FedEx will process the contents of all bulk trucks as identified in the Day-Turn Operating Plan at the Origin location.
5.2.6	FedEx will pick up all Market Outbound Volume from the AMC by the Latest Tender Time as required pursuant to the Day-Turn Operating Plan.
5.2.7	Local FedEx management will obtain and provide to USPS all necessary badges and accessibility credentials for the appropriate USPS employees. All USPS employees shall be deemed to meet required criteria for such credentials if they possess a valid USPS ID.
5.2.8	FedEx will on a local basis make commercially reasonable efforts to provide information to local USPS management concerning the arrival of third party carriers picking up or delivering volume to FedEx on behalf of USPS.
5.2.9	Upon notification from USPS in the manner described in the Local Plan, no later than 2 hours prior to the Latest Tender Time specified for such location in the Day-Turn Operating Plan of any ULDs that are not Airworthy, FedEx will replace these ULDs no later than 60 minutes prior to the Latest Tender Time specified for such location in the Operating Plan.
5.2.10	FedEx will not transport or process the separated contents of opened tubs, mail trays or mail bags that are discovered at any point in the performance of the FedEx Services. These separated contents will be tendered to the location specified in the Local Plan for reprocessing by USPS no later than two hours after the scheduled departure time of the Aircraft.
5.2.11	USPS agrees that if the Weekend Volume it tenders to FedEx consists of roughly equal amounts of volume for the Saturday and Sunday, FedEx may tender not less than [ * ] of the Saturday volume to USPS on Saturday and, when combined with the amounts delivered on Saturday, an amount equal to [ * ] (local time at the destination market) to USPS with the remaining total of Saturday and Sunday volumes not later than the Sunday tender times set forth in Attachment 1 to the Agreement. However, the parties agree that if USPS desires a Weekend Volume which consists of a higher volume on Saturday than on Sunday, USPS may do so by indicating its intent when it submits the Revised Schedule Period Request Forecast which is required to be submitted no later than 118 calendar days prior to each Schedule Block Implementation Date. In such event, FedEx will only be required to tender not less than 35% of the aggregate Weekend Volume on Saturday and not less than [ * ] of the aggregate [ * ]. The parties shall cooperate in good faith to identify those USPS locations where the distribution pattern described in this paragraph will minimize inefficiencies in each organization.
5.2.12	If USPS tenders any of the following types of Handling Units, such items will be designated as Exception Mail:
(a)	A Handling Unit without a D&R Tag;
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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(b)	A Handling Unit with an Air Contract Transportation tag;

(c)	A Handling Unit which lacks any routing information;

(d)	A Handling Unit that has the routing information rendered illegible or which becomes detached during operations; and

(e)	A Handling Unit which contains conflicting routing information within the D&R Tag.
5.2.13	FedEx agrees to process the Exception Mail by operating the Surface Air Management System (“SAMS”) units located in the FedEx Memphis, Indianapolis and Oakland Hubs. FedEx agrees to operate the SAMS units as follows:
(a)	All Exception Mail which is processed prior to the down-time of the Hub’s primary input belt will be provided with a new D&R Tag and moved on the same day;

(b)	Any Exception Mail which is not processed prior to the down-time of the Hub’s primary belt will be moved the next business day, but in no event shall FedEx be required to process more than 5,000 D&R Tags per operating day;

(c)	FedEx shall conduct SAMS processing six days per week, Tuesday through Sunday;

(d)	One day each week, FedEx shall conduct a manual audit of the Exception Mail which is processed in the SAMS unit for that day. The audit shall be performed on a minimum of 12.5% of the Exception Mail and the following summary information will be provided to the USPS:
(i)	The origin zip code or origin AMC of the Exception Mail item;

(ii)	The nature of the irregularity that caused the Handling Unit to be classified as Exception Mail; and

(iii)	The zip code of the destination and the three letter identifier on the original D&R Tag.
(e)	Any Exception Mail which is routed through the Memphis Hub’s west exception slide where the human readable D&R Tag number is legible and a replacement bar code can be created will be processed in accordance with normal operations and will not receive a D&R Tag from the SAMS unit. In such event, no additional charge will be assessed for such item.

(f)	Any Exception Mail which is unable to be processed due to the inoperability or malfunction of the SAMS system shall be processed the following business day, provided the SAMS system becomes operable. However, in the event the SAMS system is inoperable the following business day, the additional Exception Mail will be loaded on USPS supplied trailers and USPS will remove for relabeling. If the SAMS unit becomes inoperable, FedEx shall immediately notify the USPS Manager at the FedEx Hub.

(g)	FedEx will charge USPS for the relabeling in accordance with Exhibit B.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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6.0.0	Market Inbound Operating Plan — Day-turn

6.0.1	Section 6 is applicable to all Inbound Market Volume for the USPS Day-turn products.

6.1.0	FedEx Operational Requirements.
6.1.1	FedEx will tender to USPS all Inbound Market Volume not earlier than the Earliest Delivery Time (unless otherwise mutually agreed) and not later than the Market Service Commitment Time.

6.1.2	[ * ]
6.1.3	In the case of late arriving aircraft, FedEx will dispatch fully loaded CTVs and dollies as soon as they are available to the AMC if the AMC is located at the airport.
6.1.4	Upon arrival at the location required by the Day-Turn Operating Plan, FedEx will complete a Delivery Scan on all inbound Handling Units.
6.1.5	FedEx employees will assist in off-loading any CTVs and dollies at the AMC.

6.2.0	USPS Operational Requirements

6.2.1	[ * ]
6.2.2	USPS will inspect all ULDs for Airworthiness when tendered by FedEx. The acceptance of the ULDs by USPS will be deemed to be an agreement on the part of USPS that a ULD is Airworthy at the time of its acceptance.

7.0.0	FedEx Hub Requirements — Day-turn

7.1.0	FedEx Day-turn Hubs will sort a maximum of 80% of the total USPS ULD’s. FedEx will setup the sort operations to accommodate a minimum of 106 ADC splits Upon the written request of USPS, up to seven additional splits may be added on each anniversary date of the Service Commencement Date for the ensuing year.
7.2.0	FedEx Hubs will CONS scan all sorted Handling Units as they are loaded into a ULD. FedEx Hubs will scan all By-pass ULD’s with a Hub Scan.
7.3.0	FedEx will not transport or process the separated contents of opened tubs, mail trays or mail bags that are discovered at any point in the performance of the FedEx Services. These separated contents will be processed as Exception Mail.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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7.4.0	On a Schedule Period basis, at the request of USPS, FedEx’s Memphis Hub will tender to USPS all destinating volume to AMCs that are designated as trucking destinations. USPS will provide transportation for such volume.

8.0.0	Market Outbound Operating Plan — Night-turn
8.0.1	Section 8 is applicable to all Outbound Market Volume for the Night-turn Operations. Attachment II is the Night-Turn Operating Plan and will be provided by September 1, 2006. This plan details, in tabular form, the operating plan for the Night-Turn operations. This plan lists the various USPS origin plants and the AMC locations that are served by these plants. The Night-Turn Operating Plan lists the total weight that will be processed from each location and provides a Process Code that describes the methods of and time periods for the tender and acceptance from and to each AMC and ADC. The local management for FedEx and USPS will enter into a Local Plan concerning the local operations that will address the matters and be subject to the limitations set forth in Section 5.0.0.

8.1.0	USPS Operational Requirements
8.1.1	The maximum number of Handling Units (excluding ULDs) accepted by FedEx at each location for the Night-turn will be [ * ] times the number of Handling Units (excluding ULDs) for the Schedule Period in the Committed Volume Schedule. FedEx may refuse additional Handling Units above this level at its sole discretion.
8.1.2	USPS will deliver all outbound USPS Night volume to the local FedEx location as designated in the Night Turn Operating Plan.

(d)
8.1.3	All USPS night volume including the By-pass ULD will be tendered with a D&R Tag affixed that satisfies the Scanning Specifications attached hereto as Attachment VI has a human readable URSA code on it and which is applied in a manner and orientation that allows the bar code to be scanned following procedures used by FedEx for all other customer packages. USPS will notify FedEx before making any modifications to the Scanning Specifications of the D & R Tag. USPS will allow ample time for FedEx to make the necessary system changes before implementing the modifications. For those Handling Units which are tendered without a D&R Tag, FedEx may process such Handling Units in accordance with Section 8.2.7 below.
8.1.4	All USPS night volume must be tendered to the FedEx location by the times designated by market specified in the Night Turn Operating Plan.
8.1.5	USPS will not tender (and FedEx shall not accept) any Unacceptable Package, as described in Attachment IV.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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8.1.6	USPS will tender to FedEx any Acceptable Dangerous Goods or Acceptable Hazardous Materials at least [ * ] to the tender time specified in Attachment II. Acceptable Dangerous Goods include toxic and infectious substances, radioactive materials and ORM-D as specified in the FedEx Service Guide in effect at the time of shipment USPS agrees that each package which contains Acceptable Dangerous Goods or Acceptable Hazardous Materials will have affixed to it a declaration form and any required markings or labels. Each such package must be separately tendered to FedEx and not placed in a ULD. USPS shall only tender items of Inaccessible Dangerous Goods which are properly packaged in accordance with the FedEx Service Guide in effect at the time of shipment and Section 601.10.0 of the Domestic Mail Manual.

8.1.7	USPS will tender to FedEx any Perishables in accordance with appropriate packaging requirements specified in Attachment IV.
8.1.8	USPS will reload all ULDs, identified at USPS locations by the receiving FedEx employee, as not Airworthy.
8.1.9	USPS will notify the local FedEx operation, in the manner described in the Local Plan, no later than 2 hours prior to the Latest Tender Time specified for such location in the Night-Turn Operating Plan of any ULDs that are not Airworthy. FedEx will replace these ULDs no later than 60 minutes prior to the Latest Tender Time specified for such location in the Operating Plan.
8.1.10	If USPS engages a third party ground handling entity to perform any of its obligations hereunder, USPS will have the responsibility to ensure that the third party entity performs the obligations of USPS. USPS will remain primarily responsible hereunder notwithstanding the engagement of any such third party.
8.1.11	USPS will not utilize forklifts or pallet jacks without slave pallets in the movement or positioning of any FedEx ULDs at any time. USPS AMC management will notify local FedEx management of any incidents and reimburse FedEx for any ULD repairs at the rates and in the manner specified in the Exhibits B and C to the Agreement.
8.1.12	In order to provide FedEx sufficient space in which to unload the trucks, not more than 50% capacity of any truck will be loaded with APCs. APCs must be loaded in the nose of the truck. The remaining capacity of the truck can be loaded with Gaylords or loose Handling Units up to a maximum of 90% of the capacity of the truck.

8.1.13	USPS agrees to provide and install a SAMS server in the Hub and to maintain the SAMS system. In lieu of providing a SAMS server, the operating speeds of the SAMS units should be increased so that each unit produces a D&R Tag at the rate of six (6) per minute. USPS shall also furnish all supplies necessary for operation of the SAMS server, SAMS units and printers.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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8.1.14	USPS agrees to provide all necessary SAMS processing training to those employees designated by FedEx. During such training, USPS agrees to address the requirements set forth under the “User Responsibility Agreement Statement” section of USPS Form 1357 and collect the signed forms from the designated FedEx employees. Notwithstanding the provisions of Form 1357, USPS acknowledges and agrees that it has no authority to discipline FedEx employees.

8.2.0	FedEx Operational Requirements
8.2.1	The local FedEx location will receive the Outbound Market Volume on the Night-turn Operations and place the packages into the outbound Night-turn linehaul network.
8.2.2	Unless an exception location is identified by the parties, the local FedEx location will perform a Possession Scan on each USPS Night-turn package tendered to FedEx and will CONS (Consolidation Scan) the package into a ULD.
8.2.3	FedEx will position or stage all necessary outbound equipment at least four (4) hours prior to the Latest Tender Time unless otherwise agreed in the Local Plan.

8.2.4	FedEx will stage only Airworthy ULDs at the local AMC.
8.2.5	At the time of acceptance of tender from USPS FedEx will inspect all ULDs to ensure the ULDs are Airworthy. The acceptance of the ULDs by FedEx will be deemed to be an agreement on the part of FedEx that the ULD is Airworthy at the time of its acceptance.
8.2.6	FedEx will not transport or process the separated contents of opened tubs, Mail Trays or Mail Bags that are discovered at any point in the performance of the FedEx Services. These separated contents will be tendered to the location specified in the Local Plan for reprocessing by USPS no later than two hours after the scheduled departure time of the Aircraft.
8.2.7	If USPS tenders any of the following types of Handling Units, such items will be designated as Exception Mail:
(a)	A Handling Unit without a D&R Tag;

(b)	A Handling Unit with an Air Contract Transportation tag;

(c)	A Handling Unit which lacks any routing information; (d) A Handling Unit that has the routing information rendered illegible or which becomes detached during operations; and (e) A Handling Unit which contains conflicting routing information within the D&R Tag.
8.2.8	FedEx agrees to process the Exception Mail by operating the Surface Air Management System (“SAMS”) units located in the FedEx Memphis, Indianapolis and Oakland Hubs. FedEx agrees to operate the SAMS units as follows:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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(a)	All Exception Mail which is processed prior to the down-time of the Hub’s primary input belt will be provided with a new D&R Tag and moved on the same day;

(b)	Any Exception Mail which is not processed prior to the down-time of the Hub’s primary belt will be moved the next business day, but in no event shall FedEx be required to process more than 5,000 D&R Tags per operating day;

(c)	FedEx shall conduct SAMS processing five days per week, Monday through Friday;

(d)	One day each week, FedEx shall conduct a manual audit of the Exception Mail which is processed in the SAMS unit for that day. The audit shall be performed on a minimum of 12.5% of the Exception Mail and the following summary information will be provided to the USPS:
a.	The origin zip code or origin AMC of the Exception Mail item;

b.	The nature of the irregularity that caused the Handling Unit to be classified as Exception Mail; and

c.	The zip code of the destination and the three letter identifier on the original D&R Tag.
(e)	Any Exception Mail which is routed through the Hub’s west exception slide where the human readable D&R Tag number is legible and a replacement bar code can be created will be processed in accordance with normal operations and will not receive a D&R Tag from the SAMS unit. In such event, no additional charge will be assessed for such item.

(f)	Any Exception Mail which is unable to be processed due to the inoperability or malfunction of the SAMS system shall be processed the following business day, provided the SAMS system becomes operable. However, in the event the SAMS system is inoperable the following business day, the additional Exception Mail will be loaded on USPS supplied trailers and USPS will remove for relabeling. If the SAMS unit becomes inoperable, FedEx shall immediately notify the USPS Manager at the FedEx Hub.

(g)	FedEx will charge USPS for the relabeling in accordance with Exhibit B.
9.0.0	Market Inbound Operating Plan — Night- Turn

9.1.0	FedEx Operational Requirements
9.1.1	The local FedEx ramp will receive the Inbound Market Volume from the Night-turn Operation and tender it to USPS employee or designated agent in accordance with the Night-Turn Operating Plan.
9.1.2	The local FedEx ramp will perform a Delivery Scan and will have available for tender all inbound USPS Night volume within [ * ] (with the first volume [ * ]) of the Actual Aircraft Arrival . The undertakings of FedEx in this Section shall not be deemed to be a waiver of FedEx’s Market Service Commitment Time or the provisions of Section 8.5 of the Agreement.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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9.2.0	USPS Operational Requirements.
9.2.1	Local USPS AMC employee or other designee will pick up the USPS Night-turn volume from the local FedEx ramp. On an exception basis, as defined in the Night-turn Operating Plan FedEx may deliver this volume to the designated USPS location.

10.0.0	FedEx Requirements — Night Turn
10.1.0	FedEx will notify the contact individual listed in the Local Plan if any volume misses the outbound launch. Unless otherwise notified by USPS, FedEx Night-turn operation will sort any USPS Night-turn volume that misses the outbound launch on the next Day-turn operation.
10.2.0	FedEx Night Operation will tender all unidentifiable USPS Night volume to the local USPS employee.
11.0.0	Recourse Issues
11.1.0	Packaging that does not meet FedEx acceptance standards (e.g.. bags with loose hanging strings and Unacceptable Packages) will be returned to the local designated USPS location.
11.2.0	FedEx will have the discretion, to refuse to accept or move on the next business day, any late tender of product or product beyond maximum. FedEx will have the right to refuse to accept or tender back to USPS any Dangerous Goods or Hazardous Goods packages that are damaged or that FedEx reasonably believes may compromise the safety of its operations. FedEx will notify the USPS contact as specified in the Local Plan if the product will not move at the time period originally contemplated by USPS. USPS will have the right to repossess any packages that FedEx has notified USPS it will not move.

11.3.0	Loading the wrong complement of ULDs or loading non-airworthy ULDs.
If USPS has loaded the wrong complement of ULDs or has loaded into non-Airworthy ULDs, USPS will reload the packages into the correct complements of Airworthy ULDs. FedEx may refuse to accept these Handling Units if such reloading can not be accomplished by the Latest Acceptance Time. If FedEx notifies USPS of a required change in the ULD complement, FedEx will provide the required complement of airworthy ULDs. All Handling Units already loaded in ULDs by USPS prior to receiving the appropriate complement will be accepted by FedEx and will be reloaded by FedEx at no cost to USPS.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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12.0.0	Cooperation

12.1.0	FedEx and USPS will identify a list of contact individuals for communication and coordination of day-to-day operations/schedule block planning/fiscal year planning and long range planning. This will be updated quarterly.

12.2.0	The local USPS management will coordinate at least once per month with the designated FedEx senior manager after the first month of operation to review performance and develop resolutions.

12.3.0	Local USPS management will review and revise, as necessary, each local plan subject to the agreement of the designated local FedEx senior manager or designee for each Schedule Block no later than 21 days prior to the Schedule Block Implementation Date.

12.4.0	Designated contact individuals from FedEx and USPS will resolve all day-to-day operational issues including but not limited to —

12.4.1	Spot Opportunities to increase volume tendered to FedEx by USPS;

12.4.2	Overflow requests for special movements;

12.4.3	Service Levels and Performance; and

12.4.4	Revisions to finalized schedule period.

12.5.0	FedEx and USPS will designate a system wide operations review delegation (the “SWORD Committee”) to address continuous improvement. The review committee will meet quarterly. Discussions will include but will not be limited to:

12.5.1	Performance parameters;

12.5.2	Billing and IT issues;

12.5.3	Service opportunities;

12.5.4	Holiday and exception planning;

12.5.5	Volume adjustments
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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12.5.6	Long range planning/forecasts;

12.5.7	Changes to the Scanning Specifications; and

12.5.8	Proposals for methods of making operations more cost efficient for both parties.

12.6.0	FedEx and USPS contract administrators will be identified for communication and coordination of day-to-day revenue contract operational requirements and support, and fiscal year and long range planning.

12.7.0	FedEx will provide office space in Memphis, Tennessee for four liaison employees of USPS.

13.0.0	Operational Requirements for the Shipment of Acceptable Dangerous Goods, Registered Mail (RML) and Lives.

13.1.0	The transportation by FedEx of Acceptable Dangerous Goods and Acceptable Hazardous Materials, Registered Mail and Lives shall be in accordance with the procedures set forth in Attachment VII to this Exhibit A.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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ATTACHMENT I TO OPERATING SPECIFICATIONS
DAY-TURN OPERATING PLAN
[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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ATTACHMENT II TO OPERATING SPECIFICATIONS
NIGHT-TURN OPERATING PLAN
[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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ATTACHMENT III TO OPERATING SPECIFICATIONS
GUIDELINES FOR DETERMINATION OF AIRWORTHINESS OF ULDS
The Airworthy ULD Inspection Checklist (laminated 3’’ x 5’’, M-8266A, LOGOS# 154731, or laminated 8-1/2’’ x 11’’, M-8266B, LOGOS# 154730) has been developed to provide all personnel working with ULDs a set of criteria for determining whether or not a ULD is airworthy.
The following checks must be performed (using the checklist) on any ULD prior to use:
1. The primary inspection must be performed by the qualified designee prior to loading the ULDs with freight.
2. The secondary (final) inspection is performed by the uppers/lowers captain. He must inspect the ULD at the aircraft prior to loading the ULD onto the aircraft. This ensures that only airworthy ULDs (loaded with freight) are loaded onto aircraft. The uppers/lowers captain must enter his name and employee number in the appropriate field of the onload control sheet confirming that all ULDs loaded on the flight are airworthy according to the checklist. Then the onload control sheet is filed in the Ramp Paperwork 30-day File.
NOTE: The uppers/lowers captain does not check the checklist items marked with an asterisk (*).
If damage to a ULD is at or above the measurements described below, the ULD is considered NU or TO (not usable or truck only). See Figure 1 for typical ULD, and Figure 2 for typical pallet, structural components. If damage to the ULD is below the measurements described in this manual, the ULD is considered an AW (airworthy) ULD.
NOTE: Under no circumstances is duct tape to be used for ULD repair. Use only aluminum speed tape (LOGOS# 115230) to patch holes in aluminum ULDs that fall within the measurements described in the checklist below. Tape should be used and properly applied to both sides of the damaged area and overlap the hole at least 3”.
NOTE: Aluminum speed tape must be used on HAZ cans with holes to be considered airworthy (SAX/AWX/AYX).
NOTE: Aluminum speed tape should never be used on a vinyl curtain. If curtain damage falls within AW specifications, nothing is required. Cloth tape or Gill Liner tape may be used on TO or NU ULD curtains to secure.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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NOTE: Door locks must be operable for the container to be considered airworthy.
This checklist is divided into two sections, Containers (front) and Pallets/Nets (back). Use the checklist to ensure that any damage to the ULD falls within the measurements.
Containers
Vinyl Doors:
Tears and/or rips are not greater than 8” x 10.”
There are no broken door cables.
Door cables are not severely frayed (more than 25% of its strands are broken).
Door bar has no cracks greater than 1” x 3/8.”
Removable Doors:
Panels have no tears, punctures, or holes greater than 4” x 2”.
Door frame cracks are less than 3” x 1/2.”

Extrusions/Frame:
Cracks are less than 3” x 1/2.”
Dents are less than 2.”
Aluminum Panels:
Panels have no tears, punctures, or holes greater than 4” x 2” within 3” of any adjoining edge extrusion.
Panels have no tears or punctures greater than 7” x 4” beyond 3” of any adjoining edge extrusion.
Lexan Panels:
Panels have no tears, rips, cracks, or punctures within 2” of any panel extrusion.
Panels have no tears or punctures greater than 10” in length beyond 2” of any adjoining edge extrusion.
Base Sheet:
Base sheet has no tears, punctures, or drilled holes greater than 1/2.”
Base Rails*:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Cracks, splits, or dents do not exceed 3” x 1/2.”
Rivets Base Sheet:
There are at least 5 good rivets between any 2 missing rivets.
There are no more than 5 missing rivets.
NOTE: Speed tape (Logos 115230) should be applied to holes that are within airworthy limits and be properly applied to both the interior and exterior of the container.
Pallets/Nets
Base Sheet:
Within 3” of any adjoining edge extrusion, there are no tears or punctures greater than 3” x 1.”
Beyond 3” of any adjoining edge extrusion, there are no tear or puncture greater than 6” x 2.”
Base Rails:
Cracks, splits, or dents do not exceed 3” x 1/2.”
Inflection (bowing of edges toward center) is less than 4.”
Rivets Base Sheet:
There are at least 5 good rivets between any 2 missing rivets.
There are no more than 5 missing rivets.
Net Criteria:
Net has 4 edges corresponding to the 88” or 96” and 125” sides of the pallet.
Each short side has 4 permanently attached, serviceable double stud locks.
Each long side has 5 permanently attached, serviceable double stud locks.
One cinching lash cord is attached at each corner. The cord must not be cut or excessively worn.
Net mesh openings have:
No more than two cut diamonds on any side.
No more than two adjoining cut diamonds.
No cut diamonds on the bottom two rows of diamonds.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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NOTE: A 50% load reduction or a pallet gross weight of 7,500 pounds is allowed if the damage above the bottom two rows of diamonds are not greater than two cut diamonds per side and that there is a minimum of one complete diamond between any two cut diamonds.
Net Kit
Net kits are being installed on all new SAA and AMJ units. The net kit allows a non-airworthy container to be used as if it was in an airworthy status provided a pallet net is secured over the damaged container.
There are two restrictions to the net kit program:
1. The maximum certified weight limit for an SAA is reduced from 13,300 lbs to 9,975 lbs., a 25% reduction. The maximum certified weight limit for an AMJ is reduced from 15,000 lbs to 11,250 lbs., a 25% reduction.
2. The option to use the net kit is limited to 90 days from the first date that a net is applied to a non-airworthy container, no matter if the netting option is used everyday or just a few days within the 90-day period.
NOTE: Continue to mark the ULD airworthiness status on the closeout slips as you would normally, using the airworthiness rules. If the ULD is a TO status, mark the closeout slip TO. This ensures that the closeout slip and the ULD system match in airworthiness status. Once the ramp agent answers ‘Y’ in the weight and balance system for yes to the container is netted, the condition status will change to “##” (symbols that looks like pallet nets)
Hazardous Materials Uld Hose Connection
The hazardous material ULD’s hose connector must be checked for stability. Push on the outside of the connector to ensure flexibility.
WARNING: INJURY TO FLIGHT CREW OR AIRCRAFT DAMAGE WILL OCCUR IF THE HAZARDOUS MATERIAL ULD DOES NOT FUNCTION PROPERLY DURING AN EMERGENCY.
Saa Open Front Containers
Holes, tears, or rips to the vinyl door covers are permissible as long as they fall within the limits of the Airworthy ULD Inspection Checklist.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Dropped ULDS
Dropping a ULD (loaded or empty) is considered an accident and must be reported.
Placarding Damaged ULDS
When a ramp agent or qualified designee discovers a damaged ULD at his ramp location, he must determine if the ULD is AW (airworthy), TO (truck only) or NU (not usable). Use the Airworthy ULD Inspection Checklist to determine the ULD’s airworthy status. TO or NU ULDs must be placarded with the Damaged ULD Placard (M-8262, LOGOS 154405) (Figure 3 and Figure 4) (refer to R7-15-10-5 DAMAGED NET/ULD PLACARD PROCEDURE). Nonairworthy ULDs must be routed to the closest repair facility in EWR, MEM, LAX, or IND, MNL, CDG, or to a city that connects with any of these repair sites.
NOTE: Managers must ensure all damaged assets are entered into FAMIS, FS-1861 (refer to R7-15-10-5 DAMAGED NET/ULD PLACARD PROCEDURE).
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

25

ATTACHMENT IV
TO
OPERATING SPECIFICATIONS
UNACCEPTABLE PACKAGING
A. PACKAGING AND MARKING — GENERAL
All packages must be prepared and packed for safe transportation with ordinary care in handling. Any articles susceptible to damage as a result of conditions which may be encountered in air transportation, such as changes in temperature or atmospheric pressure, must be adequately protected by proper packaging.
Items that cannot be packed into cartons (auto tail pipes, mufflers, tires, rims, etc.) should have all sharp edges and protrusions wrapped and the address label secured by pressure-sensitive tape wrapped completely around the object.
Briefcases, luggage, garment bags, aluminum cases, plastic cases, computer cartons or similar types of items whose outer finish might be damaged by adhesive labels, soiling, marking or other types of surface damage that is normal with ordinary care in handling should be placed in a protective container for shipment. Items with casters, wheels or rollers must have them removed or packaged to prevent damage.
Blood, urine and other infectious substances will be accepted only when shipped in a strong outer shipping container constructed of cardboard/corrugated fiberboard, wood, metal or rigid plastic containing a sealed watertight primary receptacle placed inside of a sealed watertight secondary receptacle. Absorbent material must also be placed inside of the secondary watertight receptacle. Packaging must be larger than 7” in length, 4” in width, and 2” in depth. Packages smaller than the minimum size should be placed in other packaging. Unacceptable packaging includes, but is not limited to, StyrofoamTM, plastic bags and paper envelopes,. We will refuse to accept packages not meeting these or any federal requirements. Also, all shipments of blood and blood products must comply with all applicable local, state and federal laws governing packing, marking and labeling. Any diagnostic specimens must be properly packaged in accordance with 49 CFR 173.134 and 173.199, ICAO Packaging Instruction 650 and Domestic Mail Manual C023.8.0. and must have the shipper’s name and address permanently affixed to the package.
FedEx will only accept shipments of firearms when (i) either the shipper or recipient is a licensed manufacturer, licensed importer, licensed dealer or licensed collector and is not prohibited from making such shipments by federal, state or local regulations when these conditions are met; and (2) the shipper and recipient are of legal age as identified by applicable state law.. FedEx will accept and deliver firearms between all areas served in the U.S. and Puerto Rico. Upon presenting the package for shipment, the shipper is required to inform FedEx that the package contains a firearm. Firearms may not be
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

26

shipped in one complete piece. When tendered for shipment, the firearm must be rendered inoperable, either by removing the firing pin in the gun and disconnecting the barrel, or by some other means so the package does not contain a completely assembled, usable weapon. The outside of the package should bear no label, marking, or other written notice that a firearm is contained within. This includes the abbreviation of the name of the shipper or recipient if the name would clearly indicate that the package could contain a firearm. Firearms and ammunition may not be shipped in the same package. Ammunition is always an explosive and must be shipped as dangerous goods. The shipper and recipient are required to comply with all applicable government regulations and laws, including those pertaining to labeling. The local division office of the Bureau of Alcohol, Tobacco and Firearms (ATF) can provide assistance with the packaging and shipment of firearms.
FedEx will accept alcohol shipments (beer, wine and hard liquor) when both the shipper and recipient are either a licensed wholesaler, licensed dealer, licensed distributor, licensed manufacturer, or licensed importer. Alcohol service into, out of, or within the states of Massachusetts and New Hampshire is not currently available. Shipments from licensed entities to consumers are permitted in certain instances for wine shipments only.
Tobacco products will be accepted only when shipped from a licensed dealer or distributor to another licensed dealer or distributor.
Plants and plant materials, including seedlings, plant plugs and cut flowers, must be shipped in accordance with applicable state and federal laws. Packages containing these items may be inspected by government agencies, which may result in a delay in delivery.
Ostrich/emu eggs may be shipped only in accordance with applicable state and federal laws. The shipper is responsible for ensuring compliance with state and federal law.
FedEx does not provide special handling for packages bearing “Fragile” or “Refrigeration required” FedEx does provide attention for orientation markings (e.g., “UP” arrows or “THIS END UP” markings).
Meat, fish and poultry shipments can be shipped only in accordance with applicable state and federal laws. The shipper is responsible for ensuring compliance with state and federal law.
Shipments of over-the-counter and prescription pharmaceuticals will only be accepted when tendered in accordance with applicable federal, state or local laws. The shipper is responsible for compliance with all applicable laws. Pharmaceutical packages should bear no label, markings, or other written notice that a pharmaceutical is contained within. Proper packaging such as cotton or other appropriate packing material should be used in order to protect the contents of the shipment.
B. PACKAGING AND MARKING — LIVE ANIMAL SHIPMENTS
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

27

Any mailing container used for mailable animals must be made of at least 275-pound test, double wall, corrugated, weather-resistant fiberboard (W5c) or equivalent and must be adequately ventilated. The container must be constructed to prevent escape of the animals while in the mail and to preclude the container and its contents from being crushed in normal handling. The outside of the container must include a return address and a description of the contents. A container marked “If Undeliverable, Abandon” is not accepted.
C. PROHIBITED ITEMS
The following items are prohibited and will not be accepted:
a. Cash, currency, collectible stamps and coins.
b. Warm-blooded animals (e.g., hamsters, mice, rats, guinea pigs, rabbits, cats, dogs, squirrels, parakeets and canaries) and fish (Edible seafood such as live lobsters, crabs or other types of fish/shellfish for human consumption are acceptable, provided the shipper is in compliance with state and federal laws.)
c. Animal carcasses will not be accepted. Animal heads and other parts for taxidermy may be accepted but must be properly packaged. Restrictions do not apply to materials intended for consumption.
d. Human corpses, human body parts, human embroyos or cremated or disinterred human remains.
e. Shipments which require us to obtain a federal, state or local license for their transportation.
f. Shipments which may cause damage or delay to equipment, personnel or other shipments.
g. Lottery tickets and gambling devices where prohibited by federal, state or local law
h. Hazardous waste, used hypodermic needles and/or syringes or medical waste
i. Packages/shipments that are wet, leaking or emit an odor of any kind
j. Packages that are wrapped in kraft paper.
k. Live insects, except as provided in Section 9.3 of the Domestic Mail Manual.
l. Shipments whose carriage is prohibited by law, statute or regulation of any state in which the shipment may travel
m. Shipments whose carriage is prohibited by applicable federal, state or local law
n. Shipments with loose hanging straps or strings.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

28

ATTACHMENT V TO OPERATING SPECIFICATIONS
FEEDER OPERATING PLAN
[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

29

ATTACHMENT VI TO OPERATING SPECIFICATIONS
SCANNING SPECIFICATIONS
[USPS Logo]
USPS Engineering
Material Handling Technology
Dispatch and Routing Tag
Air Assignment Label
Specification
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

30

CONTENTS

1.0		Introduction		94
	1.1	Scope		94
	1.2	Background		94
		1.2.1	Barcode Information	94
		1.2.2	Human Readable Information	94
2.0		Referenced Documents		96
	2.1	Government Documents		96
		2.1.1	USPS Manuals	96
	2.2	Non-Government Documents		96
		2.2.1	Specifications	96
3.0		Requirements		97
	3.1	Description		97
	3.2	Performance		97
	3.3	D&R Label Layout		97
		3.3.1	Barcode Location	97
		3.3.2	Barcode 93 Contents	97
		3.3.3	Barcode 128 Contents	101
		3.3.4	Barcode 93 Dimensions	101
		3.3.5	Barcode 128 Dimensions	102
		3.3.6	Reflectance Specifications	103
		3.3.7	Human Readable Information	103
		3.3.8	Label Stock Specifications	105
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

FIGURES

Figure 3-1.	Reserved
Figure 3-2.	D&R Label Layout, One Leg	107
Figure 3-3.	D&R Label Layout, Two Legs	108
Figure 3-4.	D&R Label Layout, Three Legs	109
Figure 3-6.	D&R Label Sample, One Leg	110
Figure 3-7.	D&R Label Sample, Two Legs	111
Figure 3-8.	D&R Label Sample, Three Legs	112
Figure 3-9.	HAZMAT/PERISH D&R Label Sample	113
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

TABLES

Table 3-1.	Base 36 Characters	97
Table 3-2.	Base 36 to Base 10 Conversion Calculation	98
Table 3-3.	Base 10 to Base 36 Conversion Calculation	99
Table 3-4.	Mail Class Characters	99
Table 3-5.	Base 42 Characters	100
Table 3-6.	Base 10 to Base 42 Conversion Calculation	100
Table 3-7.	Base 42 to Base 10 Conversion Calculation	101
Table 3-8.	Unique Sequence ID Examples	101
Table 3-9.	Face Stock Characteristics	105
Table 3-10.	Adhesive Characteristics	105
Table 3-11.	Liner Characteristics	106
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.0	Introduction
Scope
This document details specifications for the bar-coded D&R (Dispatch and Routing) Labels used in the United Stated Postal Service STARSHIP Program. D&R Labels are used when assigning unit loads to air transportation.
Background
The USPS is improving the quality of distribution and mail service via airlines by installing MPEs (Mail Processing Equipment), such as SWYB (Scan-Where-You-Band) systems and others that generate D&R labels, at new and existing mail facilities. The SWYB system prints a bar-coded D&R label, which is affixed to a unit load at the time of flight assignment. A unit load is defined as a half-MM tray, an MM tray, a tub, sack, pouch, or an outside.
Barcode Information
The D&R label consists of two barcodes, Code 93 and Code 128. The first 10 characters represented by the Code 128 barcode are the same as the 10 characters represented in the Code 93 barcode.
Code 93
The Code 93 barcode data located on the lower half of the D&R label includes the following information. See section 3.3.2 for complete definitions.
•	Day of assignment and destination ZIP Code (SCF)

•	Mail class

•	Routing index number

•	Unique sequence number
Code 128
The 128 barcode data located on the top portion of the D&R label includes the following information. See section 3.3.3 for complete definitions.
•	Day of assignment and destination ZIP Code (SCF)
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

•	Mail class
•	Routing index number
•	Unique sequence number
•	Mailpiece weight
Human Readable Information
Human readable information on the label includes the following information. See section 3.3.5 for complete definitions.
•	NASS Code
•	Bar Code Text (for the 128 barcode only)
•	Mail Class
•	BIN/Dock Number
•	Air Flight Legs 1 – 3
•	Departure time
•	Arrival Time
•	SWYB Node Address
•	Departure Date
•	Mailpiece Weight
•	Destination ZIP Code
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

REFERENCED DOCUMENTS
Government Documents
The following documents, the most current issue available, form part of this specification:
USPS Manuals
Domestic Mail Manual (DMM)
Copies of the DMM may be obtained from:
Information Resource Management Department
USPS Headquarters
Washington, DC 20260-1571
Non-Government Documents
The following documents, the most current issue available, form part of this specification:
Specifications
Automatic Identification Manufacturers
AIM/USD-7: Automated Identification Manufacturers Uniform Symbol Description — CODE 93
AIM Documents are copyrighted and copies may be obtained from:
Automatic Identification Manufacturers, Inc.
634 Alpha Dr.
Pittsburgh, PA 15238
(412) 963-8588
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

REQUIREMENTS
Description
The labels must conform to the specifications of this document.
Performance
The barcode label shall meet or exceed all requirements specified in the AIM International Symbology specifications document. In addition, the label must be in accordance with the requirements specified in this document.
D&R Label Layout
Barcode Location
Figures 3-2, 3-3, 3-4, and 3-5 display the dimensions of the labels, and the location of the information printed on them. Figures 3-6, 3-7, and 3-8 are examples of 1, 2, and 3 leg D&R labels. Figure 3-9 is a sample of a HAZMAT/PERISH D&R label that happens to be a 2 leg HAZMAT label.
Barcode 93 Contents
The barcode located on the bottom of the D&R label is Code 93 consisting of ten (10) alphanumeric characters.
•	Characters 1-3 represent the SCF (Sectional Center Facility) and the day of assignment.
•	Character 4 is the Mail Class identifier.

•	Characters 5-8 represent an Index Number tied to the National Routing Database maintained in St. Louis.

•	Character 9 & 10 are a unique sequence number.
SCF and Day of the Month
The first three characters represented by the barcode are encoded in base-36 format. The first three characters of the barcode data represent the SCF and the dispatch day of the month. The following character set is used for base 36 calculation:

Position	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17
Character	0	1	2	3	4	5	6	7	8	9	A	B	C	D	E	F	G	H

Position	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35
Character	I	J	K	L	M	N	O	P	Q	R	S	T	U	V	W	X	Y	Z
Table 3-1. Base 36 Characters
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Values are calculated as follows:
Day of the month multiplied by 1000, then add the SCF. This number (base 10) is then converted to base 36. For example, SCF of 907 dispatched on the 23rd would be calculated as follows:
23 X 1000 = 23000 + 907 = 2390710 à IG336
Table 3-2 demonstrates the calculation for converting base 36 number to the base 10.

I = Position 18	18 x 36[2] =	23328		23328
G = Position 16	16 x 36[1]=	576		576
3 = Position 3	3 x 36[0] =	3	+	3

IG336	=		2390710

Table 3-2. Base 36 to Base 10 Conversion Calculation
To extract the dispatch day and the SCF from the barcode data, first convert the base 36 values to base 10, then divide the number by 1000. The integer number represents the dispatch day and the decimal value is the SCF. For example, the value of IG3 is extracted as follows:
IG336 à 2390710 / 1000 = 23.907
Where:
23 is the day of dispatch and 907 represents the SCF.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Table 3-3 depicts the conversion of the base 10 value to base 36.

	23907 / (36)[2]	= 18.446	à	18 =	I

18 x (36)[2] =	- 23328

	597 / (36)[1]	= 16.083	à	16 =	G

16 x (36)[1]=	- 576

	3	= 3x 36[0]	à	3 =	3

2390710			=		IG336

Table 3-3. Base 10 to Base 36 Conversion Calculation

Note:	The first three characters apply to both the Code 128 and Code 93 barcodes of the D&R label.
Mail Class
The fourth character of the barcode represents the Mail Class. Refer to examples in Table 3-4 below.

Character	Description
F	1st Class
P	Priority
E	Express
R	Registered
Table 3-4. Mail Class Characters
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

For more information on Mail Class descriptions, refer to the Domestic Mail Manual (DMM). See Section 2.1.1 of this document.

Note:	The fourth character applies to the Code 128 and Code 93 barcodes of the D&R label.
National Routing Index
The fifth through eighth characters of the D&R label barcode symbol represent the Index Number per the National Routing Database. The Index number is a value that identifies the origin to destination routing.

Note:	Characters five through eight apply to both the Code 128 and Code 93 barcodes of the D&R label.
Unique Sequence Number
The ninth and tenth characters in the barcode represent a unique sequence identifier for each Routing Index number. The unique sequence number is derived using the Binary to Code 93 (BIN93) algorithm, a USPS defined base 42 encryption routine. The key’s unique character set begins with the consonants, followed by the special characters (-$/+%.), and ends with the vowels. The character set is:

Position	0	1	2	3	4	5	6	7	8	9	10		11	12	13
Character	B	C	D	F	G	H	J	K	L	M	N	P		Q	R

Position	14	15	16	17	18	19	20	21	22	23	24		25	26	27
Character	S	T	V	W	X	Y	Z	0	1	2	3		4	5	6

Position	28	29	30	31	32	33	34	35	36	37	38		39	40	41
Character	7	8	9	-	$	/	+	%	.	A	E		I	O	U
Table 3-5. Base 42 Characters
Table 3-6 shows the calculation of representing base 42 value for a base 10 number:
12610 à FB42

F = position 3	3 x 42[1] =	126	126
B = position 0	0 x 42[0] =	0	0

FB42	=		12610

Table 3-6. Base 10 to Base 42 Conversion Calculation
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Table 3-7 illustrates the calculation of base 42 to base 10.
FB42 à 12610

126 / (42)[1]	= 3	à	3 =	F
+ 0 / (42)[0]	= 0	à	0 =	B

126	=			FB42

Table 3-7. Base 42 to Base 10 Conversion Calculation
This method allows for 1,764 unique ID numbers for each Routing Index number. See Table 3-8, for examples.

Base 10	Base 42/ Unique Character Set
1	BC
2	BD
42	CB
126	FB
1764	UU
Table 3-8. Unique Sequence ID Examples

Note:	Characters nine and ten apply to both the Code 128 and Code 93 barcodes of the D&R label.
Barcode 128 Contents
The barcode located on the top of the D&R label is Code 128 consisting of twelve (12) alphanumeric characters. The first 10 characters of the Code 128 represent the same information as the first 10 Code 93 alphanumeric characters (see descriptions of characters 1-10 above in sections 3.3.2.1-3.3.2.4). Code 128 consists of two additional characters listed below.
•	Characters 11 & 12 represent the mailpiece weight.
Mailpiece Weight
The 11th and 12th characters in the barcode represent the 2-digit mailpiece weight in pounds. These characters only apply to the D&R label’s Code 128 barcode located on the top portion of the label.
Barcode 93 Dimensions
The following are specifications for the dimensions of the barcode 93 on the D&R label.
Nominal Narrow Element Width (X Dimension)
The X dimension is defined as the nominal width of a Code 93 Module (bar elements or space elements). The X dimension for the bottom barcode is 0.020 inch (X = 0.020 inch). The X element must be uniform within the code.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Check Characters
Two check characters (C and K) are used according to AIM/USD-7, Code 93 Specification.
Element Tolerances
The symbol shall consist of barcode elements that appear as solid bars and spaces having well-defined edges. The minimum nominal value for the width of a single module, W, is 0.020 inch.
Three different tolerances must be considered when printing Code 93 (USD-7). These are described as follows:
b= The tolerance on bar and space widths
e= The tolerance between similar edges of adjacent bars within a character
p= The tolerance applied to the dimension between the leading edge of the first bar for one character and the leading edge of the next character.
The distance between the trailing edge of the last bar in one character, and the leading edge in the first bar of the next character, must be no less than 0.0058 inch (0.147 mm), whichever is greater.
Barcode Height
The height of barcode 93 shall be 3.0 ± 0.02 inches.
Barcode 128 Dimensions
The following is the specifications for the dimensions of the barcode 128 on the D&R label.
Nominal Narrow Element Width (X Dimension)
The X dimension is defined as the nominal width of a Code 128 Module (bar elements or space elements). The X dimension for barcode 128 is 0.015 inch (X = 0.015 inch). The X element must be uniform within the code.
Check Characters
One check-character is used according to AIM International Symbology, Code 128 Specification.
Element Tolerances
The symbol shall consist of barcode elements that appear as solid bars and spaces having well-defined edges. The minimum nominal value for the width of a single module, W, is 0.020 inch.
Three different tolerances must be considered when printing Code 128 (USD-7). These are described as follows:
b= The tolerance on bar and space widths
e= The tolerance between similar edges of adjacent bars within a character
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

p= The tolerance applied to the dimension between the leading edge of the first bar for one character and the leading edge of the next character.
The distance between the trailing edge of the last bar in one character, and the leading edge in the first bar of the next character, must be no less than 0.0058 inch (0.147 mm), whichever is greater.
Barcode Height
The height of top 128 barcode shall be 0.50 ± 0.02 inches.
Reflectance Specifications
The reflectance specifications described in the following sub-sections apply to both barcode 93 and barcode128.
Maximum Bar Reflectance (RB)
RB (MAX) measured using the Envelope Reflectance Meter at 650 nanometer (nm) shall be less than 30 percent.
Minimum Space Reflectance (RS)
RS (MIN) measured using the Envelope Reflectance Meter at 650 nm shall be greater than 70 percent.
Minimum Bar-Space Reflectance Difference (MRD)
The MRD shall be greater than 40 percent.
MRD = RS (MIN) - RB (MAX)
Quiet Zone
A quiet zone is required on the left and right sides of the barcode, no less than 0.250 inch wide, extending from the top to the bottom of the barcode. The quiet zone shall satisfy the criteria for space reflectance, and must be free of spots.
Human Readable Information
Bar Code Text
The barcode text is a 12 character alphanumeric representation of the barcode areas. The character density is 12.97 characters per inch and the character height is 0.094 + 0.010 inch.
Air Flight Legs 1 Through 3
The Air Flight legs 1-3 fields contain all air flight carrier and route information. If one flight is required, that information is presented as shown in Figure 3-2. If a transfer is required, the two flights are presented as shown in Figure 3-3. If 2 transfers are required, the 3 flights are presented as shown in Figure 3-4. The originating NASS codes are included for all flight legs.
For labels with direct or 1 and 2-leg flights, the character density is 8.30 characters per inch and the character height is 0.28 + 0.01 inch. See Figures 3-2 and 3-3.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

For labels with 3-leg flights, the character density is 8.30 characters per inch and the character height is 0.135 + 0.01 inch. See Figure 3-4. Marking to be left justified from left side of barcode and is not to exceed width of barcode.
Weight
The weight field (WGT:) contains the weight of the mailpiece rounded to the nearest pound. For mailpieces over 99lbs, the weight is still contained in the weight field, but the human readable barcode contains zeroes instead of the actual weight for the 11th and 12th characters (see section 3.3.3.2 of this document for more information). The character density is 16.7 characters per inch and the character height is 0.070 + 0.002 inch. Marking to be left justified from left side of barcode.
Arrival Time
The Arrival Time field (AR:) contains information describing the time and city or airport of arrival. The character density is 16.7 characters per inch and the character height is 0.070 + 0.002 inch. Marking to be left justified from left side of barcode.
Leave Time
The Leave Time field (LV:) contains information representing the time and city or airport of departure. The character density is 16.7 characters per inch and the character height is 0.070 + 0.002 inch. Marking to be left justified from left side of barcode.
MPE Identification and Origin
MPE (Mail Processing Equipment) identification is contained in the origin field. The designation should uniquely identify the facility and MPE. The field contains a maximum of 11 characters that are right justified. For example, the ARCNET Node address can be used for this purpose.
In the sample in Figure 3-6, the origin field contains ORG: IAD: 18. The letters represent the place of origin and the numbers identify the specific MPE. The character density is 16.7 characters per inch and the character height is 0.070 + 0.002 inch. Marking to be left justified from left side of barcode.
Departure Date
The Departure Date represents the day a mailpiece is designated to depart its’ original destination. This date field contains a maximum of 8 characters that are left justified. The character density is 12.81 characters per inch and the character height is 0.094 + 0.005 inch.
NASS Code
The NASS (National Air and Surface System) code is the three-character alpha destination airport/city representation for the mail, such as LAX. It is determined by the destination ZIP Code. The character density is 3.20 characters per inch and the character height is 0.355 + 0.005 inch.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Mail Class
The Mail Class field contains the mail class information, such as F, which represents First Class. The character density is 5.06 characters per inch and the character height is 0.287 + 0.005 inch.
Bin/Dock Number
The Bin/Dock number is a two (2) digit inverted numeric field available to the mail facility for assistance in handling processed mail. The character density is 6.75 characters per inch and the character height is 0.177 + 0.005 inch.
HAZMAT or PERISH In Place of Bin/Dock Number
If the mailpiece has hazardous or perishable contents, the words HAZMAT or PERISH will be printed in place of the Bin / Dock Number space. The character density is 4.34 characters per inch and the character height is 0.275 + 0.005 inch. Figure 3-9 shows a HAZMAT label sample.
Destination ZIP Code
The destination ZIP Code is a three-digit code that identifies ZIP Codes. The character density is 4.3 characters per inch and the character height is 0.275 + 0.005 inch.
Label Stock Specifications
The label shall have the following face, adhesive, and liner specifications.
Face Stock
The Face stock shall have the following characteristics

Type	High Speed Thermal Paper
Caliper	0.0035” ± 10%
Basis Weight	44lb / 3000 ft2 ± 10%
Color	White
Image	Black
Background Reflectance	80% minimum at 633 nanometers
Print Constant Signal	85% minimum at 633 nanometers
Dimensions	3.125 +0.125 / -0.000 x 5.00 +0.25 / -0.00 inches
Table 3-9. Face Stock Characteristics
Adhesive
The adhesive shall have the following characteristics

Type	Removable Acrylic
Caliper	0.0004” ± 10%
Basis Weight	7.0lb / 3000 ft2 ± 10%
Peel Release	10 – 50 g (2” width, 180°, 300 ipm)
Adhesion	Adhesiveness must be strong enough to adhere to the polyurethane tub lid when applied by the applicator on the AAA systems, but permit the removal from corrugated cardboard sleeves of the MM Tray without extensive damage to the sleeve.
Table 3-10. Adhesive Characteristics
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Liner
The Liner shall have the following characteristics

Type	Semi-bleached Kraft, CIS Silicone
Caliper	0.0024" ± 10%
Basis Weight	42.0 lb / 3000 ft2 ± 10%
Table 3-11. Liner Characteristics
Storage
All label Stock characteristics shall be retained after 6 months of storage in the original container, when stored in an environment having a temperature of -40° to 120° F, and relative humidity of 5 to 95%.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Diagram of label]
Figure 3-2. D&R Label Layout, One Leg
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Diagram of label]
Figure 3-3. D&R Label Layout, Two Legs
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Diagram of label]
Figure 3-4. D&R Label Layout, Three Legs
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Scanned picture of label]
Figure 3-6. D&R Label Sample, One Leg
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Scanned picture of label]
Figure 3-7. D&R Label Sample, Two Legs
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Scanned picture of label]
Figure 3-8. D&R Label Sample, Three Legs
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[Scanned picture of label]
Figure 3-9. HAZMAT/PERISH D&R Label Sample
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ATTACHMENT VII TO OPERATING SPECIFICATIONS
DANGEROUS GOODS, REGISTERED MAIL AND LIVE ANIMAL
PROCEDURES
DANGEROUS GOODS (DG)
Beginning with the October 2006 schedule block, FedEx will accept dangerous goods (DG) from the USPS for transportation through the FedEx network. Dangerous goods will be accepted as a night only (Mon-Fri) movement. FedEx will only accept inaccessible dangerous goods from the USPS based on USPS Domestic Mail Manual, section 601.10, as stated on June 19, 2006 with the following exceptions: 1). USPS must comply with FedEx variations to the IATA DG regulations as stated in the Variations section of the regulations. 2). FedEx will not accept any Used Sharps. Any future changes will be reviewed and must be acceptable to FedEx prior to implementation.
Due to FAA paperwork and container build up requirements at FedEx ramp locations, the tender of all DG will be no less than two hours prior to aircraft departure. The destination tender of DG will be with scheduled mail tender. FedEx reserves the right to reject or tender back any shipment that is damaged or may compromise the safety of or have a negative impact on any FedEx operations.
REGISTERED MAIL (RML)
Beginning with the October 2006 schedule block, FedEx will change from the specific market test phase of transporting USPS registered mail to system-wide transportation of registered mail. Registered mail will be accepted on the Tuesday through Sunday daysort operations only. FedEx will not accept any Coded Outside shipments. All other Outsides must have RML stickers attached, preferably next to the D&R tag.
The Registered mail process will involve a tender from the USPS to the THS. The THS will build “mixed” or “bypass” containers. Trucking markets will tender direct to the designated inbound hub. RML containers will be part of the matrix plus flex and will be tendered based on the AOP. Destination tender of RML will be to the THS following normal tender procedures.
LIVES
Beginning with the October 2006 schedule block, FedEx will accept Live Animal shipments from the USPS for transportation through the FedEx network. Live Animal acceptance is per USPS Domestic Mail Manual, section 9.3, as stated on June 19, 2006 for live animal movement by “air only”. Packaging and tendering procedures by the THS are attached as Schedule 1. Any future changes will be reviewed and must be acceptable to FedEx prior to implementation.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Live shipments will be accepted on the day network Tuesday through Saturday and the night network Monday through Friday only. Due to potential extended delivery times, FedEx will not accept any Live Animal shipments the day before a holiday. FedEx reserves the right to reject or tender back to USPS any Live Animal shipment that is damaged or may compromise the safety of or have a negative impact on any FedEx operations. To protect the shipment contents, Live Animals will only be planned to move on FedEx aircraft. Based on potential system form changes to trucking lanes, FedEx reserves the right to restrict or modify lane flows on a monthly basis. Live Animal volume should be planned within the USPS forecast provided to FedEx. The cubic feet required for Live Animals will be part of the monthly matrix plan.
The USPS will be required to supply the THS and FedEx hub/ramp locations with spacers or other required equipment for the loading of Live Animal shipments as needed. The USPS will also be required to supply the THS and FedEx hub/ramp locations a determined number of coverings of loosely woven material for covering of Lives shipments in weather events to/from THS and aircraft at ramp locations and to/from aircraft at all FedEx hub locations. FedEx will not be responsible for loss claims. The destination tender of Lives will be with the scheduled mail tender.
USPS shall ensure that the THS follow the procedures set forth in Schedule 1 to this Attachment VII when tendering live animal shipments to FedEx.
Day Network
All animal shipments must be tendered to FedEx on an aircraft pallet per the market aircraft type (see Table 1.), except for Bee shipments tendered for 727 aircraft as stated in the THS Tender Document. The pallet types and aircraft assignment per market will be provided by FedEx at each local DAGGER meeting prior to a new schedule block. Tender will be at the final published AOP time.
Night Network
FedEx will accept a maximum of 200 cf (approximately 20 pieces) of Live Animal pieces for loose loading at published AOP tender. For more than 200 cf, USPS will be required to tender no less than 2 hours prior to schedule aircraft departure. More time maybe required based on volume and local ramp circumstances.
For Day and Night Network tender, all bee shipments must be tendered separately from the other shipments so it can be loaded in the correct compartment of the aircraft due to crew safety reasons.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Table 1. Pallet to Container Equivalents.
All pallets must be netted. Lives cannot be covered with plastic.

			Base				Max
		ULD	Dimensions	Max	Billable	Average	Gross
Aircraft Type	Pallet Type	Equivalent	(inches)	Height	Cubic Feet	Tare	Weight	Comments
Narrow Body	PAG, P1P PLA, P9P	SAA AWX(1)	88“x125" 60.4“x125”	53" 53”	427 278	240 incl net 216 incl net	13,300 7,000	B27 height code B27 height code
Wide Body	PMC, PMP, P6P, P6Q PLA, P9P	AMJ Set of LD3’s	96“x125" 60.4“x125”	72" 64"(2)	590 278	260 incl net 216 incl net	15,000 7,000	NS2 height code LD height code
(1) Only available on limited aircraft
(2) Must be built to 64” tall.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE 1 TO ATTACHMENT VII
THS Tender Document
Live Animal Procedures
Operational Overview:
The USPS will tender live animal shipments to the Terminal Handling Service Providers (THS) starting with the October 2006 schedule for movement by FedEx Express. Live Animals will move through the FedEx system Tuesday through Saturday on the Day Network and Tuesday through Friday on the Night Network. Live Animals will not move on Sunday, or the day prior to a FedEx observed holiday. The THS will be required to load and tender the live animals in accordance with the procedures below.
Load Requirements:
Lives must be loaded on an aircraft pallet and can never be loaded in an aircraft container. The preferred pallet for all aircraft types is the PLA pallet (60.4” X 125”). Refer to table 1 for height restrictions per aircraft type. If volume dictates a larger pallet, refer to Table 1 based on aircraft type for your location. Consult the FedEx ramp for guidance.
The THS must build one PLA pallet Tuesday through Saturday for each Hub if there are Live Animal shipments moving to one of the FedEx Hubs that day. FedEx shall be responsible for balancing the supply of pallets.
Live Animals will be sorted within the FedEx system through the three Hubs: MEM, IND, and OAK. The safest route for the animals will be determined and indicated by URSA. The URSA on the D&R tag indicates the sort location for pallet load assignment.
     *Bee shipments must be tendered to FedEx separately. Tender procedures are as follows per aircraft type:
•	727 Aircraft — Up to 5 Bee packages can be tendered loose to FedEx. More than 5 Bee packages have to be tendered in an AYY container for load in the belly compartment. The container can contain other regular mail products to fill the cube of the container. The bee pieces are the last items loaded at the doorway of the container and the container door should remain off for proper air flow. Notification of the bee shipment will be indicated on the Live Animal Acceptance Checklist (covered in Tender section).

•	Widebody aircraft (A310, A300, MD/DC aircraft) — Bee shipments are loaded on a PLA pallet for load in the belly compartments. Pallets must be built per the pallet building guidelines below. A D&R tag for the pallet is attached to the cargo net. Bees can be loaded with other compatible animal shipments on the PLA pallet since the pallet will be loaded in the belly compartment.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Notification of the bee shipment will be indicated on the Live Animal Acceptance Checklist (covered in Tender section).
General Handling -
•	Live animal shipments cannot be placed inside closed FedEx ULDs
•	Live animal shipments must be shipped via pallet
•	Live animal shipments must be maintained in an upright position throughout the transportation process to prevent fatality
•	Do not accept or load any shipment that appears to be damaged
•	Always ensure 4” of air space around the perimeter of stacks of boxes to ensure adequate ventilation
•	Do not allow Live animal shipments to remain in direct sunlight for extended periods
•	Do not allow Live animal shipments to remain in drafty areas or exposed to exhaust
•	Do not place Live animal shipments near dry ice shipments
•	Do not cover Live animal shipments with any plastic
•	Do not place any other cargo on top of Live animal shipments
Pallet Building — (See Pallet Building Participate Manual for more details)
•	Pallet building for mail tender through FedEx network must be performed per Pallet building training provided by FedEx Training Department
•	Four inch spacers must be used around each stack of Lives to allow air flow in and around the Lives boxes
•	Ensure there is a minimum of 4” between Lives boxes and the edge of the pallet
•	When building an entire pallet of Lives, boxes are stacked to a maximum of nine high or the maximum pallet height per aircraft type which ever is less (see Table 1)
•	Stack Lives boxes so they remain level at all times
•	Never place plastic under cargo net covering any Lives shipments when building a pallet
•	Do not load any incompatible products (i.e. dangerous goods) on the same pallet position as Lives
•	When topping off a package built pallet with Lives, cover packages with plastic and netting to secure before building the Lives on top. Net Lives separately secured to the previously built pallet as not to crush the Lives but to prevent movement
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Container Destination and Routing Tags (D&R tags):
Each pallet must have a container D&R tag attached to the cargo net. The D&R tag is attached to a manila tag (supplied by USPS) and secured to the net with a cable tie. Animal pallets can be bypass or mixed.
Tender:
Live Animals are the last items to be tendered based on the market tender times. Animal tender times and location of the tender at the FedEx ramp is agreed upon at the DAGGER meeting. The tender location should be out of the direct weather elements. During inclement weather conditions for tug and dolly operations, animal pallets will be covered by a breathable tarp during transport. The tarp will be removed by the THS driver once the pallet is tendered at the designated location out of the elements at the FedEx ramp.
The THS driver and a designated FedEx representative will inspect the animal pallet for acceptance prior to THS driver’s departure. A Live Animal Acceptance Checklist will be filled out and signed by both the THS and FedEx employee. The acceptance inspection will include: airworthiness of the pallet, proper load procedures, and condition of packaging. FedEx has the right to deny acceptance of the entire pallet if the pallet is non-airworthy, load procedures are not followed per instructions in the pallet training material. FedEx has the right to deny an individual piece if the packaging is compromised.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B
RATE SCHEDULE
Pricing
A.	Day System pricing will be composed of three pricing components; Non-fuel transport, Fuel Transport and Package Handling.
1.  Non-fuel transport pricing will be based on the amount of Billable Volume. Non-fuel rates apply to ULD’s and Trucking Loose. The initial rate for each tier will be as set forth under the Column heading Year 1 and will escalate [ * ] per year beginning with the September Schedule Period, commencing with the September 2007 Schedule Period
The rates will be based on average daily cubic feet used per Schedule Period based on the following table:

Average Daily Cubic Feet
	Tier Range		Non Fuel Rate
	From	To	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

a.	For Handling Units that are accepted by FedEx as bulk loaded (not in ULDs) the weight from the Trans-Log File will be divided by [ * ] (“Conversion Factor”) and then multiplied by the appropriate non-fuel transport pricing rate. FedEx and USPS shall review the Conversion Factor on an annual basis to determine whether the [ * ] should be adjusted.

b.	Partial ULD’s will be credited at [ * ] of the non-fuel transport rate for the container identified in the applicable matrix.
2.  Fuel transport pricing will be based on the amount of Billable Volume. Fuel rates apply to ULD’s and Trucking Loose. The bill rate will be calculated based on the most recently published Producer Price Index defined below. Prior to each Schedule Period the Fuel transport pricing will be calculated as follows:
a.	Fuel transport pricing will be adjusted based on fluctuations in the Producer Price Index (PPI) for jet fuels as published by the US Department of Labor and Bureau of Labor Statistics (BLS) (Commodity Code 05 7203 (Not seasonally adjusted ))

b.	The base fuel transport price is [ * ] at a PPI of [ * ] in 1982 dollars.

c.	Fuel transport pricing adjustment factor is the ratio of the most recently published PPI to the base PPI.
Current PPI/Base PPI [ * ]
d.	The fuel transport price will be calculated by multiplying the base fuel transport price by the fuel price adjustment factor:
Fuel Adjustment Factor x Base Fuel Transport Price [ * ]
The fuel transport credit for Partial ULD’s will be as follows:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Fuel Adjustment Factor x Base Fuel Transport Price [ * ] x .50
For Handling Units that are accepted by FedEx as bulk loaded (not in ULDs) the Conversion Factor calculations will be made in the same manner as provided under paragraph A.1.a of this Exhibit.
In the event there are fewer than 1,000 records in the Trans-Log File by Day 3 of the billing process, FedEx will calculate the transportation charges using the ship day average weight per Handling Unit excluding ULDs for USPS products. If no Trans-Log File data is available for that operating day, FedEx will use the most recent same day of week weight per Handling Unit excluding ULDs to determine the transport charge. In the event that the type of ULD cannot be determined by the time of rating, FedEx will use the Schedule Period load plan to determine the container type.
3.  Package handling pricing on individual Handling Units, excluding ULDs, will be based on units unloaded, sorted, or reloaded by FedEx. The initial rate will be as set forth under the Column heading Year 1 in the table below and will escalate [ * ] each year beginning with the September Schedule Period commencing with the September 2007 Schedule Period.
The rates will be based on the following table:

Average Daily Cubic Feet
	Tier Range		Non Fuel Rate
	From	To	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

a.	The package handling fee will be charged to every Handling Unit, excluding ULDs, where FedEx has scanned the D&R Tag. There will be only one handling charge per scanned D&R tag. If FedEx must re-handle packages in a bypass container due to operational needs (e.g. change of aircraft gauge), billing will be adjusted and a credit will be issued to the USPS on the equivalent packages for the container type. The process for determining the credit entails reviewing the list of containers reported by FedEx as having been opened (“FedEx List”). FedEx will issue a credit to USPS for all items reported on the FedEx List. The credit will be made for the amount of handling charges assessed to USPS as based on the equivalent number of packages in the container type reported on the FedEx List. Equivalent packages given in the table below.

		Number of
Container	Cu/ft	Handling Units
AMJ	590	230
AYY	202	79
AYX	202	79
AKE	153	60
AVE	153	60
AWX	265	103
SAA	427	166
SAX	418	163
AAM	564	220
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The FedEx List will then be compared to the list developed by USPS which reflects the D&R Tags of each package scanned into a bypass container (“USPS List”). The bypass containers identified on the FedEx List will be compared to those reported on the USPS List and those appearing on both lists will be deleted from the USPS List to avoid the issuance of a duplicate credit. Subsequently, the USPS List will be reviewed and FedEx will then issue a credit in the amount of [ * ] of the handling charges for the packages reported on the remaining USPS List; provided, however, that no credit will be issued for any bypass containers destined to a Trucking Location or any bypass container with less than 10 pieces as indicated on the USPS List. The parties agree that the percentage amount to be credited may be revised based on mutual agreement.
b.	USPS shall be invoiced a handling charge of [ * ], for packages unloaded from By-pass ULDs which are destined to a Trucking Location. FedEx and USPS agree to the following methodology to simplify invoicing: FedEx will invoice USPS on the daily invoice at the contractual rate for all Handling Units, including packages unloaded from a By-Pass ULD destined for a Trucking Location. The List of Trucking Locations is provided on Attachment 1.
FedEx will then calculate a credit at the end of each day. The credit shall equal the difference between the Agreement’s base handling charge and the trucking location handling charge for the packages unloaded from a By-Pass ULD destined for a Trucking Location. The number of packages to be credited will be determined by taking the number of By-Pass ULD’s destined for a Trucking Location per Schedule Period as determined by the D&R Tags scanned multiplied by the packages per ULD type in the above table.

c.	USPS and FedEx each maintain lists of the type of ULD used to transport product tendered under the Agreement. USPS’s list is known as the assignment log and it lists the D&R Tag number for each ULD on such log FedEx obtains the ULD type when it performs a pick-up scan of the D&R tag on a ULD (“FedEx ULD Type”). The D&R tag numbers on such ULD’s are also listed on the FedEx Flight Data Record (“FDR”) The FedEx ULD Type is used to bill the cubic footage pursuant to the table above. In order to resolve discrepancies between ULD type as reported between FedEx and USPS, the parties agree that the FDR shall prevail. For those instances in which a D&R Tag reported by USPS is not located on the FDR, the parties agree that the cubic footage reported on the USPS assignment log will be compared to the cubic footage billed by FedEx. The difference between the two amounts shall be adjusted by [ * ] of the fuel and non-fuel charges. The parties agree that the adjustment percentage may be revised on mutual agreement.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

d.	USPS shall pay FedEx a fee for each Handling Unit which receives a HEX 84 scan. This fee shall be calculated in the monthly reconciliation using the applicable tier rates as follows:
[ * ] (Non-fuel transport rate + Fuel transport rate) + Package Handling rate
4.   Exception Mail.
If FedEx processes Exception Mail as described in Section 5.2.13 of Exhibit A, USPS agrees to pay [ * ] for each piece of Exception Mail, which is relabeled by FedEx using the SAMS unit;.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

B.	Night System pricing will be based on the weight of individual Handling Units.

1. The non-fuel	Rate/Lb
transport pricing
initial rate for
handling units will
escalate [ * ]
per year on the
September Schedule
Period commencing
with the September
2007 Schedule
Period.	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
The Handling Unit weight will be derived from the Trans-Log File. In the event that records are missing from the Trans-Log File by Day 3 of the billing process, FedEx will calculate the transportation charges using the ship day average weight per Handling Unit excluding ULDs for USPS products. If no Trans-Log File data is available for that operating day, FedEx will use the most recent same day of week weight per Handling Unit excluding ULDs to determine the transport charge.
2. Fuel transport pricing will be based on the weight accepted by FedEx and applies to all Handling Units. The bill rate will be calculated based on the most recently published Producer Price Index defined below. Prior to each Schedule Period the Fuel transport pricing will be calculated as follows:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

a.	Fuel transport pricing will be adjusted based on fluctuations in the Producer Price Index (PPI) for jet fuels as published by the US Department of Labor and Bureau of Labor Statistics (BLS) (Commodity Code 05 7203 (Not seasonally adjusted))

b.	The base fuel transport price is [ * ] at a PPI of [ * ] in 1982 dollars.

c.	Fuel transport pricing adjustment factor is the ratio of the current PPI to the base PPI.
Current PPI/Base PPI [ * ]
d.	The fuel transport price will be calculated by multiplying the base fuel transport price by the fuel price adjustment factor:
Fuel Adjustment Factor x Base Fuel Transport Price [ * ]
3.  Exception Mail
If FedEx processes Exception Mail as described in Section 8.2.8 of Exhibit A, USPS agrees to pay Fuel, Non-Fuel and Handling Charges for each piece of Exception Mail, which is relabeled by FedEx using the SAMS unit. The amount of the Handling Charge will be [ * ] per piece relabeled. Fuel and Non-Fuel rates as described in Sections B.1. and B.2 of this Exhibit will be discounted by [ * ]. The parties agree that the discount percentage may be revised on mutual agreement.
4.  Feeder Operations.
Handling Units transported to the Feeder Locations shall be subject to an additional charge per pound as listed in the following table. This charge shall be added to the Non-Fuel transport rate. Each time a Handing Unit originates or is destined to a Feeder Location, the charge shall be applied.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
Feeder Operations (the rate will escalate [ * ] per year on the September Schedule commencing with the September 2007 Schedule Period.	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
i)
5.  Acceptable Dangerous Goods
Pursuant to Section 8.1.6 of Exhibit A, FedEx agrees to accept for transport Acceptable Dangerous Goods on the Night-turn Operations. However, FedEx agrees that although it will invoice USPS for the transportation and handling of such items based on Night System rates, FedEx will make adjustments for such charges to reflect Day System rates. USPS agrees to track all shipments of Acceptable Dangerous Goods and submit to FedEx for an appropriate credit to be made in accordance with the revenue reconciliation process.
C.  Commencing March 2007 FedEx will provide lift from ONT or LAX to HNL. The A/C used will be either a MD 10-10 or MD 10-30 (minimum of 15,420 cu ft) or an MD11 (minimum of 18,398 cu ft).
1.	The Non Fuel Transport rate will initially be [ * ]/cu ft provided. The rate will escalate on the Schedule Period commencing with the September 2007 Schedule Period each year in accordance with the Day System Non Fuel Rate.

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8
HNL Non Fuel Transport Rate	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
2.	The Fuel Rate is [ * ]/cu feet and will be made in the same manner as provided under paragraph A.2. of this Exhibit.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

C.	Supplemental Bills
1.	Schedule Period Committed Volume for the Day-turn Network— if the Schedule Period Committed Volume is not achieved as described in paragraph 11.2 of the contract, FedEx will provide a supplemental bill for the difference between actual volume accepted by FedEx and the greater of the Minimum Guaranteed Volume or the Schedule Period Committed Volume as calculated in paragraph 11.2 of the contract. Day-turn Transport — fuel and non-fuel — charges will be calculated at the current rates on the difference between actual and the greater of the Minimum Guaranteed Volume or the Schedule Period Committed Volume as calculated in paragraph 11.2 of the contract.
2.	Minimum Guaranteed Volume for the Night-turn Network — if Minimum Guaranteed Volume is not achieved as described in paragraph 11.2 of the contract, FedEx will provide a supplemental bill for the difference between actual volume accepted by FedEx and the Minimum Guaranteed Volume for the Schedule Period as calculated in paragraph 11.2 of the contract. Night-turn Transport — fuel and non-fuel — charges will be calculated at the current rates on the difference between actual and Minimum Guaranteed Volume for a Schedule Period as calculated in paragraph 11.1 of the contract.
3.	ULD Damage — FedEx will provide a supplemental bill for containers damaged by the USPS as outlined in the Operations Specification. The supplemental bill will initially be for [ * ]/ULD damaged for damage to the upper portion of the ULD and for [ * ]/ULD damaged for damage to the base of the ULD.
4.	Read Rate Discrepancy — if a read rate discrepancy occurs as described in the Operations Specification, FedEx will provide a supplemental bill based on the percentage of misreads greater than the standard rate. The rate will apply to product accepted for the periods after the 10 day cure period and prior to problem resolution.
Current Read Rate — Standard Read Rate = Read Rate Adjustment
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

a.	Day System Handling rate

Current Handling Rate * Read Rate Adjustment * Number of Handling Units

b.	Night System Handling rate —
Current per pound rate * Read Rate Adjustment * Number of Handling Units * .15

5.	Shuttle Rate — If USPS requests the addition or deletion of FedEx shuttle services between USPS and FedEx facilities the supplemental billing or credit rate will be calculated on transport mode and distance.
a.	CTV Shuttles will be charged at a rate of [ * ]/mile roundtrip with a minimum of [ * ]/trip.

b.	Tug and Dolly Shuttles will be charged at a rate of [ * ]/mile roundtrip with a minimum of [ * ]/trip.
6.	Day-turn Operations versus Night-turn Operations.

The parties acknowledge that the USPS contracts with third party handlers (“THS”) to build containers for product tendered to FedEx for the Day-turn Operations only (with exception of Anchorage, Alaska where THS builds containers for Day-turn and Night-turn Operations). THS scans the packages which are placed in such containers (“THS Scans”). THS Scans only occur on product destined for the Day Sort except as noted above. Therefore, the parties agree that FedEx shall refund 98.75% of the fuel and non-fuel charges on packages which are derived from THS Scans and rated as Night-turn Operations. Instead, such packages shall be rated and charged with handling charges for Day-turn Operations. The parties agree that the refund percentage may be revised on mutual agreement. Night-turn rated pieces without both THS and FedEx PSP scans will be reviewed to determine intended service. Both parties will resolve these issues using the current reconciliation process. The invoice will be adjusted accordingly.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.	Ad-Hoc Truck Volume.

The parties acknowledge that excess volume from origin locations is transported by truck to the hub or major sort location for processing during the Day-turn Operations. For purposes of rating, the parties agree that each truck shall be assumed to carry 3,000 cubic feet. The parties agree that this assumption may be revised on mutual agreement. FedEx will calculate the transportation charges to be added to the month-end revenue reconciliation for the volume on each truck as follows:
a.	3,000 cubic feet x non-fuel transport rate set forth in paragraph A, subparagraph 1 of this Exhibit; plus

b.	3,000 cubic feet x fuel transport rate set forth in paragraph A, subparagraph 2 of this Exhibit.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ATTACHMENT 1 TO EXHIBIT B
TRUCKING LOCATIONS
The Trucking Locations are as follows:
1.	[ * ]

2.	[ * ]

3.	[ * ]

4.	[ * ]

5.	[ * ]

6.	[ * ]

7.	[ * ]

8.	[ * ]
The list of Trucking Locations may be amended during the term of the Agreement by mutual agreement of the parties.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C
PAYMENT PROCEDURES
I.	Definitions

Capitalized terms not otherwise defined herein shall have the meaning set forth in Agreement.

II.	Reconciliation and Invoicing Process

Payment terms are ten calendar days following the close of the Shipping Period. The following procedures will be observed in the billing process:
1.	All data exchanges between USPS and FedEx for the reconciliation process will be performed electronically and sent to specified Mailboxes operated by each organization. Each file will have an individually specified transmission interval.

2.	For all files exchanged between FedEx and the USPS, any changes to layout or data definition must be communicated to the receiving party at a minimum of 60 calendar days prior to implementation or sooner if mutually agreed to.

3.	All file transfers must adhere to USPS Security & Privacy rules as well as all FedEx Data Protection policies.

4.	The reconciliation process will be:
a.	USPS completes shipment Day 0

b.	FedEx Revenue receives FedEx Scan Data on Day 1

c.	USPS Transmits Trans Log data to FedEx on Day 1. If unavailable, the process continues.

d.	FedEx compares FedEx Scan data to Trans Log data:
•	Identifies any D&R Tags that were scanned and not in the original Trans Log data, and returns to USPS an UnMatched Scan file of all shipments FedEx moved that were not on the original Trans Log file on Day 2.

•	In the event that no records are unmatched, an empty UnMatched Scan file will be transmitted. If unavailable to USPS, FedEx will decide whether to continue the process without UnMatched Scan file or delay the Revenue Reconciliation process.
e.	USPS will research the UnMatched Scan file and return an UnMatched Found file and UnMatched Not Found file on Day 3.
f.	FedEx will calculate all applicable charges using:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

•	Trans Log data, UnMatched Found data, and for UnMatched Not Found FedEx will use a previous ship day of week data for charge purposes and send back to the USPS the Reconcile file on Day 4. The Reconciliation file will include all shipments, both Matched and UnMatched.
g.	Steps B through F will be repeated for each Shipping Day. On the fourth business day following the last day of the Shipping Period (Friday), FedEx and the USPS must have reconciled the entire Shipping Period.
h.	On the tenth day (unless the tenth day is a USPS holiday, in which case, the eleventh day) following the close of the Shipping Period USPS will make an electronic funds transfer “File and Funds” for the entire amount charged in the Reconcile files to FedEx for the Shipping Period closed.
i.	In order to accommodate the differences between the manner in which the USPS and FedEx systems round the calculation of shipping charges, the parties agree to tolerate variations of up to $1.00 between the amount billed and the amount paid per Shipping Period.
III.	Rate Structures

Supplemental Charges may be assessed each Schedule Period for:
1.	Minimum Guaranteed Volume.
2.	ULD Damage.

3.	Read-Rate.

4.	Shuttle Charges

5.	Charters

6.	Ad-Hoc Truck Volume
The amount to be charged is the amount determined in accordance with the Agreement, the Operations Specifications and Exhibit B.
IV.	Data File Requirements
Minimum data required for each file transmitted between FedEx and the USPS is as follows:
1.	Trans Log file — D&R barcode, origin zip, destination zip, ship date, weight (if a piece), and Bypass or Non-Bypass container indicator (if container)

2.	UnMatched file — D&R barcode, scan date

3.	Found file — same as Trans Log file
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.	Not Found file — same as UnMatched file

5.	Reconcile file — D&R barcode, origin zip, destination zip, ship date, weight (if a piece), and Bypass or Non-Bypass container indicator (if container), Transportation charge, Handling charge, Fuel charge, applicable revenue scans used in the revenue reconciliation process and amount Excisable
V.	Issue Scenarios

Issue Scenarios and Actions define potential Issues that may arise during normal activities between the USPS and FedEx and the actions that should be taken by either the USPS or FedEx.
1.	If amounts remain in dispute after the reconciliation process, such dispute will be resolved pursuant to the provisions of Article 3 of the Agreement.
2.	Inability to Send or Receive Data Files at specified transmission time interval:
•	If initiated by USPS, contact Contract Administrator Support, Worldwide Revenue Operations, FedEx.

•	If initiated by FedEx, contact IP Program Manager, Network Ops Mgmt, USPS.
3.	USPS EFT was not successful:
•	If initiated by FedEx, contact Supervisor, Accounts Payables, Transportation, USPS.

•	If initiated by USPS, contact Contract Administrator, Worldwide Revenue Operations, FedEx.
4.	EFT amount does not match the reconciled amount:
•	If EFT amount is greater than reconciled amount, contact Contract Administrator, Worldwide Revenue Operations, FedEx.

•	If EFT amount less than reconciled amount, contact Supervisor, Accounts Payables, Transportation, USPS.
5.	USPS unable to transmit Trans Log data to FedEx by specified transmission time:
•	FedEx will identify D&R Tags not on the Trans-Log File provide by USPS and notify USPS in the FedEx UnMatched File.

•	USPS researches (attempts to find missing Trans-Log data). If Trans-Log data is not available, USPS uses FedEx data as unequivocal proof as FedEx has moved and processed USPS product.

•	USPS will default to FedEx data when they are unable to provide Trans-Log data within the defined Reconciliation Period (three days following the shipment day). FedEx will charge the Average Weight as defined in Section III (Rate Structure) for the product tendered by the USPS to FedEx for any D&R Tag that USPS cannot provide a Trans-Log data record.
6.	In the event there is a catastrophic equipment and/or system failure:
•	FedEx will provide an electronic file to USPS identifying all D&R Tags which FedEx scanned and that were lost in such catastrophic equipment or system failure.

•	FedEx will notify Manager, Logistics, of USPS.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT D
MEDIATOR LIST
[THIS DOCUMENT IS TO BE PROVIDED IN ACCORDANCE WITH AGREEMENT]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT E
FORM OF
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (“Agreement”), made and entered into as of the ___day of ___, 2006, by and among Federal Express Corporation, a Delaware Corporation, (“FedEx”), the United States Postal Service, an independent establishment of the United States of America (“USPS”), and ___, a ___corporation (“Escrow Holder”);
W I T N E S S E T H:
WHEREAS, FedEx and USPS have entered into that certain Transportation Agreement dated as of ___, 2006 (“Transportation Agreement”), pursuant to which FedEx has agreed to provide and USPS has agreed to purchase certain transportation services, pursuant to the terms of the Transportation Agreement.
WHEREAS, in accordance with the terms and conditions of the Transportation Agreement, each party has agreed to deposit into escrow with Escrow Holder amounts that represent a portion of certain disputed claims as more fully described in Article 3 and Section 7.4 of the Transportation Agreement. Such sum together with any and all additions thereto and interest and earnings thereon being referred to herein as the “Escrow Money”), to be held, invested and disbursed by Escrow Holder in accordance with the terms and conditions of this Agreement; and
WHEREAS, Escrow Holder agrees to act as escrow agent to hold, administer, invest and disburse the Escrow Money on the terms and conditions herein set forth;
NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants of the parties contained herein, the parties hereto agree as follows:
1. Administration and Investment of Escrow Money. (a) Escrow Holder shall hold, administer and disburse the Escrow Money pursuant to this Agreement. Escrow Holder shall invest the Escrow Money as instructed by the party depositing the funds (the “Depositing Party”), and shall from time to time reinvest the Escrow Money as so instructed in writing by the Depositing Party, in United States securities, including Treasury Bills and United States Government guaranteed obligations, certificates of deposit, time or demand deposits, or repurchase agreements.
(b) Simultaneous with the delivery of the Escrow Money to Escrow Holder, the Depositing Party shall deliver to the other party a written statement specifically identifying the amount of the Escrow Money and any investment directions to the Escrow Holder.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2. Disbursement. (a) In accordance with the Transportation Agreement, FedEx and USPS shall promptly provide written notification to Escrow Holder executed by both parties of the disposition and disbursement of the Escrow Money (“Disbursement Notice”), and Escrow Holder may rely upon such Disbursement Notice or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Escrow Money to a particular party, in which event the Escrow Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
(b) Escrow Holder shall pay the entire Escrow Money in accordance with the instructions set forth in the Disbursement Notice not later than one (1) business day following receipt of the Disbursement Notice [as long as the current investment can be liquidated in one (1) business day] and this Agreement shall thereupon be null and void and the parties hereto shall have no further liability or obligations hereunder. The Escrow Money shall be released and delivered to the particular party from Escrow Holder upon Escrow Holder’s receipt of the Disbursement Notice as set forth in Section 2(b) above, despite any objection or potential objection by a party. The parties agree it shall have no right to bring any action against Escrow Holder which would have the effect of delaying, preventing, or in any way interrupting Escrow Holder’s delivery of the Escrow Money pursuant to this Section 2.
3. Escrow Agreement. (a) Escrow Holder will perform its obligations hereunder fairly and impartially according to the intent of the parties as herein expressed; provided, however, that Escrow Holder is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not be responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instructions, certificates or any other documents received by it, nor as to the identity, authority, or rights of any persons executing the same. Escrow Holder shall be entitled to rely at all times on instructions executed by both FedEx and USPS, as the case may be and as required hereunder, without any necessity of verifying the authority therefor. Notices given by or in the name of the Senior Vice President and General Counsel of FedEx shall be deemed given by FedEx. Notices given by the Senior Vice President and General Counsel of USPS shall be deemed given by USPS.
(b) Escrow Holder shall not at any time be held liable for actions taken or omitted to be taken in good faith and without bad faith or gross negligence. FedEx and USPS agree to save and hold Escrow Holder harmless from any loss and from any claims or demands arising out of its actions hereunder and hereby agree to indemnify Escrow Holder from any claims or demands for losses arising out of its activities hereunder; provided, however, the indemnity set forth herein shall not apply to any actions taken or omitted to be taken with bad faith or gross negligence.
(c) It is further understood by FedEx and USPS that, if Escrow Holder shall become involved in litigation with respect to this Agreement or the Transportation Agreement, whether as the result of any disagreement between FedEx and USPS or adverse demands and claims being made by any of them upon Escrow Holder or otherwise, such parties agree that they, jointly and severally, are and shall be liable to Escrow Holder and shall reimburse Escrow Holder for the reasonable costs, expenses and counsel fees Escrow Holder shall incur or be compelled to pay by reason of such litigation. FedEx and USPS agree among themselves that each shall be responsible to advance one-half (1/2) of all amounts due Escrow Holder for its services as set forth in this Agreement, provided that any such advance by FedEx or USPS as the result of any dispute or litigation between them shall be without prejudice to their right to recover such amount as damages from the breaching party.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(d) In taking or omitting to take any action whatsoever hereunder, Escrow Holder shall be protected in relying upon any notice, paper, or other document reasonably believed by it to be genuine, or upon evidence deemed by it to be sufficient, and in no event shall Escrow Holder be liable hereunder for any act performed or omitted to be performed by it hereunder in the absence of gross negligence or bad faith. Escrow Holder may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without bad faith or gross negligence in accordance with the advice of such counsel.
4. Term of Agreement. The Escrow Holder is to receive the sum of ___Dollars ($___) for its services as Escrow Holder. Escrow Holder shall have the right to withhold from the Escrow Money funds to pay the escrow fee and any specific and identifiable charges incurred as a result of the establishment and maintenance of the escrow account required hereunder, including any safekeeping fees or service charges levied by it.
5. FDIC Waiver. [This section will be required if the Escrow Holder is a federal bank] (a) FedEx and USPS do hereby certify to Escrow Holder that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverages apply only to a cumulative maximum amount of One Hundred Thousand Dollars ($100,000.00) for each individual depositor for all of depositor’s accounts at the same or related institutions.
(b) FedEx and USPS understand and acknowledge that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit are not covered by FDIC insurance.
(c) FedEx and USPS understand and agree that Escrow Holder assumes no responsibility for, nor will FedEx and/or USPS hold Escrow Holder liable for, any loss occurring which arises from the fact that the amount of the escrow account established pursuant to this Agreement may cause the aggregate amount of any individual depositor’s accounts to exceed One Hundred Thousand Dollars ($100,000.00) and that the excess amount is not insured by the FDIC.
6. Term of Agreement. The term of this Agreement shall be from and after the date of this Agreement as hereinafter set forth to and including the earlier to occur of (i) the events set forth in Section 2 hereof; or (ii) the termination of this Agreement by written agreement of the parties hereto.
7. Notices. All notices, demands, requests or other communications which may or shall be given or served by any party to this Agreement upon any other parties to this Agreement, shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the U.S. mail, (b) sent by overnight delivery using Federal Express service or other nationally recognized overnight courier, in which case it shall be deemed delivered one (1) business day after deposit with such courier, (c) sent by facsimile, in which case notice shall be deemed delivered upon transmission of such notice (provided that confirmation of such transmission is evident), or (d) sent by personal delivery, in which case notice shall be deemed delivered upon personal delivery. Such notices, demands, requests or other communications shall be in writing and addressed to the following:
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IF TO FedEx:

Attn:

Telephone:

Facsimile:

With a copy to:	#	#

Attn:

Telephone:

Facsimile:

IF TO USPS:

Attn:

Telephone:

Facsimile:

With a copy to:	#	#

Attn:

Telephone:

Facsimile:

IF TO ESCROW HOLDER:

Attn:

Telephone:

Facsimile:

All parties shall have the right from time to time to designate by written notice to all other parties any other address or place where such notice, demand, or request be addressed.
8. Miscellaneous. (a) No party may assign its interest in or obligations under this Agreement except as may be permitted pursuant to the Transportation Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.
(b) This Agreement shall be construed under and governed by the laws of the State of Tennessee and, in the event that any provision hereof shall be deemed illegal or unenforceable, said provision shall
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

be severed herefrom and the remainder of this Agreement shall be enforced in accordance with the intent of the parties as herein expressed.
(c) This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.
(d) Terms not specifically defined herein shall have the meanings attributed to such terms in the Transportation Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their respective, duly-authorized representatives as of the date signed by FedEx or USPS (whichever occurs later, as indicated below).

FEDERAL EXPRESS CORPORATION:

By:

Title:

Date of Signature:

UNITED STATES POSTAL SERVICE:

By:

Title:

Date of Signature:

ESCROW HOLDER:

By:

Title:

Date of Signature:

*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT F
Investigative/Security Protocol and Guidelines U.S. Postal Inspection
Service and FedEx Express Security
This document contains the protocol and guidelines that will be used by the U,S. Postal Inspection Service (“Inspection Service”) and Federal Express Corporation (“FedEx Express”), Security, to address U.S. Mail investigations and security matters related to the Transportation Agreement which commences September 25, 2006 between FedEx Express and the United States Postal Service (“USPS”) (“the Agreement”). These guidelines are not intended to be all-inclusive but are designed to provide a broad framework that will allow flexibility for the parties to accomplish their respective security and investigative missions. In no event should this protocol be construed as an expansion of FedEx Express’ obligations or the Inspection Service’s authority under applicable law or regulation or to expand either party’s rights or obligations under the Agreements. For purposes of this protocol, the term “mail” shall mean any item that is tendered to FedEx Express by USPS for transport pursuant to the terms of the Agreement This protocol is based on open communication and cooperation between the parties at each organizational level to the fullest extent possible in postal related matters.
Coordination
1.	The local contact points for the coordination of any mail related investigations and security issues related to this alliance will be at the FedEx Express Regional Security Director level and the Inspection Service Division level. (Attachments A- lnspection Service and Attachment B — FedEx Express Security).
2.	The FedEx Express Vice President Customer Security Services and the Inspection Service Deputy Chief Inspector for Investigations, or their designee, will address all policy issues and any investigative or operational issues not resolved at the local level. If these parties cannot reach an understanding, the provisions on dispute resolution set forth in Article 3 of the respective Agreements shall control.
Communication
1.	FedEx Express Security will notify the appropriate Inspection Service Division of any known theft, vandalism or criminal activity involving the mails while in the custody of FedEx Express.
2.	The Inspection Service Division will notify the appropriate FedEx Express Security Director of any criminal activity or security issues related to FedEx Express or USPS customers and employees occurring on USPS owned or leased property.
3.	The parties will cooperate and assist, subject to the terms and conditions hereof and on a commercially reasonable basis, with relevant security and investigative information related to the transportation and handling of the mail on USPS owned or leased property.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Security of U.S. Mails
1.	Except as otherwise permitted by law or provided herein, mail while in the custody of FedEx Express, its employees or agents, may not be opened, searched or seized unless expressly authorized by a Postal Inspector. In situations where other law enforcement agencies request access to the mails, a properly executed federal search warrant is required. FedEx Express shall attempt to notify a Postal Inspector of any warrants served for mail in the custody of FedEx Express before coordinating the warrant execution.
2.	Address information from the mail in the custody end control of FedEx Express may not be recorded or disclosed by FedEx Express employees, except as required for operational purposes regarding the sortation and transportation of the mail. Address information from the mail may only be disclosed to another law enforcement or government agency upon express approval by a Postal Inspector in accordance with USPS regulations. FedEx Express shall notify a Postal Inspector of all requests from law enforcement for information about mail in the custody of FedEx Express.
3.	In situations where FedEx Express has reason to believe that mail contains dangerous and injurious contents (including hazmat) that pose potential danger to FedEx Express employees, equipment, products or facilities, FedEx Express may take actions necessary to secure the item and minimize the risk. In these situations, the Inspection Service will be immediately notified and FedEx Express and the Inspection Service will coordinate the disposition of the item.
Investigations
1.	FedEx Express Security will notify the Inspection Service of all investigative and security issues involving the mails in the custody of FedEx Express.
2.	The Inspection Service will be responsible for conducting all criminal investigations involving the theft or obstruction of mail or contraband found in the mails while in the FedEx Express system and for criminal activities directed at FedEx Express customers, or employees on USPS owned or leased property.
Criminal and Administrative Proceedings
1.	FedEx Express Security (subject to the receipt of a properly issued subpoena or other similar “compulsions to appear”) and Inspection Service personnel will serve as witnesses in criminal and administrative proceedings that result from these investigations.
Access to FedEx Operations Facilities, Personnel and Loss Data
1.	Subject always to the matters addressed under the heading Noninterference, FedEx Express Security will provide the Inspection Service access to its facilities, operations, and records when necessary for investigations involving the mails, pursuant to Article 9.4 of the Agreement. The Inspection Service will provide reasonable advance notice to FedEx Express for access for its investigative or security purposes.
2.	FedEx Express Security will coordinate interviews of its employees with the Inspection Service relevant to their investigations involving the mails as required. FedEx Express Security may not participate in custodial interviews conducted by Postal Inspectors; provided, however, FedEx may be present at any non-custodial or witness interviews of any FedEx Express employee conducted by Postal Inspectors.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.	Investigative reports prepared by FedEx Express Security may be provided to the Inspection Service in response to a validly issued subpoena after the FedEx Express investigation has been completed. FedEx Express management will make independent determinations about the discipline or discharge of any FedEx Express employee. The Inspection Service shall not attempt to dictate, direct or carry out such actions.
4.	The Inspection Service will provide its investigative reports to FedEx Express through the USPS Contracting Officer and will provide an information copy directly to FedEx Express Security.
Surveillance Operations
1.	FedEx Express security will provide access to its CCTV systems and assist the Inspection Service with the installation of temporary camera systems required in investigations involving the mails. The installation of Inspection Service camera systems will be in compliance with federal and state laws governing video surveillance investigations and reasonable expectations of privacy in the workplace.
2.	Upon request by FedEx Express Security, the Inspection Service will share the information obtained from the use of its investigative camera systems installed in FedEx Express facilities and other surveillance equipment used in their investigations.
Undercover Operations
1.	FedEx Express Security may, subject to the heading Noninterference below, authorize the placement of Inspection Service undercover personnel in its facilities where deemed necessary for investigations involving the mails.
2.	In accordance with the provisions of Section 12.1 of the Transportation Agreement, USPS will defend and indemnify FedEx for any loss, damage or other liability arising from the use of undercover personnel in FedEx facilities.
Contingency Planning and Notification
1.	FedEx Express Security will ensure the Inspection Service is listed as a party to be notified in its critical incident or contingency plans related to the loss, destruction, or delay of the mails caused by catastrophic losses of an aircraft or other vehicle transporting the mail, or a FedEx Express facility. FedEx Express Security will cooperate with the Inspection Service in the recovery of the mail where necessary.
Overgoods Operations
1.	FedEx Express Security will provide security to any identified mail or mail contents processed in its overgoods operations and will ensure its transfer to the USPS in accordance with local operating plans.
2.	When directly relevant to mail security end investigations, FedEx Express Security may, in its sole discretion, provide information to the Inspection Service regarding related losses of FedEx product identified in its overgoods operations.
Protection and Disclosure of Information from Investigations
1.	FedEx Express Security and the Inspection Service agree to protect all information obtained in the course of their respective investigations from unauthorized disclosure. Any proprietary or privileged sensitive information obtained during the course of an investigation will be handled in accordance with article 17 of the Transportation Agreement.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.	All information related to Inspection Service investigations involving mail in the FedEx Express system or investigations of FedEx Express employees, will be maintained in the Inspection Service Investigative File System as prescribed by the Privacy Act of 1974, 5 U.S.C. 552a. Any requests by third parties for records maintained in this system will be processed in accordance with requirements of the Privacy Act.
3.	All public disclosures of information related to investigations conducted by the Inspection Service and FedEx Express security, including media requests or press releases, will be coordinated between the Inspection Service and FedEx Express Media Relations in accordance with a mutually agreed communications plan.
Noninterference
1.	The Inspection Service agrees that in the exercise of its rights under this protocol it will not unreasonably disrupt or interfere with any FedEx Express operations.
Modifications
1.	This protocol and guidelines may be modified based on the mutual agreement of FedEx Express Security and the Inspection Service.

Kenneth W. Newman Deputy Chief Inspector Investigations U.S. Postal Inspection Service	Terrell L. Harris Federal Express Corporation Vice President Customer Security Services
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Attachment A
[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Attachment B
Regional Directors
FedEx Express Security
[ * ]
Southern & Eastern Regions
1790 Kirby Parkway, Suite #500
Memphis, TN 38138
[ * ]
[ * ]
Western Region
4200 Regent Blvd.
Building C, 2nd Floor
Irving, TX 75063
[ * ]
[ * ]
Central Region
1100 Lake-Cook Blvd., 4th Floor
Buffalo Grove, IL 60089
[ * ]
[ * ]
Corporate
3610 Hacks Cross Rd.
Building A, 1st Floor
Memphis, TN 38125
[ * ]
[ * ]
International
3620 Hacks Cross Rd.
Building B, 3rd Floor
Memphis, TN 38125
[ * ]
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT G — SERVICE LEVEL PROCEDURES
Current Final Service Level Report Elements And Calculations
DAY
Area = Area as defined by USPS structure
Scanned = Total Number of D&Rs scanned (for the time period)
Failed = Total Number of D&Rs where the Delivery timestamp is greater than the Commit timestamp (for the time period)
NDSP = Total Number of D&Rs where no valid DSP exists at the Est Del Loc or Surrogate (for the time period)
SVC% = (Total Scanned-Total Failed-NDSP)/(Total Scanned-NDSP)
Total Cu Ft = Total Cu Ft associated with Total Number of D&Rs scanned (for the time period)
Failed Cu Ft = Total Failed Cu Ft associated with Total Number of D&Rs scanned for the time period where the Delivery time stamp is greater than the Commit timestamp (for the time period)
NDSP Cu Ft = Total Cu Ft associated with Total Number of D&Rs scanned where no valid DSP exists at the Est Del Loc or Surrogate
Cu Ft SVC% = (Total Cu Ft-Total Failed Cu Ft-Total NDSP Cu Ft)/(Total Cu Ft-Total NDSP Cu Ft)
Day Component Measurements
Bypass ULD service commences with the PSP scan at origin. The Bypass DSP is compared to the market commitment time for the planned destination or the surrogate delivery location to determine service. The DSP scan must be by the Market Service Level Commit time at the delivery location or surrogate location or it fails service.
To adjust service for the absence of the PSP, FedEx looks up all the BYPASS ULDs that miss the sort to ensure they received a PSP scan. If it does not have a PSP scan, the cubic footage will be included in the service adjustment at the end of the month along with the Mixed cubic feet.
Mixed ULD service is not measured since mixed ULDs terminate at the hub. Service is measured for the contents of Mixed ULD’s. Because FedEx’s first scan on these pieces is a Hub scan, service commences at the hub. Since this process does not account for service failures for transportation into the hub, a process has been developed to account for mixed product missing the hub sort.
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

MIXED Cubic Feet Missing Day Sort Adjustment Process
After the close of the service period all MIXED cubic footage missing a DAY sort is doubled and added to the Failed Cu Ft total for that operating month. It is doubled because the clock starts with the first Hub scan. If a MIXED container misses the sort the clock does not start until the next day when inducted into the sort. Example: MIXED AKE1234 misses Tuesday Day Sort and is rolled to Wednesday Day Sort. It will appear on time for the Wednesday delivery date if not adjusted, when in reality is it should fail for the scheduled delivery day of Tuesday.
As part of reconciliation, at the end of each service period, FedEx will identify all mixed ULD D&Rs that fail service. This information will be provided daily Monday through Friday. The USPS will use THS build scans to identify destination cubic feet for product in these mixed ULDs. FedEx will make adjustments weekly to monitor the Service Level by Destination Market. The USPS will forward the lane specific information to FedEx no less than once per week and FedEx will adjust lanes that have failed the service period service.
Misrouted containers built at the hub with sorted product are counted as a service failure if the delivery location differs from the planned destination or the surrogate location. The DSP scan must be by the Market Service Level Commit time or it fails service.
Trucked product is delivered to the Hub and does not receive a PSP. Service measurement begins at the Hub with the Hub scan. These pieces are then sorted and service is measured the same as the mixed product.
A Hex 84 scan is put on a package when it is transported incorrectly to the either IND or OAK hubs. If the USPS is at fault and the piece was sent to the wrong hub, these pieces will be excluded from service measurement. If FedEx was at fault and the pieces were sent to the wrong Hub or if FedEx misroutes a container to the wrong hub and it cannot move to the proper destination it is counted as a service failure.
Service for Offshore Locations
The Market Service Commitment Time provided for in Attachments 1 (Day Product Area Operating Plan) and 2 (Night Product Area Operating Plan) to Exhibit A for volume to or from the Offshore Locations will be adjusted by an additional [ * ] and the Market Service Commitment time for each such shipment shall be adjusted accordingly. If USPS requests FedEx to accept for transport an amount in excess of the maximum volumes for the Offshore Locations but FedEx is unable to transport the excess volume to such destination by such adjusted Market Service Commitment Time, FedEx shall
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

tender such excess volume to the gateway for the destination not later than the adjusted Market Service Commitment Time. The gateway locations for the following destinations are:

	Destination	Gateway
i)	San Juan, PR	Miami, FL and Newark, NJ
ii)	Honolulu, HI	Ontario, CA
iii)	Anchorage, AK	Seattle, WA
If USPS requests FedEx to hold volume for the Offshore locations in Memphis or one of the Gateway’s for movement on a Charter flight to one of the Offshore locations the volume will receive a DSP scan where the traffic is accumulated in Memphis or at the Gateway location.
FedEx will tender weekend volume Day product as outlined in Exhibit A, Section 5.2.11
NIGHT
Area = Area as defined by USPS structure
Scanned = Total Number of D&Rs scanned (for the time period)
Failed = Total Number of D&Rs where the Delivery timestamp is greater than the Commit timestamp (for the time period)
NDSP = Total Number of D&Rs where no valid DSP exists at the Est Del Loc or Surrogate (for the time period)
SVC% = (Total Scanned-Total Failed-NDSP)/(Total Scanned-NDSP)
Total Billable Weight = Total Billable Weight associated with Total Number of D&Rs scanned (for the time period)
Failed Billable Weight = Total Failed Billable Weight associated with Total Number of D&Rs scanned for the time period where the Delivery time stamp is greater than the Commit timestamp (for the time period)
NDSP Billable Weight = Total Billable Weight associated with Total Number of D&Rs scanned where no valid DSP exists at the Est Del Loc or Surrogate
Billable Weight SVC% = (Total Billable Weight-Total Failed Billable Weight-Total NDSP Billable Weight)/(Total Billable Weight-Total NDSP Billable Weight)
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Current Adjustment Procedures:
Disaster Delays or Severe Weather/Airport Closures
All cubic footage or billable weight elements are removed completely from the effected service. Example: BOS Ramp is closed on Tuesday due to airport closure for 4 feet of snow during the Day Sort arrival window. BOS flight is diverted and does not arrive BOS until Wednesday. All cubic footage for BOS is removed from the Final Service Level Report for Tuesday.
Changes to Final Service Level Report Elements and Calculations to a By Lane Metric
Report structure will not change
Calculations for service percentages will not change.
The Final Monthly Service Level Report will be used to identify destination locations below [ * ].
A Service Penalty will be paid for each destination location failing to achieve a controllable service level of [ * ] for the month. The service level by destination location is excluded in December and adjusted to [ * ] for the month January annually.
For each market that falls below the Service Level Commitment for a month, the Service Level will be recalculated, excluding those days when Service Level was impacted by an event beyond the control of FedEx such as Air Traffic Control or Weather delays
*	Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.